Exhibit 10(g)

INVACARE
RETIREMENT SAVINGS PLAN

Effective:  January 1, 2001

TABLE OF CONTENTS

ARTICLE NO.
NAME AND PURPOSE	1
DEFINITIONS	2
PARTICIPATING EMPLOYERS	3
ELIGIBILITY AND PARTICIPATION	4
SALARY DEFERRAL CONTRIBUTIONS	5
PARTICIPATING EMPLOYER CONTRIBUTIONS	6
TRUST FUNDS AND DIRECTION OF INVESTMENT	7
ACCOUNTS	8
WITHDRAWALS FROM ACCOUNTS	9
HARDSHIP DISTRIBUTIONS	10
PARTICIPANT LOANS	11
TERMINATION OF EMPLOYMENT	12
RETIREMENT AND DISABILITY BENEFITS	13
DEATH BENEFITS	14
DISTRIBUTIONS	15
ADMINISTRATION	16
PROHIBITION AGAINST ALIENATION	17
AMENDMENT AND TERMINATION	18
LIMITATIONS ON CONTRIBUTIONS	19
LIMITATION ON ANNUAL ADDITIONS	20
ROLLOVERS AND TRANSFERS INVOLVING OTHER
QUALIFIED RETIREMENT PLANS	21
SPECIAL PROVISIONS WITH RESPECT TO SHARES	22
TOP-HEAVY PROVISIONS	23
MISCELLANEOUS	24

TABLE OF CONTENTS

ARTICLE NO.
ACCOUNTS	8
ADMINISTRATION	16
AMENDMENT AND TERMINATION	18
DEATH BENEFITS	14
DEFINITIONS	2
DISTRIBUTIONS	15
ELIGIBILITY AND PARTICIPATION	4
HARDSHIP DISTRIBUTIONS	10
LIMITATION ON ANNUAL ADDITIONS	20
LIMITATIONS ON CONTRIBUTIONS	19
MISCELLANEOUS	24
NAME AND PURPOSE	1
PARTICIPANT LOANS	11
PARTICIPATING EMPLOYER CONTRIBUTIONS	6
PARTICIPATING EMPLOYERS	3
PROHIBITION AGAINST ALIENATION	17
RETIREMENT AND DISABILITY BENEFITS	13
ROLLOVERS AND TRANSFERS INVOLVING OTHER
QUALIFIED RETIREMENT PLANS	21
SALARY DEFERRAL CONTRIBUTIONS	5
SPECIAL PROVISIONS WITH RESPECT TO SHARES	22
TERMINATION OF EMPLOYMENT	12
TOP-HEAVY PROVISIONS	23
TRUST FUNDS AND DIRECTION OF INVESTMENT	7
WITHDRAWALS FROM ACCOUNTS	9

AMENDMENT AND RESTATEMENT
OF THE
INVACARE CORPORATION
PROFIT SHARING AND SAVINGS TRUST AND PLAN
AS THE
INVACARE
RETIREMENT SAVINGS PLAN
THIS AMENDMENT AND RESTATEMENT is adopted by INVACARE CORPORATION, a corporation organized and existing under the laws of the State of Ohio  (hereinafter called the “Company”);

W I T N E S S E T H:
WHEREAS, effective January 1, 1988, the Company established the Invacare Corporation Profit Sharing and Savings Trust and Plan (hereinafter called the “Profit Sharing Plan”); and
WHEREAS, under the terms of the Plan, the Company reserved the right to amend the Plan by action of its Board of Directors; and
WHEREAS, it is the desire of the Company to amend and restate the Profit Sharing Plan in order to reflect the merger of the Invacare Corporation Employees’ Stock Bonus Trust and Plan into the Profit Sharing Plan, to bring the Profit Sharing Plan into compliance with the General Agreement on Tariffs and Trade, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Economic Growth and Tax Relief Reconciliation Act of 2001, and to make certain other desirable changes;

NOW, THEREFORE, in consideration of the mutual covenants, conditions and agreements herein contained, it is mutually agreed that the Profit Sharing Plan be amended and restated as the Invacare Retirement Savings Plan (hereinafter called the “Plan”), such Amendment and Restatement being generally effective as of the first day of January, 2001, as follows:

ARTICLE 1

NAME AND PURPOSE

1.1            Name and Purpose.  The name of this Plan shall be INVACARE RETIREMENT SAVINGS PLAN.  The purpose of this Plan is to provide benefits to the Participants in this Plan upon their retirement, termination of employment or the happening of certain contingencies as hereinafter described, to provide such other benefits to such Participants and their Beneficiaries as are hereinafter described and to provide such Participants with a method of acquiring a stock ownership interest in the Company, through the maintenance within this Plan of a stock bonus plan feature.

ARTICLE 2

DEFINITIONS

Unless the context otherwise indicates, the following terms used herein shall have the following meanings whenever used in this instrument:
2.1            Account or Accounts.  The word “Account” or “Accounts” shall mean “Salary Deferral Accounts”, “Matching Contribution Accounts”, “Stock Bonus Accounts”, “After-Tax Accounts”, “Profit Sharing Accounts”, “Employer Contribution Accounts”, and “Rollover Accounts”, as more fully described in Article 8 hereof.
2.2            Active Participant.  The words “Active Participant” shall mean, except as provided in Section 4.4, a Participant who is a Covered Employee.
2.3            Administrator.  The word “Administrator” shall mean the person or persons, corporation or partnership designated as Administrator under Article 16 hereof.
2.4            Adoption Date.  The words “Adoption Date” shall mean, with respect to a Participating Employer, the date as of which it shall have become a Participating Employer in accordance with Article 3 hereof.
2.5            Affiliate.  The word “Affiliate” shall mean any corporation or business organization during any period in which it is a member of a controlled group of corporations or trades or businesses which includes the Company within the meaning of Sections 414(b) and 414(c) of the Code, is a member of an affiliated service group which includes the Company within the meaning of Section 414(m) of the Code or is part of any other arrangement as defined in regulations under Section 414(o) of the Code which includes the Company, but, in each case, only during the periods any corporation or business organization would be so defined.

2.6            Allocation Date.  The words “Allocation Date” shall mean the last day of each calendar year quarter ending after the Restatement Date.
2.7            Alternate Payee.  The words “Alternate Payee” shall mean any spouse, former spouse, child or other dependent of a Participant or former Participant who is recognized by a Domestic Relations Order as having a right to receive all, or a portion of, such Participant’s or former Participant’s Account balances.
2.8            Annuity Elimination Date.  The words “Annuity Elimination Date” shall mean the later of:
(a)	September 1, 2001; and

(b)	ninety (90) days after a Summary of Material Modifications to this Plan is given to the Participants describing the elimination of annuity forms of payment.

2.9            Annuity Starting Date.  The words “Annuity Starting Date” shall mean for a Participant the first day of the first period for which he receives an amount as an annuity by reason of his retirement or Termination of Employment under the terms of this Plan, or in the case of a benefit which is not payable in the form of an annuity, the first day on which all events have occurred which entitled the Participant to such benefit.
2.10            Beneficiary.  The word “Beneficiary” shall mean any person, other than an Alternate Payee as defined in Section 2.7 hereof, who receives or is designated to receive payment of any benefit under the terms of this Plan because of the participation of another person in this Plan.
2.11            Board of Directors or Board.  The words “Board of Directors” or “Board” shall mean the board of directors of the Company.
2.12            Code.  The word “Code” shall mean the Internal Revenue Code of 1986, as such may be amended from time, and any lawful regulations or rulings thereunder.

2.13            Committee.  The word “Committee” shall mean the Administrative Committee which shall be invested by the Board of Directors with the power to administer the Plan as further provided in Article 16 hereof.
2.14            Company.  The word “Company” shall mean INVACARE CORPORATION or any successor corporation or business organization which shall assume the obligations of the Company under this Plan as provided herein with respect to the Participants.  Any actions which the Company is required or authorized to take hereunder shall be taken by the Board of Directors or any committee or officer duly authorized by the Board of Directors.
2.15            Compensation.  The word “Compensation” generally shall mean all remuneration paid in cash to a Participant during a Plan Year for services rendered to a Participating Employer, specifically including but not limited to wages, salaries, commissions, overtime, bonuses, whether discretionary or non-discretionary, incentive pay, vacation pay, severance (salary continuation) pay, holiday pay, and, short-term disability pay.  Compensation shall also be increased for salary reduction amounts which are excluded from the taxable income of the Participant under Sections 125, 132(f)(4), 402(e)(3) and 402(h) of the Code.
Compensation shall not include any of the following amounts:
(a)	expense reimbursements, expense allowances, or moving expenses;

(b)	any cash and non-cash fringe benefits and welfare benefits;

(c)	deferred compensation;

(d)	all amounts related to stock options, whether qualified or nonqualified;

(e)	miscellaneous earnings, including but not limited to periodic payments to certain Employees in lieu of a parking subsidy;

(f)	vacation pay in lieu of time off for Participants whose employment with the Participating Employers and Affiliates has terminated;

(g)	earnings or benefits paid on behalf of a deceased Participant;

(h)	prizes or awards;

(i)	unused sick pay;

(j)	automobile expenses;

(k)	tuition reimbursements; and

(l)	meal allowances.

Compensation also shall not include any remuneration paid to a Participant during a period in which he is not an Active Participant in this Plan.
In addition, a Participant’s Compensation shall not exceed One Hundred Seventy Thousand Dollars ($170,000.00) or, effective January 1, 2002, Two Hundred Thousand Dollars ($200,000) (plus any adjustment for cost-of-living or otherwise as shall be prescribed by the Secretary of the Treasury pursuant to Sections 401(a)(17)(B) and 415(d) of the Code).
2.16            Covered Employee.  The words “Covered Employee” shall mean any Employee of a Participating Employer, excluding:
(a)	an Employee whose terms and conditions of employment are covered by a collective bargaining agreement which does not require him to be included in this Plan;

(b)
an individual employed in a capacity categorized by the Company as a Leased Person, regardless of his status as may be determined otherwise by the Commissioner of the Internal Revenue Service or other government entity or any court or tribunal;

(c)	a temporary employee;

(d)
an Employee who is neither a resident nor a citizen of the United States of America and who receives no earned income, within the meaning of Code Section 911(b) from the Participating Employers or their Affiliates which constitutes income from sources within the United States, within the meaning of Code Section 861(a)(3) (“non-resident alien”);

(e)	an individual employed in a capacity categorized by the Company as an “independent contractor” pursuant to a written or oral agreement with a Participating Employer, regardless of his status as may be determined otherwise by the Commissioner of the Internal Revenue Service or other government entity; and

(f)	an Employee who is employed in accordance with an employment, consulting or other arrangement, the terms and conditions of which preclude his participation in this Plan.

Any such Employee shall cease to be a Covered Employee upon the earliest to occur of:
(a)	his Termination of Employment;

(b)	his ceasing to be employed by a Participating Employer;

(c)	the terms and conditions of his employment becoming covered by a collective bargaining agreement which does not require him to be included in this Plan;

(d)	his becoming a non-resident alien; or

(e)
his becoming a Leased Employee, an independent contractor or an Employee who is employed in accordance with an employment, consulting or other arrangement, the terms and conditions of which preclude his participation in this Plan.

2.17            Date of Hire.  The words “Date of Hire” shall mean the first day during which an Employee performs an Hour of service for a Participating Employer or any Affiliate for which he is directly or indirectly compensated or the first day for which the Employee is paid any back pay pursuant to an award or agreement.  In the case of a rehired Employee, “Date of Hire” shall mean the first day following his previous Termination of Employment during which the Employee performs an Hour of service for a Participating Employer or any Affiliate for which he is directly or indirectly compensated or the first day following his previous Termination of Employment for which the Employee is paid any back pay pursuant to an award or agreement.

2.18            Domestic Relations Order.  The words “Domestic Relations Order” shall mean, with respect to any Participant or former Participant, any judgment, decree or order (including approval of a property settlement agreement) which both:
(a)	relates to the provisions of child support, alimony payments or marital property rights to a spouse, former spouse, child or other dependent of the Participant or former Participant; and

(b)	is made pursuant to a State domestic relations law (including a community property law).

2.19            Effective Date.  The words “Effective Date” of this Plan shall mean January 1, 1988.
2.20            Eligibility Break In Service.  The words “Eligibility Break In Service” shall mean a Plan Year, ending after an Employee’s Termination of Employment, during which he did not complete more than five hundred (500) Hours for a Participating Employer or an Affiliate.  Notwithstanding the foregoing provisions of this Section, in the event any Employee ceases to be actively employed by a Participating Employer or an Affiliate either:
(a)	by reason of the pregnancy of such Employee; or

(b)	by reason of the birth of a child of such Employee; or

(c)	by reason of the placement of a child with such Employee in connection with the adoption of such child by such Employee; or

(d)	by reason of caring for such child for a period beginning immediately following such birth or placement;

such Employee shall, solely for the purposes of determining whether such Employee has incurred an Eligibility Break In Service pursuant to this Section, be credited either with the Hours of service which otherwise would normally have been credited to such Employee but for such absence or, in any case in which the Administrator is unable to determine the Hours described in the preceding clause, eight (8) hours per day of such absence; provided, however, that the total number of Hours of service which an Employee may be credited with by reason of any such pregnancy, birth or placement shall not exceed five hundred one (501) hours.  An Employee shall be credited with the Hours of service described in the preceding sentence only in the Plan Year in which the absence from work begins if the Employee would be prevented from incurring an Eligibility Break In Service in such Plan Year solely because the Employee is credited with Hours of service pursuant to the preceding sentence or, in any other case, in the immediately following Plan Year.
2.21            Eligibility Service.  The words “Eligibility Service” shall mean for any Employee his period of Service (as defined in Section 2.50 hereof), excluding any period of Service prior to a Termination of Employment if both of the following apply:
(a)	he shall have incurred at least five (5) consecutive Eligibility Breaks In Service since the last day of such Eligibility Service; and

(b)	his Eligibility Service is less than or equal to the number of consecutive Eligibility Breaks In Service which he had after the last day of such Eligibility Service.

2.22            Employee.  The word “Employee” shall mean any common law employee, whether compensated on a salaried basis, an hourly wage rate basis or a commission-only basis, of a Participating Employer or any Affiliate and shall also include a Leased Person.  The word “Employee” shall not include any person who renders service to a Participating Employer solely as a director or independent contractor.
2.23            Enrollment Date.  The words “Enrollment Date” shall mean for purposes of Article 4 hereof, the first day of any calendar month beginning on and after the Restatement Date.

2.24            ERISA.  The acronym “ERISA” shall mean the Employee Retirement Income Security Act of 1974, as such may be amended from time to time, and any lawful regulations or rulings thereunder.
2.25            Fair Market Value.  The words “Fair Market Value” shall mean with respect to the Shares that price at which a Share would change hands between a willing buyer and a willing seller, neither being under any compulsion to buy or sell and both having reasonable knowledge of the relevant facts, including (but not limited to) the nature and history of the business, current and prospective economic conditions, book values, current asset values, earnings capacity, dividend-paying capacity, goodwill, rates of capitalization for comparable businesses, recent sales of Shares (if any), market value of comparable businesses, lack of established marketability, contractual conditions which restrict transfer and the effect of loss of key men.  In the event the Shares are not readily tradable on an established securities market, the Trustee shall rely, for all purposes under this Plan, upon an independent appraisal as described in Section 401(a)(28) of the Code.  In the event Shares are readily tradable on an established securities market, the Fair Market Value of a Share shall be determined with reference to appropriate market quotations.
2.26            Highly Compensated Employee.  The words “Highly Compensated Employee” shall mean an Employee who is a “highly compensated employee” for a Plan Year as described in Section 414(q) of the Code which is hereby incorporated by reference and who is described for informational purposes herein as an Employee during a Plan Year if either:
(a)	during the preceding Plan Year, he:

(i)	was at any time a five percent (5%) actual or constructive owner of a Participating Employer and its Affiliates; or

(ii)	received Testing Compensation from a Participating Employer and its Affiliates greater than Eighty Thousand

Dollars ($80,000.00) (plus any increase for cost of living after 1998 as determined by the Secretary of the Treasury or his delegate) and, if the Company so elects, was in the “Top Paid Group” of Employees of a Participating Employer and its Affiliates for such Plan Year; or

(b)	during the current Plan Year, he was at any time a five percent (5%) or more actual or constructive owner of a Participating Employer and its Affiliates.

2.27            Hour.  The word “Hour” shall mean for any Employee the actual number of hours for which he is directly or indirectly paid by a Participating Employer or any Affiliate for the performance of duties either as regular wages, salary or commissions, or for reasons other than the performance of duties such as vacation or holiday pay, and in either case, including payments pursuant to an award or agreement requiring a Participating Employer or an Affiliate to pay back wages, irrespective of mitigation of damages.  Hours due to a back pay award or agreement shall be credited in the year or years to which the award or agreement pertains, rather than in the year or years in which the award, agreement or payment is made and shall be credited only to the extent such hours are not otherwise credited.  For purposes of this Plan, any hours which are compensated at overtime or premium rates shall be computed as straight-time Hours.  Hours under this paragraph shall be calculated and credited pursuant to Section 2530.200b-2(b) and (c) of the Department of Labor Regulations which are incorporated herein by reference.  An Employee who is not paid on the basis of the actual number of hours worked shall be credited with 45 hours for each week during which such Employee is credited with at least one (1) Hour.  Notwithstanding the foregoing,
(a)
no Employee shall be credited with more than 501 hours with respect to payments he receives or is entitled to receive during any single continuous period (whether or not such period occurs in a single Plan Year) during which he performs no services for a Participating Employer or an Affiliate (irrespective of whether he has terminated employment) due to vacation, holiday, illness, incapacity (including disability), layoff, jury duty, military duty, or Leave of Absence;

(b)
no Employee shall be credited with hours with respect to payments he receives or is entitled to receive during a period when he performs no services for a Participating Employer or an Affiliate under a plan maintained solely for the purpose of complying with applicable workers’ compensation, unemployment compensation, disability insurance or Federal Social Security laws; and

(c)
no Employee or former Employee shall be credited with hours with respect to payments he receives or is entitled to receive under a pension benefit plan to which a Participating Employer or an Affiliate has contributed during a period when he performs no services for a Participating Employer or an Affiliate.

2.28            Invacare Segregated Stock Fund.  The words “Invacare Segregated Stock Fund” shall mean a fund which is invested solely in whole Shares and cash for any fractional Share credited to such fund.  It is intended that only such cash as is needed to reflect a fractional Share credited to such fund and as is reserved to make cash distributions to Participants will be held in the Invacare Segregated Stock Fund.
2.29            Investment Fund.  The words “Investment Fund” shall mean a fund, other than the Invacare Segregated Stock Fund, established, maintained and administered by the Trustee pursuant to Articles 7 and 15 hereof.
2.30            Leased Person.  The words “Leased Person” shall mean, on and after January 1, 1997, any individual (other than a common-law Employee of a Participating Employer or an Affiliate) who, pursuant to an agreement between a Participating Employer or an Affiliate and any leasing organization, has performed services for the Participating Employer or an Affiliate or for related persons, as determined in accordance with Code Section 414(n)(6), on a substantially full-time basis for a period of at least one (1) year; provided, however, that such services are performed under the primary direction or control of such Participating Employer.  Contributions or benefits provided on behalf of a Leased Person by the leasing organization which are attributable to services performed for the Participating Employer shall be treated as provided by the Participating Employer.
A Leased Person shall not be considered an Employee of a Participating Employer if:
(a)	such Leased Person is covered by a money purchase pension plan which provides the following:

(i)
a nonintegrated employer contribution formula of at least ten percent (10%) of a Leased Person’s Compensation, as defined in Section 2.15 hereof, together with amounts contributed on his behalf pursuant to a salary reduction agreement which are excludable from the Leased Person’s gross income pursuant to Code Section 125, 132(f)(4), 402(e)(3), 402(h) or 403(b);

(ii)	immediate participation in said money purchase pension plan; and

(iii)	full and immediate vesting under said money purchase pension plan; and

(b)	Leased Persons do not constitute more than twenty percent (20%) of the non-Highly Compensated Employees of the Company and its Affiliates.

2.31            Leave of Absence.  The words “Leave of Absence” shall mean:
(a)
that period of unpaid interruption of active employment of an Employee caused by entrance into the Armed Forces of the United States under such circumstances that he thereby becomes entitled to reemployment rights under the law; and

(b)
that period of unpaid interruption of active employment of an Employee authorized by a Participating Employer for a period not to exceed one (1) year, with the understanding that the Employee will return to active employment at the expiration of such period, such interruption to be for a specified purpose such as sickness, short term disability, research, study, pregnancy, family responsibilities and layoff.

All such unpaid Leaves of Absence shall be granted on a uniform and non-discriminatory basis. Except as provided below, a Participant on an unpaid Leave of Absence shall not be considered to be an Active Participant and shall not be allocated any portion of Participating Employer contributions or forfeitures.

Notwithstanding the foregoing, a Participant who is on an approved Leave of Absence under the Family and Medical Leave Act of 1993 shall be considered an Active Participant for the duration of such Leave of Absence and shall accrue Service for purposes of vesting under the terms of this Plan.
2.32            Merger Date.  The words “Merger Date” shall mean the beginning of the day on January 1, 2001.
2.33            Military Service.  The words “Military Service” shall mean duty in the  uniformed services of the United States, whether voluntary or involuntary, provided that the Employee serves not more than one voluntary enlistment or tour of duty, and further provided that such voluntary enlistment or tour of duty does not follow involuntary duty.
Notwithstanding any provision of this Plan to the contrary, effective December 12, 1994, contributions, benefits, and service credit with respect to qualified military service will be provided in accordance with Section 414(u) of the Code, which, as applicable to this Plan, generally provides for certain periods of qualified military service to constitute, upon a Participant’s reemployment, Service hereunder.  In addition, upon such a Participant’s reemployment, he shall be permitted to make such salary deferral contributions in an amount not to exceed the maximum the Participant would have been permitted to contribute during the period of qualified military service if he had actually been employed by a Participating Employer during such period, in accordance with the provisions of Section 414(u) of the Code.  Matching contributions will be made on such salary deferral contributions, as applicable.  Finally, the Participant will be entitled to receive an employer contribution pursuant to Section 6.1 hereof as though he had been employed during such period, in accordance with the provisions of Section 414(u) of the Code.
2.34            Normal Retirement Date.  The words “Normal Retirement Date” shall mean for any Participant the later of:
(a)	the date on which he attains age sixty-five (65); and

(b)	the date he completes five (5) years of Vesting Service.

Notwithstanding the preceding sentence, the Normal Retirement Date of any Participant who was a participant in the Invacare Corporation Profit Sharing Retirement Plan or the Mobilite Corporation Profit Sharing Plan as of December 31, 1987 shall be the date on which he attains age sixty-five (65).

2.35            Participant.  The word “Participant” shall mean any eligible Employee who has become a Participant in this Plan in accordance with Article 4 hereof.  The word “Participant” shall also include, as the context may require, any person who has ceased to be an Active Participant due to his no longer being a Covered Employee and any person who has become a former Participant due to his having incurred Termination of Employment, provided that such person has an Account balance.
2.36            Participating Employer.  The words “Participating Employer” shall mean the Company and any Affiliate which is or shall become a Participating Employer in this Plan pursuant to Article 3 hereof.
2.37            Party in Interest.  The words “Party in Interest” shall mean any person who is a party in interest within the meaning of Section 3(14) of ERISA.  For purposes of determining whether a person is a Party in Interest under the loan provisions contained in Article

11, the words “Party in Interest” generally refer to a former Employee who is either an officer or director of the Company or an Affiliate.
2.38            Period of Severance.  The words “Period of Severance” shall mean for any Employee or former Employee a period commencing on his Termination of Employment and ending on the date such Employee or former Employee is rehired by a Participating Employer or any Affiliate.  A “One Year Period of Severance” shall mean a twelve (12) month Period of Severance during which an Employee is not credited with at least one (1) Hour for a Participating Employer or any Affiliate.  Notwithstanding the foregoing provisions of this Section, in the event any Employee ceases to be actively employed by a Participating Employer or an Affiliate either:
(a)	by reason of the pregnancy of such Employee; or

(b)	by reason of the birth of a child of such Employee; or

(c)	by reason of the placement of a child with such Employee in connection with the adoption of such child by such Employee; or

(d)	by reason of caring for such child for a period beginning immediately following such birth or placement;

such Employee’s Period of Severance shall be deemed to have commenced on the later of the first anniversary of the date he ceased to be actively employed or his Termination of Employment.  In addition, an Employee who is on a leave of absence due to Military Service will not incur a Period of Severance during or as a result of such leave of absence, to the extent required by Section 414(u) of the Code.
2.39            Plan.  The word “Plan” shall mean this instrument as originally executed and as it may be amended from time to time hereafter.
2.40            Plan Year.  The words “Plan Year” shall mean the calendar year.

2.41            Profit Sharing Plan.  The words “Profit Sharing Plan” shall mean the Invacare Corporation Profit Sharing and Savings Trust and Plan as constituted immediately prior to the Restatement Date.
2.42            Publicly Traded.  The words “Publicly Traded” shall mean with respect to any Shares that such Shares are listed on a national securities exchange registered under Section 6 of the Securities Exchange Act of 1934 or that such Shares are quoted on a system sponsored by a national securities association registered under Section 15(A)(b) of the Securities Exchange Act of 1934.
2.43            Qualified Domestic Relations Order.  The words “Qualified Domestic Relations Order” shall mean a Domestic Relations Order which satisfies the requirements of Section 414(p)(1)(A) of the Code.
2.44            Qualified Joint and Survivor Annuity.  The words “Qualified Joint And Survivor Annuity” shall mean an annuity, the actuarial equivalent of which is equal to the aggregate of the Participant’s distributable Accounts, and which for a married Participant is payable for the life of such Participant, with a survivor annuity for the remaining life of his spouse which is fifty percent (50%) of the amount of the annuity paid to such Participant during his life, and for an unmarried Participant is payable for the life of such Participant.
2.45            Qualified Participant.  The words “Qualified Participant” shall mean a Participant or former Participant who has attained age fifty-five (55) and has completed ten (10) years of Service.
2.46            Qualified Preretirement Survivor Annuity.  The words “Qualified Preretirement Survivor Annuity” shall mean an annuity for the life of a Participant’s surviving spouse or other Beneficiary, the actuarial equivalent of which is equal to one hundred percent

(100%) of the aggregate of the Participant’s distributable Accounts as of the date of his death, as determined in accordance with Article 14 hereof.
2.47            Related Employer.  The words “Related Employer” shall mean a corporation which would be defined as a member of a controlled group of corporations which includes a Participating Employer or any business organization which would be defined as a trade or business (whether or not incorporated) which is under “common control” with a Participating Employer within the meaning of Code Sections 414(b) and (c) and any lawful regulation issued thereunder, and after substituting the phrase “more than fifty percent (50%)” for the phrase “at least eighty percent (80%)” each place that the latter phrase appears in Code Section 1563(a)(1), and any member of an “affiliated service group,” as defined in Code Section 414(m), which includes a Participating Employer but, in each case, only during the periods any such corporation, business organization or member would be so defined.
2.48            Restatement Date.  The words “Restatement Date” shall mean the date on which this Amendment and Restatement generally became effective, which date is January 1, 2001.
2.49            Salary Deferral Contributions.  The words “Salary Deferral Contributions” generally shall mean contributions made to this Plan by a Participating Employer on behalf of an Active Participant pursuant to such Active Participant’s election under Section 5.1 hereof and paid to the Trustee pursuant to Section 5.3 hereof.
2.50            Service.  The word “Service” shall mean for any Employee the aggregate of the periods during which he is or was employed by a Participating Employer or any Affiliate.  Each such period shall be measured from his Date of Hire to the date of Termination of Employment which follows such Date of Hire.

Notwithstanding the foregoing, in no event shall an Employee’s Service be less than his Years of Service under the terms of the Plan or the Stock Bonus Plan prior to the Restatement Date.  Specifically, for periods prior to the Restatement Date, an Employee’s “Years of Service” shall mean the computation periods of twelve (12) consecutive months during which the Employee completed at least 1,000 Hours.  In addition, an Employee who had accounts transferred to the Profit Sharing Plan from a predecessor plan shall receive credit for his service under such predecessor plan.
In addition, if any Employee has a Termination of Employment and is rehired within twelve (12) months of:
(a)	the date of his Termination of Employment; or

(b)
if earlier, the first day of any period of Leave of Absence or Military Service after the end of which the Employee did not return to work for a Participating Employer or any Affiliate prior to his Termination of Employment;

such Employee’s “Service” shall include the Period of Severance measured from the date of his Termination of Employment until his subsequent Date of Hire.  Two (2) or more periods of employment or Periods of Severance that are included in an Employee’s Service and that contain fractions of a year (computed in months and days) shall be aggregated on the basis of twelve (12) months constituting a year and thirty (30) days constituting a month.
The “Service” of an Employee who shall be reemployed by a Participating Employer or any Affiliate following a Termination of Employment shall not include the length of any of his periods of Service rendered prior to the date of said Termination of Employment if all of the following apply:
(i)	he did not have a Vested Interest under this Plan or the Prior Plans on such date of Termination of Employment; and

(ii)	he shall have incurred five (5) consecutive One Year Periods of Severance; and

(iii)	his period of Service immediately prior to such Termination of Employment shall have been less than or equal to his Period of Severance after the last day of such period of Service.

In the event that a Participant returns to employment with a Participating Employer or an Affiliate immediately following a leave of absence due to Military Service, his period of Military Service shall be included in the calculation of his Service, to the extent required by Section 414(u) of the Code.
2.51            Share Adjustment.  The words “Share Adjustment” shall mean an event whereby the number of Shares held by the Trustee shall change by reason of a stock dividend, stock split or reverse stock split, or as a result of a reorganization or recapitalization of Invacare or an Affiliate.
2.52            Shares.  The word “Shares” shall mean shares of the common stock of Invacare, par value $.01 per share.
2.53            Stock Bonus Plan.  The words “Stock Bonus Plan” shall mean the Invacare Corporation Employees’ Stock Bonus Trust and Plan as constituted immediately prior to the Restatement Date.
2.54            Supplemental Agreement.  The words “Supplemental Agreement” shall mean an agreement adopted by the Company pursuant to Section 3.3 hereof setting forth special provisions applicable to specific groups of Employees, former Employees or Beneficiaries of deceased Employees.
2.55            Taxable Year.  The words “Taxable Year” shall mean the Company’s annual accounting period which presently is the calendar year.

2.56            Termination Date.  The words “Termination Date” shall mean the date on which any Participating Employer ceases to participate in the Plan, as set forth in Section 3.1 hereof.
2.57            Termination of Employment.  The words “Termination of Employment” shall mean for any Employee the occurrence of any one of the following events:
(a)	he is discharged unless he is subsequently reemployed by a Participating Employer or an Affiliate and given pay back to his date of discharge;

(b)	he voluntarily terminates his employment with a Participating Employer or any Affiliate;

(c)	he retires from employment with a Participating Employer or any Affiliate;

(d)	he fails to return to work:

(i)	at the end of any Leave of Absence other than one due to Military Service; or

(ii)	after a recall to work following a period of layoff; or

(iii)
within ninety (90) days following such Employee’s release from Military Service or within any other period following Military Service in which his right to reemployment with a Participating Employer or any Affiliate is guaranteed by law; or

(iv)	after the cessation of disability income payments under a program of a Participating Employer;

(e)	he has been continuously laid-off for twenty-four (24) months;

(f)
the stock or assets of the business unit by which the Employee is employed are sold to a person or entity which is not an Affiliate of a Participating Employer or are transferred to a joint venture which is not an Affiliate of a Participating Employer and this Plan is assumed by such person, entity or joint venture, his Termination of Employment (as defined in subparagraphs (a) through (d) above) with such person, entity or joint venture; or

(g)	the stock or assets of the business unit by which the Employee is employed are sold to a person or entity which is not an Affiliate of a Participating Employer or are transferred to a joint venture which is not an Affiliate of a Participating Employer and this Plan is not assumed by such person, entity or joint venture, the date of sale of the stock or assets or the date of such transfer.

In the case of the occurrence of any event described in subparagraph (d) of this Section (except for Employees on approved Leave of Absence under subparagraph (d)(i) of this Section under the Family and Medical Leave Act of 1993), the date of such Employee’s Termination of Employment shall be deemed to be the earlier of (i) the first anniversary of the first day of any such period of Leave of Absence, layoff, Military Service, sick leave or disability leave or (ii) the last day of any such period of Leave of Absence, layoff, Military Service, sick leave, or disability leave.  An Employee on an approved Leave of Absence under subparagraph (d)(i) of this Section under the Family and Medical Leave Act of 1993 shall incur a Termination of Employment as of the last day of such Leave of Absence.
2.58            Testing Compensation.  The words “Testing Compensation” shall mean remuneration used for testing purposes under this Plan.  The words “Testing Compensation” shall be interpreted according to their context and:
(a)
when used to determine compliance with Section 415 of the Code pursuant to Article 20 hereof, Testing Compensation shall mean all amounts paid to a Participant as payment for services rendered by him to a Participating Employer or any Related Employer which may be taken into account for purposes of determining limitations on annual additions and benefits under Section 415 of the Code; and

(b)
when used to determine the identity of Highly Compensated Employees, Testing Compensation shall mean Compensation adjusted to include and exclude certain items of remuneration as required by Section 414(q) of the Code, including adding salary reduction amounts which are excluded from the taxable income of the Participant under Sections 125, 132(f)(4), 402(e)(3), 402(h) and 403(b) of the Code and adjusted to exclude remuneration from a Related Employer which is not a Participating Employer or Affiliate; and

(c)
when used to determine Top-Heavy status pursuant to Article 23 hereof, Testing Compensation shall mean Testing Compensation as defined in (a) above, adjusted to exclude remuneration from a Related Employer which is not a Participating Employer or an Affiliate.

2.59            Total and Permanent Disability.  The works “Total and Permanent Disability” shall mean a physical or mental condition of a Participant which shall qualify such Participant to receive benefits under the long-term disability program maintained by a Participating Employer.  In the event a Participant is not covered by a long-term disability program maintained by a Participating Employer, such Participant shall be considered totally and permanently disabled hereunder if the Participant has a physical or mental condition resulting from bodily injury, disease, or mental disorder which renders him incapable of continuing any gainful occupation and which condition constitutes total disability under the federal Social Security Act.
2.60            Trading Limitation.  The words “Trading Limitation” shall mean any restriction with respect to any Shares under any federal or state securities law, any regulation thereunder or an agreement affecting any Shares which would make them not as freely tradable as Shares not subject to such restriction.
2.61            Transition Period.  The words “Transition Period” shall mean the period during which withdrawals, loans, distributions and changes in investment direction cannot be processed due to the need to transfer and reconcile assets and Account records as a result of the merger of the Profit Sharing Plan and the Stock Bonus Plan with and into the Plan.
2.62            Trustee.  The word “Trustee”  shall mean the person or persons serving as the Trustee of this Plan as of the Restatement Date and any successor Trustee or Trustees.

2.63            Trust Fund.  The words “Trust Fund” shall mean the Trust established by one or more Trust Agreements between the Company and the Trustee, including the Investment Funds and the Invacare Segregated Stock Fund.
2.64            Unit.  The word “Unit” shall mean an accounting unit representing an interest in one of the Investment Funds established under Article 7 hereof.
2.65            Valuation Date.  The words “Valuation Date” shall mean the date or dates as of which Account balances are valued, which as of the Restatement Date shall be each business day.
2.66            Vested Interest.  The words “Vested Interest” shall mean, with respect to any Participant, (a) plus (b) minus (c) below, where:
(a)	equals the balances, if any, then credited to all Elective Accounts, After-Tax Accounts, and Rollover Accounts maintained on his behalf;

(b)	equals the sum of (i) and (ii) and (iii):

(i)
the balances, if any, then credited to his Matching Contribution Account, his Employer Contribution Account, his Profit Sharing Account and his Stock Bonus Account multiplied by his Vested Percentage; plus

(ii)	any distributions made to the Participant which have not been recontributed by the Participant pursuant to Section 12.5 hereof; plus

(iii)
any withdrawals by the Participant from the Accounts referenced in paragraph (i) above since his earliest Date of Hire which has not been followed by a five (5) year Period of Severance, multiplied by his Vested Percentage; and

(c)
equals the amount of any distributions made to the Participant and withdrawals by the Participant made from his Matching Contribution Account, Employer Contribution Account, Profit Sharing Account and Stock Bonus Account since his earliest Date of Hire which has not been followed by a five (5) year Period of Severance.

2.67	Vested Percentage. The words “Vested Percentage” shall mean for any Participant a percentage determined on the basis of his number of years of Service in accordance with the following table:

Years of Service	Vesting Percentage
Less than 1 year	0%
1 but less than 2 years	20%
2 but less than 3 years	40%
3 but less than 4 years	60%
4 but less than 5 years	80%
5 or more years	100%

Notwithstanding the foregoing, a Participant’s Vested Percentage shall be one hundred percent (100%) if a Termination of Employment occurs as a result of his death or Total and Permanent Disability.

ARTICLE 3

PARTICIPATING EMPLOYERS

3.1            Designation of Participating Employers.  An Affiliate of the Company shall become a Participating Employer under this Plan by resolution of the Board of Directors of the Company and the ratification of the Board of Directors of the Affiliate.  By becoming a Participating Employer under this Plan, an Affiliate of the Company is deemed to approve this Plan in the form which is in effect as of its Adoption Date.  The Participating Employers as of the date of execution of this Amendment and Restatement are as follows:
PARTICIPATING EMPLOYER                TERMINATION DATE
Invacare Corporation

The name of a new Participating Employer shall be added to this Section upon its becoming a Participating Employer.  The Termination Date of a Participating Employer which ceases to be a Participating Employer shall be added to this Section.
3.2            Contributions of Participating Employers.  Contributions made to the Plan by a Participating Employer shall be allocated only among the Active Employees of such Participating Employer.
3.3            Supplemental Agreements.  The Company may, in the sole discretion of its Board of Directors, determine that special provisions shall be applicable to specific groups of Employees, former Employees or Beneficiaries of deceased Employees, either in addition to, or in lieu of the provisions of this Plan, or may determine that certain Employees of a Participating Employer shall not be eligible to participate in this Plan.  In such event, the Company shall adopt a Supplemental Agreement with respect to such Employees, former Employees and Beneficiaries of deceased Employees which shall specify the Employees, former Employees and Beneficiaries of deceased Employees covered by the Supplemental Agreement and the special provisions applicable to such Employees, former Employees and Beneficiaries of deceased Employees.  Supplemental Agreements shall be deemed to be a part of this Plan solely with respect to the Employees, former Employees and Beneficiaries of deceased Employees specified therein.
3.4            Amendment or Termination of Supplemental Agreements.  The Company may, from time to time amend, modify or terminate a Supplemental Agreement pursuant to Section 18.1 hereof provided, however, that no such action shall operate so as to deprive any Participant, former Participant or Beneficiary who was covered by such Supplemental Agreement of any vested rights to which he is entitled under this Plan or the Supplemental Agreement.
3.5            Delegation of Authority.  The Company is hereby fully empowered to act on behalf of itself and the other Participating Employers as it may deem appropriate in maintaining this Plan.  Without limiting the generality of the foregoing, such actions include obtaining and retaining tax qualified status for this Plan and appointing attorneys-in-fact in pursuit thereof.  Furthermore, the adoption by the Company of any amendment to this Plan or the termination thereof, will constitute and represent, without any further action on the part of any Participating Employer, the approval, adoption, ratification or confirmation by each Participating Employer of any such amendment or termination.  In addition, the appointment of or removal by the Company of any Administrator, Trustee, Investment Manager or other person under this Plan shall constitute and represent, without any further action on the part of any Participating Employer, the appointment or removal by each Participating Employer of such person or entity.

3.6            Terminating Participation.  A Participating Employer may terminate this Plan with respect to Participants employed by said Participating Employer by an instrument in writing executed on behalf of the Participating Employer and delivered to the Company and the Trustee.  The Trustee shall thereupon make distributions of the Accounts of the Participants employed by said Participating Employer in the manner provided in Section 18.2 of this Plan, or transfer such Account balances to a successor plan, or continue to hold and administer such Accounts until such time as an event occurs hereunder which would entitle any such Participant to receive a distribution from the Plan, as directed by said Participating Employer.

ARTICLE 4

ELIGIBILITY AND PARTICIPATION

4.1            Prior Participants.  Every Employee who was a Participant in this Plan or the Stock Bonus Plan immediately prior to the Restatement Date shall continue to be a Participant as of the Restatement Date.  Each person on whose behalf Account balances have been or will be transferred to the Trustee from the Stock Bonus Plan as a result of the merger of the Stock Bonus Plan into this Plan shall automatically become a Participant, terminated Participant, retired Participant, Beneficiary or Alternate Payee, as the case may be, in this Plan, effective as of the Restatement Date.
4.2            Eligibility Requirements.  On and after the Restatement Date, every other Employee who is a Covered Employee shall automatically become a Participant in this Plan on the Enrollment Date coinciding with or next following his Date of Hire.
4.3            Rehired Employees.  In the event that a former Employee is rehired, he shall become an Active Participant on the Enrollment Date coinciding with or next following his date of reemployment if he is a Covered Employee on such Enrollment Date.
4.4            Employees on Leave of Absence.  A Covered Employee who would be eligible to participate in this Plan, except that he is on an authorized unpaid Leave of Absence on his Enrollment Date, shall be enrolled on the date on which he ceases to be on the unpaid Leave of Absence, assuming he is then a Covered Employee.
4.5            Cessation of Covered Employee Status.  In the event that a Participant ceases to be a Covered Employee but continues in the employ of a Participating Employer, he will continue to be a Participant in this Plan and accrue Service until his date of Termination of Employment, but any distribution payable to such Participant under this Plan shall be computed on the basis of his Account balances on the date he ceased to be a Covered Employee, plus any investment gains or losses thereon.

ARTICLE 5

SALARY DEFERRAL CONTRIBUTIONS

5.1            Election and Amount of Salary Deferral Contributions.  Pursuant to uniform rules and procedures prescribed by the Administrator, an Active Participant may elect that a portion of his unpaid Compensation for a Plan Year be paid by a Participating Employer to the Trustee hereunder as a Salary Deferral Contribution and be treated as a contribution by the Participating Employer.  An Active Participant who does not elect to make Salary Deferral Contributions pursuant to the preceding sentence shall be deemed to have elected to contribute zero percent (0%).  Any election by a Participant to contribute more than zero percent (0%) of his unpaid Compensation pursuant to this Section shall be expressed in one percent (1%) increments of his Compensation for a payroll period.  The Administrator may, from time to time, establish maximum percentage limits on the amount of Salary Deferral Contributions that Participants can make under this Plan and may establish maximum percentage limits which apply solely to Highly Compensated Employees.  As of the Restatement Date and until changed by the Administrator pursuant to this Section, the maximum percentage of an Active Participant’s Compensation (minus any salary reduction amounts which are excluded from the taxable income of the Participant under Section 125 of the Code) for a payroll period that is subject to election pursuant to this Section shall be fifteen percent (15%).  Effective as of January 1, 2002, the maximum percentage of an Active Participant’s Compensation (minus any salary reduction amounts which are excluded from the taxable income of the Participant under Section 125 of the Code) for a payroll period that is subject to election pursuant to this Section shall be twenty-five percent (25%).
5.2            Election Procedures.  A Participant’s election pursuant to Section 5.1 hereof shall be made in such form (including writing, orally, telephonically or electronically) as is required by the Administrator, shall become effective at such time as the Administrator shall permit and shall be conditioned upon:
(a)	his right to defer the imposition of federal income tax on such contributions until a subsequent distribution of such amount under this Plan; and

(b)
the Participating Employer’s right to deduct such amounts for federal income tax purposes after taking into account any contributions made by the Participating Employer under any profit sharing, pension and stock bonus plans maintained by the Company or the Participating Employer which meet the requirements of Section 401(a) of the Code.

Any such election shall be deemed a continuing election and shall remain in effect until it is revoked or amended by the Participant in writing, or by such other procedures as shall be established by the Administrator from time to time, or the Participant ceases to be an Active Participant.  A Participant may revoke or amend his election at such times as the Administrator shall permit.  A Participant shall revoke or amend his election by providing such notice to the Administrator as the Administrator, in its sole discretion, shall require.
As of the Restatement Date and until changed by the Administrator pursuant to this Section, a Participant will be able to revoke his election as of any payroll payment date following his providing notice to the Administrator and may amend his election daily in accordance with such procedures (including writing, orally, telephonically or electronically) as shall be established by the Administrator from time to time.  In addition, as of the Restatement Date and until changed by the Administrator pursuant to this Section, an Employee who is a new Active Participant will be able to make an election pursuant to Section 5.1 hereof upon his Date of Hire or any date thereafter and such election shall be implemented as soon as administratively practicable after such election is received by the Administrator.

5.3            Payment to Trustee and Crediting of Accounts.  All amounts paid by a Participating Employer to the Trustee pursuant to Section 5.1 hereof shall be paid in cash not later than the date on which such amounts can reasonably be segregated from the Participating Employer’s general assets, which in no event shall be later than the fifteenth (15th) business day of the month following the month in which such amounts would have otherwise been payable to the Participants in cash.  Such amounts shall be credited to the Participants’ Salary Deferral Accounts.
5.4            Suspension and Limitation of Salary Deferral Contributions.  In the event a Participant receives a distribution from his Salary Deferral Account as a result of hardship as described in Article 10 hereof, such Participant’s Salary Deferral Contributions shall be suspended for:  (a) for Plan Years beginning before January 1, 2002, a twelve (12) month period after his receipt of such hardship distribution, and (b) for Plan Years beginning on or after January 1, 2002, a six (6) month period after his receipt of a hardship distribution.  In addition, with respect to hardship distributions made prior to January 1, 2002, for the taxable year of the Participant immediately following the Participant’s taxable year during which said hardship distribution occurs, such Participant shall be barred from making Salary Deferral Contributions in excess of (a) minus (b) below, where:
(a)
equals Ten Thousand Five Hundred Dollars ($10,500.00) (plus any cost of living increase after 2001 allowable under Section 402(g) of the Code for such immediately following taxable year of the Participant); and

(b)	equals the amount of such Participant’s Salary Deferral Contributions for the Participant’s taxable year during which said hardship distribution is made.

5.5            Catch-Up Contributions After Return From Military Service.  In the event that a Participant returns to employment with a Participating Employer or an Affiliate immediately following a leave of absence due to Military Service and had failed to make Salary Deferral Contributions while on such leave of absence, the Participant may elect to make catch-up Salary Deferral Contributions relating to such period of Military Service, to the extent required by Section 414(u) of the Code.  The period during which such Participant may make such catch-up contributions shall commence on his date of rehire and shall continue for a period which is the lesser of five (5) years following such date of rehire or three (3) times the Participant’s period of Military Service.

ARTICLE 6

PARTICIPATING EMPLOYER CONTRIBUTIONS

6.1            Quarterly Employer Contributions.  For each calendar year quarter ending after the Restatement Date (“Allocation Dates”), the Participating Employers may make employer profit sharing contributions to this Plan on behalf of each Active Participant who has completed six (6) months of Service.  For purposes of this Section, an Active Participant shall be deemed to have completed six (6) months of Service if he is in the employ of a Participating Employer at any time six (6) months after his Date of Hire.  The amount of the Participating Employer’s quarterly contributions, if any, shall be determined by the Company in its sole discretion.  Such contribution may be made on or prior to each such Allocation Date as the Company shall determine in cash or Shares.  An Employer’s contributions for any Allocation Date shall be credited to the Employer Contribution Accounts of each Active Participant who:
(a)	is employed on such Allocation Date; or

(b)	is on a Leave of Absence under the Family Medical Leave Act of 1993 on such Allocation Date; or

(c)	is not employed on such Allocation Date due to a retirement, Total and Permanent Disability or death which occurred during the calendar year quarter for which such contribution is made,

in same proportion that each such Participant’s Compensation for the calendar year quarter to which the contribution relates bears to the total Compensation of all such Participants for such calendar year quarter.
6.2            Matching Contributions.  For each payroll period ending after the Restatement Date, the Participating Employers shall make matching contributions to this Plan on behalf of each Active Participant who has completed six (6) months of Service and on whose behalf Salary Deferral Contributions are made with respect to such payroll period.  Matching contributions made on behalf of an Active Participant with respect to a particular payroll period shall be made as follows:
Salary Deferral                                                                                        Participating Employer
  Contribution Percentage                                                                                                 Matching Contribution Rate

  Up to 1% of Compensation                                                                                      100% of Salary Deferral Amount
  2% to 3% of Compensation                                                                                      50% of Salary Deferral Amount

No matching contributions will be made on deferrals in excess of three percent (3%) of an Active Participant’s Compensation.
Any matching contributions made on and after the Restatement Date shall be in the form of cash and shall be credited to the Matching Contribution Accounts of such Participants as of the date such contributions are received by the Trustee.
6.3            Vesting of Participating Employer Contributions.  Any Shares or amounts credited to a Participant’s Employer Contribution Account and Matching Contribution Account pursuant to Sections 6.1 and 6.2 hereof shall be subject to the vesting schedule set forth in Section 2.67 hereof.

ARTICLE 7

TRUST FUNDS AND DIRECTION OF INVESTMENT

7.1            Investment Funds.  The Trustee shall maintain such investment funds within the Trust Fund as the Administrator may from time to time prescribe, including but not limited to the following:
(a)	money market funds;

(b)	mutual funds;

(c)	equity funds, including a fund holding qualified employer securities;

(d)	fixed income funds;

(e)	balanced funds;

(f)	any pooled investment fund established by a bank;

(g)	any insurance company’s general account;

(h)	any special account established and maintained by any insurance company; and

(i)	guaranteed investment contracts, including pooled funds of guaranteed investment contracts.

The Company shall have the sole discretion to determine the number of Investment Funds to be maintained hereunder and the nature of the funds and may change or eliminate the Investment Funds provided hereunder from time to time, except that if individual direction of investments is permitted, the number of such funds shall not be less than three (3), and of the funds selected, at least three (3) shall be diversified and have materially different risk and return characteristics, as determined by the Company.
Investment Funds maintained hereunder shall be held and administered in accordance with the powers and duties set forth in a Trust Agreement.

7.2            Invacare Segregated Stock Fund.  Effective as of the Restatement Date, the Trustee shall establish the Invacare Segregated Stock Fund, as described in Section 2.28 hereof, within the Trust Fund, to hold those Shares received from the Stock Bonus Plan.
7.3            Participant Direction of Investment.  Each Participant, former Participant or Beneficiary, by written direction to the Trustee or by such other procedures as shall be established by the Administrator from time to time, shall direct the investment of his Accounts (other than his Stock Bonus Account), and contributions being made to any such Accounts in the Investment Funds established hereunder; provided, however, that any such investment directions shall be made in accordance with such other rules as are established by the Administrator from time to time in its sole discretion, including rules requiring that investment selections be made in percentage increments.  Any investment direction with respect to contributions being made to any such Accounts of a Participant shall be deemed a continuing direction and shall remain in effect unless revoked or changed by the Participant, former Participant or Beneficiary.  A Participant, former Participant or Beneficiary may change his investment direction at such times and upon such notice as the Administrator, from time to time, may designate; provided, however, that directions shall be permitted to be made or changed at least once in each three (3) month period.  Each Participant, former Participant or Beneficiary shall indicate whether any change in investment direction shall apply only to contributions made to this Plan following such change or whether such change shall also operate to change the investment of Units of any Investment Fund already credited to his Accounts.  If a procedure for daily change of investment is offered by the Administrator, such investment direction may be changed on a daily basis, such change generally to be effective as of the end of the day of the change, subject to reasonable administrative delays.  Any rules established by the Administrator pursuant to this Section shall apply to all Participants, former Participants and Beneficiaries in a uniform and nondiscriminatory manner.  It is intended that the total Account balances of all Salary Deferral Accounts, Matching Contribution Accounts, After-Tax Accounts, Profit Sharing Accounts, Employer Contribution Accounts, and Rollover Accounts, as well as the amounts other than Shares and cash for fractional Shares credited to Stock Bonus Accounts be invested in the Investment Funds established hereunder.  In the event that a Participant, former Participant or Beneficiary does not direct the investment of any portion of such Account balances, such undirected portion of such Account balances shall be invested in a managed income portfolio.  Other than as expressly provided in this Plan, no directions of investment with respect to Shares credited to Participants’ Stock Bonus Accounts shall be made pursuant to this Article 7.
7.4            Diversification of Stock Bonus Account.  Each Qualified Participant, by written direction to the Administrator or by such other procedures as shall be established by the Administrator from time to time, may direct the investment of his total Stock Bonus Account in any or all of the Investment Funds established hereunder; provided, however, that any such investment directions shall be made in accordance with such other rules as are established by the Administrator from time to time in its sole discretion, including rules requiring that investment selections be made effective as of specific investment dates and within a certain period of time prior to an investment date.  Any rules established by the Administrator pursuant to this Article 7 relating to Participant direction of investment shall apply to all Qualified Participants in a uniform and nondiscriminatory manner following such Qualified Participant’s election to direct the investment of his Stock Bonus Account.  Each Plan Year, each Active Participant who is not a Qualified Participant may direct the investment of up to the greater of:  (i) ten percent (10%) of the number of  Shares credited to his Stock Bonus Account as of the last day of the immediately preceding Plan Year; and (ii) Shares having a Fair Market Value of One Hundred Dollars ($100.00) or less. It is intended that any remaining Shares continue to be fully invested in the Invacare Segregated Stock Fund.
7.5            Valuation of Investment Funds.  The interest of any Account in an Investment Fund shall be measured in terms of Units which shall be equal, undivided interests in the assets of the Investment Fund.  The initial value of a Unit of an Investment Fund shall be such uniform amount of money or uniform value as determined by the Trustee.  The value of a Unit in an Investment Fund shall be redetermined daily by the Trustee by dividing the fair market value of the Investment Fund (including any uninvested cash) as of the next preceding business day by the total number of Units of such Investment Fund then credited to the Accounts of Participants, former Participants and Beneficiaries who are then invested in the Investment Fund.  Fractional Units of the Investment Funds shall be credited to an Account to at least two (2) decimal places.  It is intended that this Section operate to adjust each Investment Fund to reflect all income attributable to such Investment Fund and changes in the value of such Investment Fund’s assets, as the case may be, as of any Valuation Date and, as a result of the adjustment of Unit values, to distribute among all Accounts and subaccounts having an interest in such Investment Fund, all such income and value changes.
7.6            Valuation and Adjustment of Invacare Segregated Stock Fund.  The interest of any Stock Bonus Account in the Invacare Segregated Stock Fund shall be measured in terms of whole Shares and an amount of cash for the value of a fractional Share.  The number of whole Shares, together with the cash value of a fractional Share, credited to each Stock Bonus Account shall be redetermined daily by the Trustee.  The cash value of a fractional Share shall be determined with reference to the Fair Market Value of a Share as of the next preceding business day.  The Invacare Segregated Stock Fund shall consist of the Shares and cash (representing the value of a fractional Share) credited to all Stock Bonus Accounts.  The Trustee may in its discretion, maintain within the Invacare Segregated Stock Fund a cash reserve which is deemed sufficient to make anticipated cash distributions to Participants entitled to receive a distribution from the Plan.
In the event of a Share Adjustment or dividend payment, the Trustee shall credit each Stock Bonus Account, as of the date of such Share Adjustment or dividend payment, with that portion of the Share Adjustment which bears the same relationship to the Share Adjustment or dividend payment as the number of Shares credited to such Stock Bonus Account on said date bears to the total Shares then credited to all Stock Bonus Accounts.
7.7            Debiting and Crediting of Accounts.  If a Participant, former Participant or Beneficiary has made a proper change of investment direction pursuant to Section 7.3 hereof with respect to Units of any Investment Fund credited to his Accounts, other than his Stock Bonus Account, his Accounts shall be debited by the number of Units of any such Investment Fund which have been sold and credited with the number of Units of any such Investment Fund which have been purchased in order to accomplish such change of investment.  In addition, if a Qualified Participant or eligible Active Participant has made a proper change of investment direction pursuant to Section 7.4 hereof with respect to Shares credited to his Stock Bonus Account, his Stock Bonus Account shall be debited by the number of Shares which have been sold and his Stock Bonus Account shall be credited with the number of Units of any such Investment Fund which have been purchased in order to accomplish such change of investment.
7.8            Transferred Assets.  All assets which are transferred from the Stock Bonus Plan to Accounts hereunder as a result of the merger of the Stock Bonus Plan into this Plan shall be credited to the appropriate Investment Funds and the Invacare Segregated Stock Fund maintained under this Plan effective as of the Restatement Date.
7.9            ERISA Section 404(c) and Related Restrictions on Investment Directions.  The investment direction procedures of this Article are and shall continue to be designed so as to comply, in the sole judgment of the Administrator, with the requirements imposed by Section 404(c) of ERISA and regulations thereunder, and  shall apply to all Participants, former Participants and Beneficiaries in a uniform and nondiscriminatory manner.  Notwithstanding anything to the contrary in this Article, the Trustee may decline to follow any investment direction which, if implemented:
(a)	would not be in accordance with the Plan documents;

(b)	would cause the indicia of ownership of Plan or Trust assets to be maintained outside the jurisdiction of the United States District Courts;

(c)	would jeopardize the Plan’s or the Trust’s tax-qualified status;

(d)	could result in a loss in excess of the balance of the Participant’s, former Participant’s, or Beneficiary’s Accounts;

(e)	would cause this Plan or the Trust to engage in:

(i)
a sale or exchange with a Participating Employer (except as with respect to certain qualifying employer securities as defined in Section 407(d)(5) of ERISA which meet the requirements of Section 408(e) of ERISA and 29 CFR §2550.404c-1(d)(2)(ii)(E)(4));

(ii)	a lease between this Plan or the Trust and a Participating Employer or a loan to a Participating Employer;

(iii)	acquisition or sale of real property of a Participating Employer; or

(iv)
acquisition or sale of securities of a Participating Employer other than certain qualifying employer securities as defined in Section 407(d)(5) of ERISA which meet the requirements of Section 408(e) of ERISA and 29 CFR §2550.404c-1(d)(2)(ii)(E)(4);

(f)	would result in a prohibited transaction within the meaning of Section 4975 of the Code or Section 406 of ERISA; or

(g)	would generate income taxable to this Plan or to the Trust.

To the extent that Section 404(c) of ERISA is not applicable or the terms thereof are not satisfied, the Participants and Beneficiaries shall constitute named fiduciaries under ERISA with respect to their authority to direct investment of their Accounts.
7.10            Restrictions on Insider Trading.  Notwithstanding the foregoing provisions of this Article 7, the Administrator in its sole discretion, shall have the authority to place such restrictions upon the investment directions of any person who is subject to Section 16(b) of the Securities Exchange Act of 1934 as amended (“Insider”) as shall be appropriate to comply with such Section.  Such restrictions shall include, but shall not be limited to the following:  Insiders shall be permitted to submit investment directions relating to the Invacare Stock Fund only on a “semi-annual date” which is no less than six (6) months after the date of the most recent investment direction received from such Insider relating to the Invacare Stock Fund.  For purposes of this Section 7.10, the term “semi-annual date” shall mean a date which is within the period that begins the third business day following the date on which the Company’s first fiscal quarter and third fiscal quarter summary statements of sales and earnings shall be released and which ends on the twelfth business day following such release date.
In addition, an Insider who receives a distribution of Shares as part of a hardship withdrawal pursuant to Section 10.4 shall be prohibited from directing the investment of his Accounts into or out of the Invacare Stock Fund for the six (6) month period following the date of such hardship withdrawal.
7.11            Restrictions During Transition Period.  No changes in or revocations of investment directions, including reallocations between the Investment Funds and diversification elections pursuant to Section 7.4 hereof, shall be accepted by the Administrator from existing Participants, former Participants and Beneficiaries during the Transition Period.

ARTICLE 8

ACCOUNTS

8.1            Accounts as of Restatement Date.  Accounts and subaccounts being maintained under this Plan and the Stock Bonus Plan immediately prior to the Restatement Date shall be reclassified as a result of the merger of the Stock Bonus Plan into this Plan as of the Restatement Date.  Such accounts and subaccounts shall be categorized, as of the Restatement Date, as follows:
(a)
except as specifically provided in this Section 8.1, if such an account or subaccount had been credited with a Participant’s Elective Contributions and earnings thereon under the Plan prior to the Restatement Date, such account shall be deemed to be a Salary Deferral Account;

(b)	if such an account or subaccount was classified as a Matching Contribution Account under the Plan prior to the Restatement Date, such account shall be deemed to be a Matching Contribution Account;

(c)
If such account or subaccount was credited with employer discretionary profit sharing contributions and earnings thereon, under this Plan prior to the Restatement Date, such account shall be deemed to be a Profit Sharing Account;

(d)	if such an account or subaccount was classified as an Employer Contribution Account under the Stock Bonus Plan prior to the Restatement Date, such account shall be deemed to be a Stock Bonus Account;

(e)
if such account or subaccount is credited with Participating Employer Contributions and earnings thereon on and after the Restatement Date, such account shall be deemed to be an Employer Contribution Account;

(f)
if such an account or subaccount had been credited with a Participant’s voluntary after-tax contributions and earnings thereon under the Plan prior to the Restatement Date, such account shall be deemed to be an After-Tax Account; and

(g)	if such an account or subaccount had been credited with a Participant’s or former Participant’s rollover contributions and earnings thereon under the Plan or the Stock Bonus Plan prior to the Restatement Date, such account shall be deemed to be a Rollover Account.

8.2            Establishment of Accounts.  Upon an Employee becoming a Participant, the Administrator shall establish a Salary Deferral Account, a Matching Contribution Account and an Employer Contribution Account in the name of such Participant.  Salary Deferral, Matching Contribution and Employer Contribution Accounts established on behalf of a new Participant shall be deemed to have been established on the date upon which or as of which such individual became a Participant.
8.3            Crediting and Debiting of Accounts.  The Accounts of Participants shall be credited with contributions as specified in Articles 5 and 6 hereof and in Section 23.3 hereof and shall be debited to take into account any withdrawals or distributions made from such Accounts pursuant to Article 9, 10, or 15 hereof.  All such credits and debits to the Accounts of a Participant shall be made as of the dates specified in the appropriate Sections of this Plan.
8.4            Investment Fund Subaccounts.  In the event a Participant directs, pursuant to Article 7 hereof, that his Account or Accounts are to be invested in more than one (1) Investment Fund, the Administrator shall maintain subaccounts as a part of such Participant’s Account or Accounts.  Such subaccounts shall show the portion of an Account invested in a particular Investment Fund.

ARTICLE 9

WITHDRAWALS FROM ACCOUNTS

9.1            Restrictions on Withdrawals.  A Participant may not withdraw his Account balances prior to his Termination of Employment except as provided in this Article 9, in Article 10 and in Article 13 hereof.  Withdrawals made pursuant to this Article shall be subject to the following restrictions:
(a)	the minimum amount of any such withdrawal shall be the lesser of an amount set by the Administrator or the total of the Account balances which are available for withdrawal pursuant to this Article;

(b)	the withdrawing Participant shall make an application for withdrawal or shall follow such procedures as shall be specified by the Administrator from time to time;

(c)	any withdrawal shall be made in a single lump sum payment of cash in accordance with Article 15 hereof;

(d)	any withdrawal shall be made in accordance with the provisions of Section 15.11 hereof;

(e)	no amounts withdrawn pursuant to this Article may be recontributed to this Plan; and

(f)	any withdrawal shall be subject to such other reasonable and uniform rules and regulations, consistently applied, as may be established from time to time by the Administrator.

9.2            Withdrawals from After-Tax Account.  Subject to Section 9.1 hereof, a Participant may withdraw all or a portion of his After-Tax Account balance at any time and for any reason.
9.3            Withdrawals After Age 59-1/2.  Subject to Section 9.1 hereof, on or after the date a Participant attains age fifty-nine and one-half (59-1/2), such Participant may withdraw all or a portion of his Accounts under the Plan.  Any such withdrawals shall be made from Accounts on a pro-rata basis.

                       Prior to the date on which a Participant attains age fifty-nine and one-half (59-1/2), such Participant may withdraw from his Salary Deferral Account only in the case of hardship as provided in Article 10 hereof.
9.4            Withdrawals by Qualified Participants.  Subject to Section 9.1 hereof, a Qualified Participant may withdraw all or a portion of his vested Stock Bonus Account balance which is invested in Shares within the Invacare Segregated Stock Fund.
9.5            Termination of Withdrawal Rights.  Upon an attempt by a Participant to use his interest in this Plan as security for any type of obligation, or to alienate, dispose of or in any manner encumber, or upon an attempt by any third person to attach, levy upon or in any manner convert the use or enjoyment of any such interest of a Participant, the right to withdraw any portion thereof pursuant to this Article shall automatically terminate.

ARTICLE 10

HARDSHIP DISTRIBUTIONS

10.1            Application for Hardship Distribution.  Subject to such uniform rules and procedures as the Administrator may prescribe, in the case of hardship, an Employee who is an Active Participant may apply to the Administrator for a hardship distribution from his Salary Deferral Account prior to his retirement or Termination of Employment.  For the purposes of this Section, a distribution shall be on account of hardship only if the distribution is made on account of an immediate and heavy financial need of the Participant, as described in Section 10.2 hereof, and is necessary, as described in Section 10.3 hereof, to satisfy such need.  Such distribution may be made only from the Accounts specified in Section 10.4 hereof.
10.2            Immediate and Heavy Financial Need.  A distribution will be made on account of an immediate and heavy financial need of a Participant only if the distribution is on account of:
(a)	the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(b)	purchase (excluding mortgage payments) of a principal residence for the Participant;

(c)	medical expenses described in Section 213(d) of the Code incurred by the Participant, the Participant’s spouse, or any dependents of the Participant (as defined in Section 152 of the Code);

(d)
payment of unreimbursable tuition, related educational fees and room and board for up to the next twelve (12) months of post-secondary education for the Participant, his or her spouse, children or dependents; or

(e)	any other circumstance specifically permitted under Code Section 401(k)(2)(B)(i)(IV).

10.3
Determination of An Amount Necessary to Satisfy anImmediate and Heavy Financial Need.  A distribution will be deemed to be necessary to satisfy an immediate and heavy financial need of a Participant only if all of the following requirements are satisfied:

(a)
the distribution is not in excess of the amount of the immediate and heavy financial need of the Participant, including any amounts necessary to pay any federal, state or local income taxes or penalties reasonably anticipated to result from such distribution;

(b)
the Participant has obtained all distributions, other than hardship distributions, and all nontaxable (at the time of the loan) loans currently available under this Plan and all other plans maintained by the Participating Employers and any Affiliates, unless such distribution or loan would have the effect of increasing the amount of the financial need;

(c)
for hardship distributions made prior to January 1, 2002, this Plan and all other plans maintained by the Participating Employers and any Affiliates provide that the Participant may not make Salary Deferral Contributions for the Participant’s taxable year immediately following the taxable year of the Participant during which said hardship distribution occurs in excess of the applicable limit under Section 402(g) of the Code for such next taxable year of the Participant less the amount of such Participant’s Salary Deferral Contributions for the taxable year of the Participant during which said hardship distribution occurs; and

(d)
the Participant is prohibited under the terms of this Plan and all other plans maintained by the Participating Employers and any Affiliates (or other legally enforceable agreement), from making Salary Deferral Contributions and voluntary after-tax contributions, if applicable, to this Plan and such other plans for: (a) for Plan Years beginning before January 1, 2002, a twelve (12) month period after his receipt of such hardship distribution; and (b) for Plan Years beginning on or after January 1, 2002, a six (6) month period after his receipt of such hardship distribution.

By virtue of this Section and Section 5.4 hereof, this Plan provides for the restrictions contained above in subparagraphs (c) and (d).
10.4            Permitted Distributions.  If the Administrator determines that the criteria set forth in Sections 10.2 and 10.3 hereof have been satisfied with respect to a Participant, it may order a distribution of the lesser of:

(a)	his Salary Deferral Account balance; and
(b)	the sum of the aggregate amount of the contributions made to his Salary Deferral Account, plus earnings thereon, if any, credited prior to January 1, 1989.

No distributions shall be made from a Participant’s Accounts, other than his Salary Deferral Account, pursuant to this Article.
Such distribution shall be made in a cash lump sum and shall be made in accordance with the provisions of Section 15.11 hereof.  Any distribution from a Participant’s Accounts under this Article shall be deemed to be made in the order set forth above.
If the Administrator directs that a distribution be made hereunder, it may thereafter, if it determines that such hardship no longer exists or is no longer imminent or upon agreement with the Participant, direct that any such distribution not yet made not be made.
10.5            Administration of Hardship Provisions.  Neither the application for nor payment of any distribution in accordance with this Article shall have the effect of terminating a Participant’s participation in this Plan.  The Administrator may prescribe the use of such forms, conduct such investigation, and require the making of such representations and warranties, as it deems desirable to carry out the purpose of this Article.

ARTICLE 11

PARTICIPANT LOANS

11.1            Loan Application.  An Employee who is an Active Participant or a person who is a Party in Interest (“Borrower”) may request a loan from the Plan.  If the Borrower (and the proposed loan) satisfy the requirements set forth herein, the Trustee shall make a loan to such Borrower pro rata from his Accounts hereunder, other than his Employer Contribution Account and his Stock Bonus Account.  No Borrower shall be permitted to borrow from his Employer Contribution and Stock Bonus Accounts.
In the event an Employee shall request a loan from the Plan, such Employee shall receive an immediate distribution of his After-Tax Account.
11.2            Amount of Loan.  The amount of any such loan shall be determined by the Administrator; provided, however, that any such loan shall not, when combined with outstanding loans previously made from this Plan and outstanding loans made under other qualified retirement plans, if any, maintained by the Company or any Affiliate, cause the aggregate amount of all such loans to such Borrower to exceed the lesser of (a) or (b) below, where:
(a)	equals one-half (1/2) of all vested amounts held in such Borrower’s Accounts under this Plan other than his Employer Contribution and Stock Bonus Accounts; and

(b)	equals Fifty Thousand Dollars ($50,000.00) reduced by the remainder, if any, of:

(i)
the highest outstanding balance of loans to such Borrower from this Plan and all other qualified retirement plans maintained by a Participating Employer or any Affiliate during the twelve (12) month period preceding the date on which the loan is to be made; minus

(ii)	the outstanding balance of loans to such Borrower from the plans on the day the loan is to be made.

11.3            Loan Administration.  The following additional provisions shall be applicable to the loans under this Plan:
(a)
Loan Program Administration.  The loan program under the Plan shall be administered by the Administrator in accordance with the provisions of this Article and such additional or other procedures as the Administrator may from time to time adopt.

(b)	Loan Application Procedure. A Borrower shall apply for a loan in such manner (including in writing, orally, telephonically, or electronically) as the Administrator may determine.

(c)	Basis for Approval or Denial of Loans. Loans will be approved only if:

(i)	the Borrower does not currently have an outstanding loan from the Plan;

(ii)	the Administrator believes the Borrower intends and is able to repay the loan in accordance with its terms;

(iii)
the amount of such loan shall not be in excess of the amount which is credited to the Borrower’s Accounts, other than his Employer Contribution Account and his Stock Bonus Account, at the time of such loan and shall be made exclusively from such Accounts;

(iv)	the amount of such loan shall not be less than One Thousand Dollars ($1,000.00);

(v)	it is anticipated that repayment of the loan shall be made by payroll deduction by the Participating Employer employing the Borrower or any other Affiliate employing him; and

(vi)	the loan satisfies the requirements of Section 11.4 of the Plan.

11.4            Terms and Conditions of Loans.  Any loan made pursuant to this Article shall be considered an investment of the Account or Accounts of the Borrower and shall be subject to the following terms and conditions:
(a)
Interest.  Interest shall be charged at a reasonable rate, comparable to the rate charged by a commercial lender for a similar loan.  Unless otherwise determined by the Administrator, the interest rate shall be equal to one percentage point above the prime rate as it appears in The Wall Street Journal in effect on the last business day of the calendar quarter prior to the calendar quarter in which the loan is made.

(b)
Loan Term and Repayment Schedule.  The term of any loan shall be arrived at by mutual agreement between the Borrower and the Administrator but shall not be less than one (1) year and shall not exceed five (5) years; provided, however, that if the proceeds of such loan are to be used to acquire any dwelling which within a reasonable time is to be used as the Borrower’s principal residence, such loan may be for a term of up to fifteen (15) years.  Subject to the conditions set forth in the immediately preceding sentence, the terms of the loan shall extend for any number of whole months as so agreed by the Borrower and the Administrator.  All loans shall provide for the substantially level amortization of the loan, with payments no less frequently than quarterly, over the term of the loan; provided, however, that the loan shall permit (unless the Administrator otherwise determines) a grace period for up to one (1) year from such repayments while a Borrower is on a leave of absence without pay, provided that such grace period shall not extend the due date of the loan beyond the maximum time period set forth above.

If a Borrower is on a military leave, loan repayments will be suspended under this Plan, as permitted under Section 414(u)(4) of the Code.

The Administrator may make such additional, nondiscriminatory rules regarding loan repayments as it deems necessary, including early repayments and any restrictions relating thereto.

(c)
Segregation of Accounts.  A Borrower’s Accounts, to the extent of such borrowing, shall be deemed segregated for investment purposes.  Both the note representing such loan and the Accounts of the Borrower, to the extent of such borrowing, shall not be taken into account in the valuation of the Plan pursuant to Article 8 hereof.

(d)
Repayment Procedures.  Except for early repayments of the outstanding balance, (i) repayment of any loan made to an Active Employee shall be by payroll deduction, (ii) repayment of any loan made to an Active Employee who has a Termination of Employment and is eligible for severance payments shall be by payroll deduction from said severance payments, and (iii) repayment of any loan made to a person who is no longer an Active Employee and is not eligible for severance payments shall be made as determined by the Administrator and communicated to such Borrower.  Repayments of any loan shall be credited to the

Accounts of the Borrower prorata. Loan repayments shall be directed back into the active Investment Fund based upon the Participant’s future contribution election percentages.

(e)
Documentation and Collateral.  Each Borrower shall indicate his acceptance of the terms of the loan in such manner as the Administrator shall determine.  Without limiting the foregoing sentence, executing on, endorsing, or depositing the check representing the loan proceeds shall automatically constitute acceptance of the terms of the loan and evidence the Borrower’s obligation to repay the loan in accordance with its terms.  Each loan shall bear interest payable to the order of the Trustee and shall be supported by adequate collateral.  Such collateral shall consist of an amount not to exceed fifty percent (50%) of the Borrower’s entire right, title, and interest in and to the Trust Fund, and any earnings attributable to such amounts.  The Administrator may require such other and further documentation as it deems appropriate.  Unless the Administrator otherwise determines, spousal consent to a loan or granting of collateral shall not be required unless the Borrower has previously elected to receive distribution of his benefits in the form of an annuity.

(f)
Default.  A Borrower shall be in default (i) if he fails to make any payment of principal or interest sufficient to meet the substantially level quarterly amortization requirement in paragraph (b) above, (ii) if he fails to make a required payment after a permitted one (1) year grace period as provided for in paragraph (b) above, or (iii) if his collateral becomes inadequate to secure the loan and he does not provide substitute collateral satisfactory to the Administrator within ten (10) days after a request therefor by the Administrator or if he fails to repay in full the entire outstanding balance of the principal and interest accrued on such loan within sixty (60) days after his Termination of Employment, unless he remains a Party in Interest or receives severance payments from a Participating Employer after such Termination of Employment.  If a terminated Participant receives severance payments from a Participating Employer following his Termination of Employment, he shall be in default if he fails to repay in full the entire outstanding balance of the principal and interest accrued on such loan by the earlier of the date on which the Borrower receives a distribution of his Accounts from the Plan or sixty (60) days after his severance payments from the Participating Employer cease.  In the event of default by a Borrower, his loan shall be accelerated, and:

(i)	if his collateral security in this Plan is adequate to cover all or part of the outstanding principal and interest, and if distribution of such amount would not, in the opinion of the

Administrator, put at risk the tax qualified status of the Plan or the Salary Deferral Contribution portion thereof, the Trustee shall take such steps as it deems appropriate to offset the loan balance against his Vested Interest or otherwise execute upon such Plan collateral; and

(ii)
if his collateral security described in paragraph (f)(1) is not adequate to cover all of the outstanding principal and interest, or if execution upon such collateral would, in the opinion of the Administrator, put at risk the tax qualified status of the Plan or the Salary Deferral Contribution portion thereof, the Trustee shall commence appropriate collection actions against the Borrower to recover the amounts owed.

Expenses of collection, including legal fees, if any, of any loan in default shall be borne by the Borrower or his Accounts.

(g)
Loan Origination and Maintenance Fee.  The Administrator may charge to the Account of each Borrower a loan origination fee.  The Administrator may adjust such charge from time to time to reflect the actual cost incurred in processing loans, and such fees shall be assessed to the Accounts of all Borrowers in a nondiscriminatory manner.  Annual maintenance fees shall also be charged to the Account of each Borrower.  All loan fees shall be used by the Administrator to pay administrative expenses of the Plan incurred in connection with such loans.

11.5            Terms of Prior Loans May Not Be Renegotiated or Extended.  Notwithstanding the foregoing provisions of this Article, the terms of outstanding loans may not be renegotiated and in the event the proceeds of any loan made hereunder shall be used directly or indirectly to pay off any obligations under a prior loan made hereunder, the term of the more recent loan shall not extend beyond the period of repayment under the prior loan.  For purposes of this Section, the Administrator shall be able to rely on a certification by the Participant or former Participant as to the use of the new loan’s proceeds.

ARTICLE 12

TERMINATION OF EMPLOYMENT

12.1            Vested Interest Distributable.  In the event of the Termination of Employment of a Participant for any reason other than death, Total and Permanent Disability, or retirement, he shall be entitled to receive a distribution of his Vested Interest.
12.2            Commencement of Distribution.  The Vested Interest of a terminated Participant shall be distributed to him in accordance with the rules and procedures set forth in Article 15 hereof.  Except as otherwise provided in Article 15 hereof, such distribution shall be made or shall commence to be made on such date on or after his date of Termination of Employment as shall be directed by the terminated Participant in his sole discretion; provided, however, that such distribution need not be made earlier than administratively practicable.  Notwithstanding anything contained in this Plan to the contrary, other than Section 15.7 hereof, if a Participant has a Termination of Employment pursuant to Section 2.57(f) hereof that does not meet the requirements of Section 401(k)(10) of the Code, such Participant shall not be eligible to receive a distribution from his Salary Deferral Account under this Plan until he terminates employment with the person, entity or joint venture acquiring the business unit or facility with which he was employed.
12.3            Forfeitures.  If a terminated Participant’s Vested Percentage is one hundred percent (100%) on his date of Termination of Employment, his Matching Contribution Account, Profit Sharing Account, Employer Contribution Account, and Stock Bonus Account  shall thereafter be held, administered and distributed in accordance with Articles 8 and 15 hereof.  If his Vested Percentage is greater than zero (0) but less than one hundred percent (100%), his Matching Contribution, Profit Sharing, Employer Contribution, and Stock Bonus Accounts shall continue to be administered in accordance with the provisions of Articles 8 and 15 hereof until the earliest to occur of any of the following events:
(a)	he receives a distribution of his entire Vested Interest;

(b)	he has a five (5) year Period of Severance;

(c)	he dies; or

(d)	he is rehired by a Participating Employer or an Affiliate.

If the earliest to occur of said events is either the date of complete distribution of his Vested Interest, or his having had a five (5) year Period of Severance, or his death, the excess of:
(i)	his Account balances; over

(ii)	his Vested Interest;

shall be forfeited as of such date and shall be debited to his Matching Contribution Account, Profit Sharing Account, Employer Contribution Account, and Stock Bonus Account, respectively.  The balances remaining credited to his Matching Contribution Account, Profit Sharing Account, Employer Contribution Account, and Stock Bonus Account after said forfeiture shall thereafter be held, administered and distributed in accordance with Articles 8 and 15 hereof.  If a Participant terminates employment at a time when his Vested Percentage is zero (0), such terminated Participant shall be deemed to have received a lump sum distribution from his Matching Contribution Account, Profit Sharing Account, Employer Contribution Account, and his Stock Bonus Account in such zero (0) amount in full discharge of this Plan’s liability with respect to such Accounts and his Matching Contribution, Profit Sharing, Employer Contribution, and Stock Bonus Account balances, if any, shall be forfeited pursuant to this Section.  Such distribution and forfeiture shall be deemed to have occurred on the date of Termination of Employment of such Participant.

If the earliest of said events shall be the terminated Participant’s rehire by a Participating Employer or an Affiliate, this Article shall not apply to him until a subsequent Termination of Employment described in Section 12.1 hereof.
12.4            Use of Forfeitures.  Any forfeitures pursuant to Section 12.3 hereof which remain after recrediting of prior forfeitures pursuant to Section 12.5 hereof shall be used in one of the following manners, as directed by the Company in its sole discretion:
(a)	to pay any expense incurred in connection with the administration of the Plan; or

(b)	to reduce future Participating Employer contributions under Sections 6.1 and 6.2 hereof.

12.5            Recrediting Accounts of Rehired Participants.  If a terminated Participant in this Plan or the Stock Bonus Plan shall be rehired by a Participating Employer or any Affiliate, he shall immediately be reinstated as a Participant in this Plan for purposes of this Section.  If a terminated Participant shall be rehired by a Participating Employer or any Affiliate at a time when his Period of Severance is five (5) or more years, no portion of his Matching Contribution Account balance, Profit Sharing Account balance, Employer Contribution Account balance, or Stock Bonus Account balance under this Plan or the Stock Bonus Plan which was forfeited and debited pursuant to the provision of this Plan or any provisions of the Stock Bonus Plan shall be recredited to his Matching Contribution Account, Profit Sharing Account, Employer Contribution Account, and Stock Bonus Account.  If a terminated Participant shall be rehired by a Participating Employer or any Affiliate at a time when his Period of Severance is less than five (5) years, the portion of his Matching Contribution Account balance, Profit Sharing Account balance, Employer Contribution Account balance or Stock Bonus Account balance under this Plan or the Stock Bonus Plan which was forfeited and debited pursuant to the provisions of this

Plan or the Stock Bonus Plan shall be recredited to his Matching Contribution Account, Profit Sharing Account, Employer Contribution Account, and Stock Bonus Account.
In order to balance the Accounts maintained under this Plan, after giving effect to the recrediting of prior forfeitures and/or earnings as provided above to a rehired Participant’s Matching Contribution Account, Profit Sharing Account, Employer Contribution Account and Stock Bonus Account, the Administrator shall use any forfeitures which would otherwise be used to reduce the Participating Employer contributions in accordance with Section 12.4 hereof.  To the extent that the current forfeited Shares and other forfeited cash amounts for any Plan Year are less than the aggregate previously forfeited Shares and other amounts which were recredited during the Plan Year to the Matching Contribution Accounts, Profit Sharing Account, Employer Contribution Account, and Stock Bonus Account of Participants who were entitled to restoration during the Plan Year, the Participating Employer which rehires the Participant shall contribute to this Plan the difference between the aggregate previously forfeited Shares or amounts which were recredited during the Plan Year to the Matching Contribution Accounts, Profit Sharing Account, Employer Contribution Account, and Stock Bonus Account of Participants who were entitled to restoration and the current forfeited Shares and amounts.  The Participating Employers, at their option, may also contribute the aggregate previously forfeited Shares or other amounts which were recredited during the Plan Year to the Matching Contribution Accounts, Profit Sharing Account, Employer Contribution Account, and Stock Bonus Account of Participants.  Such contribution shall be made by the Participating Employers no later than the due date (including extensions) of the tax return for the Taxable Year which includes the last day of the Plan Year during which the Shares and other amounts were restored.  For purposes of the limitations contained in Article 20 hereof, such contribution shall not be deemed to have been contributed at the time it is recontributed pursuant to this Section, but shall be deemed to have been contributed at the time of the original contribution.

ARTICLE 13

RETIREMENT AND DISABILITY BENEFITS

13.1            Normal Retirement.  The Matching Contribution Account, Profit Sharing Account, Employer Contribution Account, and Stock Bonus Account of a Participant who works for a Participating Employer or an Affiliate until he attains his Normal Retirement Date shall be fully vested and nonforfeitable.  A Participant who retires from the employ of a Participating Employer or an Affiliate on his Normal Retirement Date shall be entitled to receive a distribution of his total Account balances.  Subject to Section 15.1 hereof, such distribution shall be made or shall commence to be made on such date on or after the Participant’s retirement as the Participant shall elect.  Such distribution shall be made in accordance with the provisions of Article 15 hereof.
13.2            Early Retirement.  A Participant may elect to retire before reaching his Normal Retirement Date, but not before the later of his completion of ten (10) years of Vesting Service and his attainment of age fifty-five (55).  In the event of such early retirement, such Participant shall be entitled to receive an amount equal to the sum of the amounts then credited to all Accounts held for his benefit.  Such distribution shall be made in accordance with the provisions of Article 15 hereof.
13.3            Late Retirement.  In the event a Participant works for a Participating Employer or an Affiliate beyond his Normal Retirement Date, his retirement shall be deemed to have occurred on the date of his Termination of Employment with the Participating Employer or an Affiliate for any reason other than death.  In the event of such late retirement, such Participant shall be entitled to receive a distribution of his Account balances.  Subject to Section 15.1 hereof, such distribution shall be made or shall commence to be made on such date, on or after the Participant’s Termination of Employment, as the Participant shall elect.  Such distribution shall be made in accordance with the provisions of Article 15 hereof.  Notwithstanding anything to the contrary contained in this Plan, a Participant who continues in the employ of a Participating Employer beyond his Normal Retirement Date shall be entitled to elect, upon providing such notice as the Administrator shall require, that all or a portion of his Account balances be distributed to him in accordance with Article 15 hereof as of a date coinciding with or following his Normal Retirement Date which shall be selected by the Participant.
13.4            Disability Retirement.  Upon receipt from a Participant, or a person authorized by him or on his behalf, of a request that distributions be made on account of such Participant’s Total and Permanent Disability, or upon its own motion, the Administrator shall determine the extent of the Participant’s disability.  If the Administrator shall determine that the Participant is totally and permanently disabled, his date of disability retirement shall be deemed to have been the earlier of the date on which his application for distribution under this Section was filed with the Administrator or the date on which the Administrator determined him to be totally and permanently disabled, and, except as provided in Sections 6.1 and 6.2 hereof, he will be deemed to have ceased to be an Active Participant on that date.  Such a disabled Participant shall be entitled to receive a distribution equal to his Account balances.  Such distribution shall be made or shall commence to be made as of such date, on or after the date such Participant is determined to be totally and permanently disabled, as the Participant, or a person authorized by him or on his behalf, shall select.  Such distribution shall be made in accordance with the provisions of Article 15 hereof.
13.5            Application for Benefits.  Each Participant who is eligible for benefits under this Article shall apply therefor on a form which shall be given to him for that purpose by the Administrator; provided, however that the foregoing requirement shall not apply in any case in which a Participant shall be unable, for physical, mental or any other reason satisfactory to the Administrator to make such application.  Upon finding that such Participant satisfies the eligibility requirements for benefits under this Article, the Administrator shall promptly notify the Trustee in writing of his eligibility and of the method of distribution selected in accordance with Article 15.

ARTICLE 14

DEATH BENEFITS

14.1            Pre-Retirement Death Benefits.  In the event of the Termination of Employment of a Participant by reason of his death, or the death of a retired or terminated Participant prior to his Annuity Starting Date, his Beneficiary shall be entitled to receive a distribution of the deceased Participant’s vested Account balances.  Such amount shall be distributed or commence to be distributed as soon as practicable following such Participant’s death.
14.2            Death of a Retired or Terminated Participant After Commencement of Distribution.  In the event of the death of a retired or terminated Participant after his Annuity Starting Date, no benefits shall be payable to his Beneficiary except to the extent provided for by the method under which the retired or terminated Participant was receiving distributions under Article 15 hereof.
14.3            Form of Payment of Death Benefits.  Except as provided in Section 14.4, the Administrator shall direct the Trustee to distribute the Participant’s Account balance to his Beneficiary in accordance with Article 15 hereof.
14.4            Qualified Preretirement Survivor Annuity.  Except as provided in Section 15.6 hereof, if a death benefit should be payable to the Beneficiary of a Participant who is described in Section 15.3 pursuant to this Article, his spouse shall be entitled to receive a death benefit in the form of a Qualified Preretirement Survivor Annuity, which shall be the actuarial equivalent of such Participant’s distributable Accounts determined as of the date payment of benefits commence.
14.5            Waiver of Qualified Preretirement Survivor Annuity.  A Participant described in Section 15.3 may elect, at any time after the first day of the Plan Year in which he attains age thirty-five (35) and subject to obtaining spousal consent pursuant to Section 24.8 hereof, to waive the Qualified Preretirement Survivor Annuity described in Section 14.4.  A Participant who has incurred a Termination of Employment may elect, at any time after his Termination of Employment and subject to obtaining spousal consent pursuant to Section 24.8 hereof, to waive the Qualified Preretirement Survivor Annuity described in Section 14.4 with respect to his Account balances accrued prior to his Termination of Employment.  Any election made under this Section 14.5 may be revoked at any time and, once revoked, may be made again.
14.6            Notification and Waiver Procedures.  The Administrator shall furnish to each Participant described in Section 15.3 a written notification of the terms of the Qualified Preretirement Survivor Annuity within the three (3) year period beginning with the first day of the Plan Year in which such Participant attains age thirty-two (32), or if such Participant commences participation in the Plan after he attains age thirty-two (32), no later than the close of the second Plan Year beginning after his commencement of participation.  Such notification shall contain a general description of the Qualified Preretirement Survivor Annuity, the circumstances under which it will be paid, the Participant’s right to make, and the effect of, an election to waive such coverage, the rights of such Participant’s spouse with respect thereto, and the Participant’s right to make, and the effect of, a revocation of such election.
14.7            Automatic Beneficiary.  Unless a Participant has designated a Beneficiary in accordance with the provisions of Section 14.8 hereof, his Beneficiary shall be deemed to be the person or persons in the first of the following classes in which there are any survivors of such Participant:
(a)	his spouse at the time of his death;

(b)	his issue, per stirpes;

(c)	his parents; and

(d)	the executor or administrator of his estate.

14.8            Designation of Beneficiary.  In lieu of having the benefits payable pursuant to this Article payable to a Beneficiary determined in accordance with the provisions of Section 14.7, a Participant who is not described in Section 14.5 hereof may sign a document designating a Beneficiary or Beneficiaries to receive such benefits.  Notwithstanding the foregoing, no designation of a Beneficiary or Beneficiaries by a married Participant under this Section 14.8 shall be valid unless:
(a)	the Participant’s surviving spouse has signed a document, witnessed by a notary public, consenting to such designation and acknowledging the effect of any such designation; or

(b)
it is established to the satisfaction of the Administrator that the signature of such spouse cannot be obtained because such spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by lawful regulations; or

(c)	it is established to the satisfaction of the Administrator that the Participant has no surviving spouse.

Any consent given by a surviving spouse pursuant to this Section shall be effective only with respect to such spouse and shall not be effective with respect to any other spouse of such Participant.  In addition, any designations under this Section 14.8 shall be deemed to be automatically revoked in the event a Participant remarries.
14.9            Instructions to Trustee.  Upon the death of a Participant or a former Participant, the Administrator shall immediately advise the Trustee of the identity of such Participant’s or former Participant’s Beneficiary or Beneficiaries.  The Trustee shall be completely protected in making distributions to any person or persons in any sums in accordance with the instructions it receives from the Administrator.

14.10                       Incomplete Disposition.  In the event that a Participant or former Participant dies at a time when he has a designation on file with the Administrator which does not dispose of the total benefit distributable under this Plan upon his death, then the portion of such benefit distributable on behalf of said Participant or former Participant, the disposition of which was not determined by the deceased Participant’s or former Participant’s designation, shall be distributed to his spouse, if any, or to a Beneficiary determined under the provisions of Section 14.8 hereof.
14.11                       Resolution of Ambiguity.  Any ambiguity in a Participant’s or former Participant’s Beneficiary designation shall be resolved by the Administrator.  Subject to Section 24.8 hereof, the Administrator may direct a Participant or former Participant to clarify his designation and if necessary execute a new designation containing such clarification.

ARTICLE 15

DISTRIBUTIONS

15.1            Deferral of Distributions.  Distributions will normally commence as of the dates specified in Articles 12, 13, and 14 hereof.  However, subject to Sections 15.6 and 15.7 hereof, a Participant, former Participant or Beneficiary may elect in writing to defer any distributions until a later date.
15.2            Normal Method of Distribution.  Except as provided in Sections 14.4, 15.3 and 15.6 hereof, a Participant or Beneficiary shall elect to receive his distributable Account balances either in the form of a single lump sum payment or in nearly equal monthly, quarterly, semi-annual or annual installment payments over a period specified by such Participant or Beneficiary.  Notwithstanding the foregoing, a Participant or Beneficiary who has elected to receive and has commenced receiving his distributable Account balance in the form of installment payments may at any time prior to payment of the final installment payment make an election to receive his remaining Account balance in the form of a single lump sum payment as soon as practicable following his election.
All distributions under the Plan shall be in the form of cash, unless a Participant or Beneficiary shall elect to receive the Shares credited to his Stock Bonus Account in lieu of cash.  The value of any fractional Shares credited to a Participant’s Stock Bonus Account shall be distributed in the form of cash.
15.3            Annuity Methods of Distribution.  Subject to Section 15.6 hereof and prior to September 1, 2001, a Participant who was a Participant under this Plan prior to the Restatement Date or the Beneficiary of such a Participant shall receive the amounts distributable to him (other than amounts and shares credited to his Stock Bonus Account) in the form of the following type of annuity contract purchased for him from an insurance company by the Administrator pursuant to Section 15.9 hereof:
(i)
an immediate Joint and Survivor Annuity contract issued on the joint lives of such Participant and his Beneficiary with the provision that after the Participant’s death fifty percent (50%) (or at the Participant’s election one hundred percent (100%)) of his monthly annuity payments shall continue during the life of and be paid to such Beneficiary; or

(ii)	an immediate Life Annuity contract issued on the life of such Participant or Beneficiary.

Only Participants who are described above (and the Beneficiaries of any such Participants) shall be able to receive an annuity method of distribution pursuant to this Section.
The foregoing provisions of this Section shall not apply to any Participants, former Participants or Beneficiaries whose distributions have not commenced prior to the Annuity Elimination Date.
15.4            Explanation of Annuity Method of Distribution.  The Administrator shall, no less than thirty (30) days and no more than ninety (90) days prior to the date the Accounts of a Participant or Beneficiary described in Section 15.3 become distributable pursuant to Article 12, 13 or 14 hereof, provide such individual with a written explanation of the terms and conditions of the Qualified Joint and Survivor Annuity method of distribution, the individual’s right to revoke such election or to elect a method of distribution described in Section 15.2, the effect of such revocation or election, the right of a Participant’s spouse under the Qualified Joint and Survivor Annuity method of distribution and the relative values of the methods of distribution available.
15.5            Election Against Annuity Method of Distribution.  To elect one of the optional methods of distribution set forth in Section 15.2, a Participant or Beneficiary described in Section 15.3 shall notify the Administrator of such election in writing.  If a such a Participant is married, any such election of an optional form of payment shall be effective only if his spouse consents to such election in accordance with Section 24.8 hereof.
A Participant shall be allowed to make such election for ninety (90) days after having received a written explanation of the Qualified Joint and Survivor Annuity form of payment pursuant to Section 417(a)(3)(A) of the Code and any lawful regulations thereunder; provided, that a Participant’s distribution shall be delayed if necessary to insure that the Participant shall have at least thirty (30) days after he receives the information required by Section 417(a)(3)(A) of the Code within which to elect a form of payment.  In addition to the foregoing, a Participant may, subject to the spousal consent requirement, revoke a prior election and elect another optional method of distribution, if desired, prior to the date benefits will be paid or will commence to be paid to him, as long as such ninety (90) day period has not expired.
15.6            Cash-Out of Small Account Balances.  In the event that the value of a retired, terminated or deceased Participant’s distributable Account balances does not exceed Five Thousand Dollars ($5,000.00) at the time of distribution, or at the time of any prior distribution, the Administrator shall direct the Trustee to distribute such distributable Account balances in a single lump sum payment without the consent of the Participant, his spouse or his Beneficiary; provided, however, that the Trustee shall not make any such single lump sum payment after the date a Participant’s distribution has commenced unless the Participant and his spouse, if any, or in the case of a payment to the surviving spouse of a deceased Participant, the spouse, consent to the single lump sum payment in writing and provided further that any such lump sum payment shall be made in accordance with the provisions of Section 15.11 hereof.  Unless such a Participant or Beneficiary elects to receive a distribution which includes whole Shares, the

Trustee shall sell any Shares or other assets credited to his distributable Accounts as of the date distribution is to be made and distribute the amount of his distributable Account balances in a single lump sum payment of cash.  Any such single lump sum payment shall be in full settlement of such Participant’s, spouse’s or Beneficiary’s rights under this Plan.
15.7            Restrictions on Distributions.  Notwithstanding any other provisions of this Plan, distributions made hereunder shall be subject to the following restrictions:
(a)	in the case of a living Participant:

(i)	distribution must commence on or before the April 1 following the end of the calendar year in which:

(A)	he attains age seventy and one-half (70-1/2) or retires, whichever is later, if the Participant is not a five percent (5%) owner with respect to the Plan Year ending in such calendar year; or

(B)	he attains age seventy and one-half (70-1/2) if the Participant is a five percent (5%) owner with respect to the Plan Year ending in such calendar year;

(ii)	annuity payments shall not be made beyond the life of the Participant or the joint lives of the Participant and his spouse or Beneficiary;

(iii)	installment distributions shall not be payable over a period of years in excess of his life expectancy or the joint life expectancies of himself and his spouse or Beneficiary; and

(b)	in the case of a deceased Participant, distributions after his death shall be payable either:

(i)	within five (5) years of the date of his death; or

(ii)	if distribution commences to his Beneficiary, either:

(A)	within one (1) year of the date of his death or on a later date permitted under any lawful regulations issued by the Secretary of the Treasury; or

(B)	if his spouse is his Beneficiary, by the date such Participant would have attained age seventy and one-half (70-1/2);

over the life of such Beneficiary or over a period not extending beyond the life expectancy of such Beneficiary; or

(iii)
if the Participant’s distribution had commenced prior to his death under a form of payment meeting the requirements of subparagraph (a)(ii) or (a)(iii) above, such distribution must be completed by the remainder of the period specified in said subparagraph (a)(ii) or (a)(iii); or

(iv)
if the Participant’s distribution had not commenced prior to his death under a form of payment meeting the requirements of subparagraph (a)(ii) or (a)(iii) above and the Participant’s spouse is entitled to a distribution hereunder but dies prior to the commencement of such distribution, then the limitations of this Section 15.7(b) shall be applied as if the spouse were the Participant; and

(c)
in the event payments are made to a Participant’s child, for purposes of this Section such payments shall be deemed to be paid to the Participant’s spouse if such payments will become payable to such spouse upon such child reaching majority or any other event permitted under any lawful regulations issued by the Secretary of the Treasury.

A Participant or Beneficiary may elect to have his life expectancy redetermined from time to time but no more frequently than annually.  In the event a Participant or Beneficiary fails to make such an election, then no recalculation shall be performed.  Notwithstanding the foregoing, with respect to distributions made on or after July 1, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed on July 1, 2001.  This provision shall continue in effect until the end of last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.

15.8            Incidental Death Benefit Requirements.  Except in the case of a joint and survivor annuity contract issued on the joint lives of a Participant and his spouse, any other method of distribution payable to a Participant shall conform to the incidental death benefit requirements of Section 1.401(a)(9)-2 of the Treasury Regulations.  Notwithstanding the foregoing, with respect to distributions made on or after January 17, 2001, the Plan will apply the minimum distribution requirements of Section 401(a)(9) of the Code in accordance with the regulations under Section 401(a)(9) that were proposed on January 17, 2001.  This provision shall continue in effect until the end of last calendar year beginning before the effective date of final regulations under Section 401(a)(9) or such other date as may be specified in guidance published by the Internal Revenue Service.
15.9            Purchase and Transfer of Annuity Contract.  In the event a Participant or Beneficiary shall be entitled to receive distribution of his Accounts in the form of an annuity, the Administrator shall direct the Trustee to sell any Shares and any other assets credited to his Accounts and the Administrator shall use the amount of his distributable Accounts to purchase an annuity contract from an insurance company.  If the Administrator obtains an annuity contract or contracts for the benefit of a Participant or a Beneficiary as provided above, the Administrator shall, after having selected such settlement options and placed such restrictive endorsements thereon as it deems necessary or desirable, transfer ownership of the contract or contracts to such Participant or Beneficiary and deliver said contract or contracts to him.
15.10                       Maintenance of Account.  As long as assets of this Plan remain credited to an Account of a Participant or Beneficiary, the Administrator shall continue to maintain and administer said Account in accordance with the terms and provisions of this Plan.

15.11                       Direct Rollover.  Any distribution made hereunder to a Distributee shall be made directly to such Distributee unless he elects a Direct Rollover pursuant to the second paragraph of this Section; provided, however, that the Distributee must acknowledge in writing that he understands that any payment which includes more than two hundred dollars ($200.00) in cash and which, under Code Section 402(c), is eligible to be rolled over to an Eligible Retirement Plan will be subject to withholding taxes.
Each Distributee shall have the right to direct that any distribution which, under Code Section 402(c), qualifies as an Eligible Rollover Distribution be transferred directly to an Eligible Retirement Plan.  A Distributee may direct that part of the distribution be transferred directly to an Eligible Retirement Plan and the balance be paid to him.  A Distributee is not permitted to direct that his distribution be transferred directly to more than one Eligible Retirement Plan.  In the event that a Distributee fails to make any direction, the distribution shall be paid directly to him after deduction of appropriate withholding taxes.
Unless the context otherwise indicates, the following terms shall have the following meanings whenever used in this Section:
(a)	“Eligible Rollover Distribution” shall mean any distribution of all or any portion of the balance to the credit of the Distributee, except that an Eligible Rollover Distribution does not include:

(i)
any distribution that is one of a series of substantially equal periodic payments (not less frequently than annually) made for the life (or life expectancy) of the Distributee or the joint lives (or joint life expectancies) of the Distributee and the Distributee’s designated Beneficiary, or for a specified period of ten (10) years or more;

(ii)	any distribution to the extent such distribution is required under Section 15.7 hereof which reflects the requirements under Section 401(a)(9) of the Code;

(iii)	the portion of any distribution that is not includible in gross income (determined without regard to the exclusion for net unrealized appreciation with respect to employer securities), except that for distributions made on or after January 1, 2002, after tax contributions are included in a Participant’s Eligible Rollover Distribution; and

(iv)	effective for distributions occurring on or after January 1, 2002, any hardship distribution made in accordance with Article 10.

(b)	“Eligible Retirement Plan” shall mean:

(i)	an individual retirement account described in Section 408(a) of the Code;

(ii)	an individual retirement annuity described in Section 408(b) of the Code;

(iii)	an annuity plan described in Section 403(a) of the Code;

(iv)	a qualified trust described in Section 401(a) of the Code; or

(v)
effective for distributions made on or after January 1, 2002, an eligible deferred compensation plan described in Section 457(b) of the Code which is maintained by an eligible employer described in Section 457(e)(1)(A) of the Code; or

(vi)	effective for distributions made on or after January 1, 2002, an annuity contract described in Section 403(b) of the Code,

that accepts the Distributee’s Eligible Rollover Distribution.

Notwithstanding the foregoing, for Plan Years beginning before January 1, 2002, in the case of an Eligible Rollover Distribution to the surviving spouse of a deceased Employee, an Eligible Retirement Plan is limited to an individual retirement account or individual retirement annuity.

(c)	“Distributee” shall mean:

(i)	an Employee or former Employee; and

(ii)
an Employee’s or a former Employee’s surviving spouse and an Employee’s or former Employee’s spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Section 2.43 hereof, without regard to the interest of the spouse or former spouse.

(d)	“Direct Rollover” shall mean a payment by this Plan to the Eligible Retirement Plan specified by the Distributee.

15.12                       Missing Participants.  If, after reasonable efforts of the Administrator to locate a Participant or the Beneficiary of a deceased Participant, including sending a certified letter, return receipt requested, to the last known address of the Participant or Beneficiary, the Administrator is unable to locate the Participant or Beneficiary, then the amounts distributable to such Participant or Beneficiary shall, pursuant to applicable state or Federal laws, be treated as a forfeiture under the Plan.  In the event that such a Participant or Beneficiary is located subsequent to such a forfeiture, then, pursuant to applicable state or Federal laws, his benefit shall be reinstated (without earnings from the date of forfeiture except to the extent required by law) and shall not be used to determine his Annual Additions for the Plan Year in which it is reinstated.  If the Plan is joined as a party to any escheat proceedings involving an amount forfeited pursuant to this Section, the Plan shall comply with the final judgment as if it were a claim filed by the form Participant or Beneficiary and shall pay in accordance with said judgment.
15.13                       Pre-Restatement Date Methods of Distribution.  Notwithstanding any provisions of this Article to the contrary, the method of distribution being utilized, as of the date immediately prior to the Restatement Date, to distribute benefits to or with respect to Participants who had retired, died, become disabled, or terminated employment prior to the Restatement Date shall not be changed.

ARTICLE 16

ADMINISTRATION

16.1            Powers and Duties of Administrator.  The Board of Directors shall appoint the Administrator which shall be any person(s), corporation or partnership, (including the Company itself) as the Board of Directors shall deem desirable in its sole discretion.  The Company shall notify the Trustee of the identity of the Administrator and of any change therein.  As of the Restatement Date, the Administrator shall be the Company.  The Company, in its capacity as Administrator, shall have the power to delegate to agents or delegates, the right to exercise any powers given to the Administrator hereunder or under law and/or the obligation to carry out any or all of its duties as Administrator.  Any reference contained in the Plan to the Administrator shall be deemed to apply also to an agent or delegate, if the Company shall have delegated such duty or power to the agent or delegate.
Except as expressly set forth herein with respect to the duties and responsibilities of the Trustee, the Participating Employers or the Committee, the Administrator shall administer this Plan and shall have all powers and duties granted or imposed on an “administrator” by ERISA.  The Administrator shall determine any and all questions of fact, resolve all questions of interpretation of this instrument which may arise under any of the provisions of this Plan as to which no other provision for determination is made hereunder, and exercise all other powers and discretions necessary to be exercised under the terms of this Plan which it is herein given or for which no contrary provision is made.  Subject to the provisions of Section 16.6 hereof, the Administrator’s decision with respect to any matter shall be final and binding upon the Trustee and all other parties concerned, and neither the Administrator nor any of its directors, officers or Employees, if applicable, shall be liable in that regard except for gross abuse of the discretion given it and them under the terms of this Plan.  In rendering its decisions hereunder, the

Administrator shall have full power and discretion to interpret this Plan, to resolve ambiguities, inconsistencies, and omissions, to determine any question of fact, and to determine the right to benefits of, and the amount, time and form of benefits, if any, payable to, the applicant in accordance with the provisions of this Plan.  No benefits shall be payable hereunder unless the Administrator (or, if the Administrator’s decision is appealed, the Committee acting in its review capacity hereunder) determines in its discretion such benefit is due under the terms of this Plan.  All determinations of the Administrator, and other exercises of the Administrator’s discretion hereunder shall be made in such manner as the Administrator determines to be in accord with applicable law and generally uniform, consistent, and nondiscriminatory with respect to all Participants and Beneficiaries in similar circumstances.  The Administrator, from time to time, may designate one or more persons or agents to carry out any or all of its duties hereunder.  All determinations of the Administrator and other exercises of the Administrator’s discretion hereunder shall be made in such a manner as the Administrator determines to be in accord with applicable law and generally uniform, consistent and nondiscriminatory with respect to all Participants, former Participants and Beneficiaries in similar circumstances.  The Administrator, from time to time, may designate one or more persons or agents to carry out any or all of its duties hereunder.
Without limiting any other powers expressly granted to the Administrator hereunder, the Administrator shall have the power to adopt and implement such rules and procedures regarding the administration of the Plan as the Administrator may deem appropriate.  Notwithstanding any provision of the Plan to the contrary, such rules and procedures may permit or require any elections by Participants, former Participants, or Beneficiaries regarding deferrals, after-tax contributions, investments, loans, withdrawals and distributions to be made in such form (including in writing, orally, telephonically, or electronically) as the Administrator may determine.  In addition, the Administrator shall have the power to rename, combine, and separate Accounts, establish sub-Accounts, or otherwise restructure any Accounts under this Plan or any Supplement in such manner as the Administrator deems appropriate for the administration of the Plan, provided that such restructuring shall not change the balance of the Accounts of any Participant as of the time of such restructuring (disregarding the impact of any rounding).  Unless the Plan specifically provides otherwise, the provisions of the Plan with respect to vesting, distribution rights and restrictions, loan rights and restrictions, investment rights, and other features applicable to the balance of any Account of any Participant prior to such restructuring shall continue with respect to the portion of the Accounts of such Participant after the restructuring which are attributable to such balance.  All references in this Plan to any Account prior to such a restructuring shall thereafter be deemed to refer to the Account, Accounts, or portions thereof into which such prior Account was restructured.
16.2            Application for Retirement Benefits.  Each Participant or Beneficiary who is eligible for benefits under Article 12, 13, or 14 shall apply therefor on a form which shall be given to him for that purpose by the Administrator; provided, however, that the foregoing requirement shall not apply in any case in which a Participant or Beneficiary shall be unable, for physical, mental, or any other reason satisfactory to the Administrator to make such application.  The Administrator shall not process any application filed by a Participant or Beneficiary with respect to a retroactive claim for benefits.  Upon finding that such Participant or Beneficiary satisfies the eligibility requirements for benefits under Article 12, 13, or 14, the Administrator shall promptly notify the Trustee in writing of his eligibility and of the method of distribution selected in accordance with Article 15.

Notwithstanding anything contained herein to the contrary, a Participant must file a claim for disability retirement benefits pursuant to Article 13 hereof within one hundred twenty (120) days following such Participant’s Termination of Employment due to this Total and Permanent Disability.
16.3            Denial of Benefit Claim.  If any Participant, any former Participant, any Beneficiary or the authorized representative of a Participant, former Participant or Beneficiary shall file an application for benefits hereunder and such application is denied, in whole or in part, he shall be notified in writing of the specific reason or reasons for such denial unless the granting or denial of the application is in the sole discretion of the Administrator, in which event the notice to the applicant shall state that the Administrator has denied the application pursuant to the exercise of its discretionary powers under this Plan.  The notice shall also set forth the specific Plan provisions upon which the denial is based, an explanation of the provisions of Section 16.6 hereof and any other information deemed necessary or advisable by the Administrator.  Such notice shall be issued within ninety (90) days of the filing of a claim by a Participant, former Participant or Beneficiary; provided, however, that such ninety (90) day time period may be extended for a period of up to an additional ninety (90) days in the event that special circumstances require an extension of time for processing the claim.  If such an extension of time for processing the claim is required, written notice of such extension shall be furnished to the applicant prior to the end of the initial ninety (90) day period.  Such notice shall also indicate the special circumstances which make such extension necessary.
16.4            Administrative Committee.  The Board of Directors or the appropriate officers of the Company shall appoint the members of an Administrative Committee which shall consist of two (2) or more members.  The members of the Committee shall remain in office at the will of the Board of Directors or the Company, and the Board of Directors or the Company, from time to time, may remove any of said members with or without cause.  A member of the Committee may resign upon written notice to the Board of Directors or appropriate officer of the Company.  The fact that a person is a Participant or a former Participant or a prospective Participant shall not disqualify him from acting as a member of the Committee.  In case of the death, resignation or removal of any member of the Committee, the remaining members shall act until a successor-member shall be appointed.  The Company shall notify the Trustee in writing of the names of the members of the Administrative Committee, of any and all changes in the membership of the Administrative Committee, of the member designated as Chairman and the member designated as Secretary, and of any changes in either office.  Until notified of a change, the Trustee shall be protected in assuming that there has been no change in the membership of the Administrative Committee since the last notification was filed with it.  All communications to the Committee shall be addressed to its Secretary at the address of the Company.
16.5            Committee Procedures.  The Committee may act on a matter of day-to-day administration of the Plan by decision of any two (2) or more of its members.  On all matters relating to claims review, the decision of a majority of the members of the Committee shall govern and control, but a meeting need not be called or held to make any decision.  The Committee shall appoint one of its members to act as its Chairman and another member to act as Secretary.  The terms of office of these members shall be determined by the Committee, and the Secretary and/or Chairman may be removed by the other members of the Committee for any reason which such other members may deem just and proper.  The Secretary shall do all things directed by the Committee.  Any notice served or demand made on the Secretary shall be deemed to have been served or made upon the Committee.
16.6            Claims Review Procedures.  Any Participant, any former Participant, any Beneficiary or any authorized representative of a Participant, former Participant or Beneficiary whose application for benefits hereunder has been denied, in whole or in part, by the Administrator, may within sixty (60) days after receipt of written notice of denial of his claim and upon written notice to the Committee request a review by the Committee of such denial of his application.  Such review may be made by written briefs submitted by the applicant and the Administrator or at a hearing, or by both, as shall be deemed necessary by the Committee.  Any such hearing shall be held in the main offices of the Company, or at such other location as shall be agreed upon among the Administrator, the Committee and the applicant, on such date and at such time as the Committee shall designate upon not less than seven (7) days’ notice to the applicant and the Administrator unless both of them accept shorter notice.  The Committee shall make every effort to schedule the hearing on a day and at a time which is convenient to both the applicant and the Administrator.  No later than sixty (60) days after the review has been completed, the Committee shall render a decision in writing, a copy of which shall be sent to both the applicant and the Administrator.  In the event that the Committee does not reach a decision within said sixty (60) day period, the applicant shall be notified of the delay, in writing, and said decision shall be rendered no later than one hundred twenty (120) days following the applicant’s request for review.  In rendering its decision, the Committee shall have full power and discretion to interpret this Plan, to resolve ambiguities, inconsistencies and omissions, to determine any question of fact, to determine the right to benefits of, and the amount of benefits, if any, payable to, the applicant in accordance with the provisions of this Plan.  Such decision shall set forth the specific reason or reasons for the decision and the specific Plan provisions upon which the decision is based.  Such decision shall be final and binding on the applicant, the Trustee, the Participating Employers and the Administrator.
No legal action may be commenced against the Plan, the Administrator or the Committee more than one hundred eighty (180) days after the Committee’s final decision has been rendered with respect to all or any portion of the claim.
16.7            Fees and Expenses.  No member of the Committee shall be disqualified from acting on any question because of his interest therein.  No fee or compensation shall be paid to any member of the Committee for his services as such, but the Committee shall be reimbursed for its expenses from the Trust Fund, unless such expenses are paid by the Participating Employers.  The Committee and the Administrator may hire such attorneys, accountants, agents, clerks, recordkeepers and secretaries as they deem desirable in the performance of their functions.
The expenses of administration of this Plan incurred by the Committee, the Administrator or the Trustee, including but not limited to, accountants’ fees, attorneys’ fees, and the fees charged by the Trustee or agents of the Committee or the Administrator, shall be paid in any one of the following manners as determined by the Company in its sole discretion:
(a)	out of the Trust Fund;

(b)	out of individual Participants’ Accounts, if such fees directly relate to such Participants Account activities;

(c)	out of the annual contributions of the Participating Employers, if any; or

(d)	directly by the Participating Employers.

16.8            Exhaustion of Review Procedures; Statute of Limitations.  The interpretations, determinations and decisions of the Administrator and the Committee shall,

except to the extent provided in Section 16.6 hereof, be final and binding upon all persons with respect to any right, benefit and privilege hereunder.  Except as otherwise provided in ERISA, the review procedures of said Section 16.6 shall be the sole and exclusive remedy and shall be in lieu of all actions at law, in equity, pursuant to arbitration or otherwise.  In any event, a Participant, former Participant or Beneficiary must exhaust the review procedures of Section 16.6 hereof prior to the commencement of any such action.  For claims incurred on or after the Restatement Date, no legal action may be commenced against the Plan, the Administrator or the Committee more than one hundred eighty (180) days after the Committee’s final decision has been rendered, in accordance with Section 16.6, with respect to all or any portion of the claim.
16.9            Delegated Duties and Responsibilities.  The Participating Employers, Administrator, Committee, Board of Directors, Trustee and their respective officers, members, Employees and agents shall have no duty or responsibility under this Plan other than the duties and responsibilities expressly assigned to them herein or delegated to them pursuant hereto or the Trust Agreement.  None of them shall have any duty or responsibility with respect to the duties or responsibilities assigned or delegated to another of them.  In no event shall the Participating Employers, Administrator, Committee, Board of Directors or their respective officers, members, Employees and agents be deemed to have any duty or responsibility with respect to the holding, safekeeping, investment, reinvestment and administration of the Trust Fund.
16.10                       Limitation of Liability and Indemnification.  Except as otherwise provided in ERISA, the Administrator, Committee, Board of Directors, and their respective officers and members shall incur no personal liability of any nature whatsoever in connection with any act done or omitted to be done in the administration of this Plan.  The Participating Employers shall indemnify, defend, and hold harmless the Administrator, Committee, Board of Directors, and

their respective officers, Employees, members and agents, for all acts taken or omitted in carrying out their responsibilities under the terms of this Plan or other responsibilities imposed upon such persons by ERISA.  This indemnification for all acts or omissions is intentionally broad, but shall not provide indemnification for embezzlement or diversion of Trust funds for the benefit of any such persons, nor shall it provide indemnification for excise taxes imposed under Section 4975 of the Code.  The Participating Employers shall indemnify such persons for expenses of defending an action by a Participant, former Participant, Beneficiary, government entity, or other persons, including all legal fees and other costs of such defense.  The Participating Employers will also reimburse such a person for any monetary recovery in a successful action against such person in any federal or state court or arbitration.  In addition, if the claim is settled out of court with the concurrence of the Company, the Participating Employers shall indemnify such person for any monetary liability under said settlement.

ARTICLE 17

PROHIBITION AGAINST ALIENATION

17.1            Non-Alienation of Benefits.  Neither any property nor any interest in any property held for the benefit of any Participant, former Participant or Beneficiary shall be alienated, disposed of or in any manner encumbered, voluntarily, involuntarily or by operation of law, while in the possession or control of the Trustee except by an act of the Trustee or the Participant, former Participant or Beneficiary specifically authorized hereunder.
17.2            Exception For Qualified Domestic Relations Order.  Section 17.1 hereof shall not apply to the creation, assignment or recognition of a right to any benefit under this Plan pursuant to a Qualified Domestic Relations Order and shall not apply to the payment of any benefits to an Alternate Payee pursuant to such an order.
17.3            Procedures For Determining Whether Order Is Qualified.  In the event this Plan is served with a Domestic Relations Order, the Administrator shall promptly notify the Participant or former Participant and any Alternate Payee to whom such order relates of the receipt of such order and this Plan’s procedures for determining whether such order is a Qualified Domestic Relations Order.  Within a reasonable time after receipt of such Domestic Relations Order, the Administrator shall determine whether such order is a Qualified Domestic Relations Order and shall notify the Participant or former Participant and each Alternate Payee of its determination.
17.4            Segregated Account.  During any period in which the issue of whether a Domestic Relations Order is a Qualified Domestic Relations Order is being determined, the Administrator shall direct the Trustee to credit the portion of the Participant’s or former Participant’s Account balances which would have been payable to an Alternate Payee during such period if the order had been determined to be a Qualified Domestic Relations Order during such period to a segregated Account under this Plan and to debit the appropriate Accounts of the Participant or former Participant.  If the Domestic Relations Order is determined to be a Qualified Domestic Relations Order within eighteen (18) months after this Plan is served with such Domestic Relations Order, the Administrator shall hold and dispose of the segregated Account balance in accordance with the terms of the Qualified Domestic Relations Order.  If:
(a)	it is determined that such Domestic Relations Order is not a Qualified Domestic Relations Order; or

(b)
the issue with respect to whether such Domestic Relations Order is a Qualified Domestic Relations Order is not resolved within eighteen (18) months after this Plan is served with such Domestic Relations Order;

the Administrator shall transfer the segregated Account balance to the appropriate Accounts maintained for the benefit of the person who would have been entitled to such segregated Account balance if this Plan had never been served with such Domestic Relations Order.  If eighteen (18) months have elapsed since this Plan was served with such Domestic Relations Order and such order is subsequently determined to be a Qualified Domestic Relations Order, such order shall only be applied prospectively.
17.5            Investment of Segregated Account.  The balance credited to any segregated Account which has been created under Section 17.4 hereof after this Plan has been served with a Domestic Relations Order (other than Shares and other amounts credited to the Invacare Segregated Stock Fund) shall be invested in such of the Investment Funds established pursuant to Article 17 hereof as the Participant to whom the Order relates shall direct until it is determined whether such Domestic Relations Order is a Qualified Domestic Relations Order.  If the Order is determined to be a Qualified Domestic Relations Order, the Alternate Payee shall thereafter be entitled to direct the investment of such Account (other than Shares and other amounts credited to the Invacare Segregated Stock Fund) as though the Alternate Payee were a Participant.
17.6            Distributions Pursuant to Qualified Domestic Relations Orders.  If a Qualified Domestic Relations Order so provides, the segregated Account established pursuant to Section 17.4 may be distributed to the Alternate Payee at the time specified in the Qualified Domestic Relations Order, regardless of whether the Participant is entitled to receive an immediate distribution from the Plan at such time.
17.7            Application of Loan Provisions to Alternate Payees.  An Alternate Payee on whose behalf a segregated Account has been established shall not be entitled to borrow from such Account.  If a Qualified Domestic Relations Order specifies that an Alternate Payee is entitled to any portion of the Accounts of a Participant who has an outstanding loan balance, all outstanding loans shall generally continue to be held in the Participant’s Accounts and shall not be divided between the Participant’s and Alternate Payee’s Accounts.
17.8            Review Procedures.  Any Participant, former Participant or Alternate Payee who is affected by a Domestic Relations Order served upon this Plan may, upon written notice to the Committee, request a review by such Committee of the Administrator’s determination with respect to the qualification or lack of qualification of such Domestic Relations Order.  Any such review by the Committee shall be subject to the rules and procedures set forth in Article 16 hereof.

ARTICLE 18

AMENDMENT AND TERMINATION

18.1            Power to Amend and Terminate.  This Plan may be modified, altered, amended, changed or terminated by the Company at any time generally by action of the Board of Directors.  Notwithstanding the foregoing, the proper officers of the Company shall have the power to amend the Plan in order to reflect desired changes in the administrative provisions thereof or to make such changes to the Plan as are required in order to maintain the tax qualification of the Plan pursuant to Code Sections 401(a), 401(k), 401(m), 409 and 501(a).  Any amendment to the Plan shall be evidenced by an instrument in writing executed in the name of the Company by one (1) or more duly authorized officers of the Company, but no rights of Participants, former Participants or Beneficiaries receiving benefits under this Plan and no other rights under this Plan which are protected rights under Code Section 411(d)(6) shall in any way be reduced except as permitted by the Code or the Secretary of the Treasury.  This Plan as amended and restated herein may be modified and amended retroactively, if necessary, to secure exemption effective on the Restatement Date under Code Sections 401(a), 401(k), 401(m), 409 and 501(a).   No amendment shall be binding on the Trustee until the receipt of such amendment by the Trustee.
18.2            Termination.  Upon termination of this Plan all assets of the Trust Fund after deduction therefrom of any accrued expenses and fees of the Trustee and any expenses and fees relating to such termination incurred or to be incurred by the Trustee shall be allocated among the then existing Accounts.  Each such Account shall be adjusted in accordance with Sections 7.5 and 7.6 hereof.  All Account balances of Participants and former Participants at the time of termination of this Plan shall be fully vested and nonforfeitable.   Such Account balances shall be forthwith distributed to the Participant or former Participant for whose benefit the

Accounts were established if he is living on the date of termination, or if he shall have died before distribution, in accordance with the provisions of Article 14 hereof.
Upon termination of this Plan all annuity policies held by the Trustee shall be delivered, and all rights therein shall be transferred to those persons then receiving benefits or entitled to receive benefits from them.
18.3            Partial Termination or Complete Discontinuance of Contributions.  Upon the partial termination of this Plan or upon complete discontinuance of contributions to this Plan by the Participating Employers, the Account balances of Participants affected by such partial termination or complete discontinuance shall be fully vested and nonforfeitable.  However, after any such partial termination or complete discontinuance of contributions, the Administrator shall continue to administer this Plan in the manner in which this Plan was administered before any such partial termination and a Participant shall only be entitled to receive benefits upon the occurrence of an event which under the terms of this Plan would entitle him to receive such benefits.  For purposes of this Section, no event shall be a “partial termination” unless:  (a) the Company has so designated such event in a writing delivered to the Trustee; or (b) such event has been finally and expressly determined to be a partial termination within the meaning of Section 411(d) of the Code in an administrative or judicial proceeding to which both the Company and the Commissioner of Internal Revenue or his delegate were parties.

ARTICLE 19

LIMITATIONS ON CONTRIBUTIONS

19.1            Contributions Are Subject to Limitations.  The amount and allocation of contributions under this Plan, including any contributions made pursuant to a Supplemental Agreement, shall be subject to several limitations.  Those limitations are as follows:
(a)	Salary Deferral Contributions shall be subject to the individual dollar limit described in Section 19.2 hereof;

(b)	Salary Deferral Contributions shall be subject to the Deferral Percentage limit set forth in Section 19.3 hereof;

(c)	Matching contributions and after-tax contributions shall be subject to the Contribution Percentage limit set forth in Section 19.4 hereof;

(d)	For Plan Years beginning before January 1, 2002, the contributions described in subparagraphs (b) and (c) above shall be subject to the limit on “multiple use” set forth in Section 19.5 hereof;

(e)	All contributions made pursuant to Articles 5 and 6 hereof shall, in the aggregate, be subject to the deductibility limit set forth in Section 19.6 hereof; and

(f)	The allocation of all of the foregoing contributions, in the aggregate, shall be subject to the limitation on annual additions set forth in Article 20 hereof.

In addition, the following rules and procedures shall apply for purposes of this Article:
(i)
For purposes of determining a Participant’s Deferral or Contribution Percentage pursuant to Section 19.8(b) or 19.8(c) hereof, all Salary Deferral Contributions that are made under two (2) or more plans (or after-tax and matching contributions, as appropriate) that are aggregated for purposes of Sections 401(a)(4) or 410(b) of the Code (other than Section 410(b)(2)(A)(ii) of the Code) shall be treated as made under a single plan.

(ii)	If two (2) or more plans are permissively aggregated for purposes of Section 401(k) or 401(m) of the Code, the aggregated plans shall also satisfy Sections 401(a)(4) and 410(b) of the Code as though they were a single plan.

(iii)
The Deferral or Contribution Percentage of any Highly Compensated Employee shall be determined by treating all plans maintained by the Company and any Affiliates that are subject to Section 401(k) or 401(m) of the Code (other than those that may not be permissively aggregated) as a single plan.

19.2            The Dollar Limit.  The Salary Deferral Contributions with respect to the taxable year of a Participant plus similar amounts contributed on a similar basis by any other employer (whether or not related to a Participating Employer) required by law to be aggregated with his Salary Deferral Contributions under this Plan shall not exceed Ten Thousand Five Hundred Dollars ($10,500.00) or, effective as of the following dates:
Effective Date                                            Dollar Limit
January 1, 2002                                            Eleven Thousand Dollars ($11,000.00)
January 1, 2003                                            Twelve Thousand Dollars ($12,000.00)
January 1, 2004                                            Thirteen Thousand Dollars ($13,000.00)
January 1, 2005                                            Fourteen Thousand Dollars ($14,000.00)
January 1, 2006                                            Fifteen Thousand Dollars ($15,000.00)
plus any adjustment for cost-of-living after 2001 as determined pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to Section 415(d) of the Code.
In the event that the Salary Deferral Contributions for a Participant’s taxable year exceed such limit, or in the event that the Administrator shall receive notice from a Participant by the March 1 next following the close of a Participant’s taxable year that his Salary Deferral Contributions, together with similar contributions under plans of other employers shall have exceeded such limit, the Administrator shall cause the amount of excess contributions, together with any earnings allocable to such excess contributions, to be refunded to the Participant by the following April 15th.  Any such refund of excess contributions shall be debited from the Participant’s Salary Deferral Account.
19.3            Deferral Percentage Limit.  Salary Deferral Contributions made on behalf of a Participant for a Plan Year (hereinafter sometimes referred to as the “current Plan Year”) shall be limited so that the average Deferral Percentage for the Highly Compensated Employees who are Participants or who are eligible to become Participants for such Plan Year shall not exceed an amount determined based upon the average Deferral Percentage for the Employees who are Participants or who are eligible to become Participants but are not Highly Compensated Employees for the preceding Plan Year or, if the Company elects, for the current Plan Year, as follows:

(A)	(B)
Average Deferral	Limit on Average Deferral
Percentage for Employees	Percentage for Employees
Eligible to Participate	Eligible to Participate
who are not Highly	who are Highly
Compensated	Compensated

Less than 2%	2 times Column (A)
2% or more but less than 8%	Column (A) plus 2%
8% or more	1.25 times Column (A)

In the event the Company elects to determine the average Deferral Percentages of Employees who are not Highly Compensated Employees on the basis of the current Plan Year rather than the preceding Plan Year in accordance with Section 401(k)(3)(A) of the Code, such election by the Company may not be changed for Plan Years commencing after December 31, 1998, except as provided by the Secretary of the Treasury.
If, for any Plan Year, this Plan satisfies the requirements of Section 19.4 hereof, then the Company may elect, in such manner as the Secretary of the Treasury or his delegate may provide, to take into account, as additional amounts for purposes of this Section, all or a part of the fully vested matching contributions, if any, made for the Plan Year.
19.4            Contribution Percentage Limit.  The contributions made for a Plan Year (hereinafter sometimes referred to as “current Plan Year”) as matching contributions shall be limited so that the average Contribution Percentage for the Highly Compensated Employees who are Participants or who are eligible to become Participants for such Plan Year shall not exceed an amount determined based upon the average Contribution Percentage for the Employees who are Participants or who are eligible to become Participants but are not Highly Compensated Employees for the preceding Plan Year or, if the Company elects, for the current Plan Year, in accordance with the table set forth in Section 19.3 hereof.
In the event the Company elects to determine the average Contribution Percentages of Employees who are not Highly Compensated Employees on the basis of the current Plan Year rather than the preceding Plan Year in accordance with Section 401(m)(2)(A) of the Code, such election by the Company may not be changed for Plan Years commencing after December 31, 1998, except as provided by the Secretary of the Treasury.
If, for any Plan Year, this Plan satisfies the requirements of Section 19.3 hereof, then the Company may elect, in such manner as the Secretary of the Treasury or his delegate may provide, to take into account, as additional amounts for purposes of this Section, all or a part of the Salary Deferral Contributions made to this Plan.
19.5            Pre-2002 Multiple Use Limit.  For Plan Years beginning prior to January 1, 2002, if the sum of the Deferral Percentage and the Contribution Percentage for one or more Highly Compensated Employees exceeds the Aggregate Limit defined in Section 19.8(a) hereof, the Contribution Percentage for such Employee or Employees shall be reduced in accordance with Section 19.7 hereof so that the Aggregate Limit is not exceeded.  The amount by which a Highly Compensated Employee’s Contribution Percentage is reduced shall be treated as an excess contribution pursuant to Section 19.7.  The Deferral Percentage and Contribution Percentage of the Highly Compensated Employees shall be determined after any corrections are made to meet the Deferral Percentage and Contribution Percentage limits.  Multiple use does not occur if neither the average Deferral Percentage nor the average Contribution Percentage of the Highly Compensated Employees exceeds one and twenty-five hundredths (1.25) multiplied by the corresponding average Deferral Percentage or average Contribution Percentage of the Non-Highly Compensated Employees.
19.6            Deductibility Limit.  In no event shall the total of all contributions made pursuant to Articles 5 and 6 hereof exceed the maximum amount allowable as a deduction under Section 404(a)(3) of the Code or any statute of similar import, including the amount of any contribution carryforward allowable under said Section 404(a)(3) and, effective January 1, 2002, taking into account Section 616 of the Economic Growth and Tax Relief Reconciliation Act of 2001.  Notwithstanding the foregoing, effective January 1, 2002, amounts contributed by Participating Companies pursuant to Participants’ elections under Section 5.1 hereof, shall not be considered in determining the maximum amount allowable as a deduction.  This limitation shall not apply to contributions which may be required in order to provide the minimum contributions described in Article 24 hereof for any Plan Year in which this Plan is Top-Heavy.  Nor shall this limitation apply to contributions which may be required in order to recredit the Account of any rehired Participant whose Account is to be recredited with prior forfeitures as described in Section 12.5 hereof.

19.7            Distribution of Excess Contributions.  In the event that the limitations set forth in Section 19.2, 19.3, 19.4 or 19.5 hereof shall be exceeded, the Administrator shall take action to reduce future Salary Deferral Contributions made pursuant to Article 5 hereof and/or future matching contributions made pursuant to Article 6 hereof, as appropriate.  Such action may include a reduction in the future rate of Salary Deferral Contributions of any Highly Compensated Employee pursuant to any legally permissible procedure.  In the event that such action shall fail to prevent the excess, prior Salary Deferral Contributions made pursuant to Article 5 hereof, plus any income and minus any losses allocable thereto to the date of distribution, shall be distributed to the Participant on whose behalf such contributions were made.  In the event that any Salary Deferral Contributions made pursuant to Article 5 hereof are distributed to a Participant, any related matching contributions, plus any income and minus any losses allocable thereto to the date of distribution, shall be:
(a)	forfeited and disposed of if such matching contributions are not vested; and

(b)	distributed to the Participant if such matching contributions are vested.

In the event of such a distribution or forfeiture, the Salary Deferral Account, and if applicable the Matching Contribution Account, of such Participant shall be debited with the amount of such distribution or forfeiture.  Any such adjustments made in Participants’ Accounts shall be made in a uniform manner for similarly situated Participants.
In the event that distributions must be made in order to bring this Plan into compliance with Section 19.3, 19.4 or 19.5 hereof, the Administrator shall reduce the dollar amount of deferrals of Highly Compensated Employees in descending order, beginning with the Highly Compensated Employee(s) with the highest total deferral amount until such limitations have been satisfied.  In performing such reduction, the reduced deferral amount of any affected

Highly Compensated Employee shall, in no event, be lower than that of the Highly Compensated Employee with the next highest deferral amount.
Any excess Salary Deferral Contributions to be distributed to a Participant pursuant to this Section shall be reduced by any excess Salary Deferral Contributions previously distributed to such Participant for such Participant’s taxable year ending with or within the Plan Year in accordance with Code Section 402(g)(2).
Any excess matching contributions for a Plan Year, together with any income allocable to such excess matching contributions, which are distributable as described above shall be distributed to a Participant within one (1) year after the end of such Plan Year.  If such excess amounts are not distributed within two and one-half (2-1/2) months of the end of the Plan Year, a ten percent (10%) excise tax on such excess amounts shall be imposed on the Company.  Excess matching contributions shall be treated as annual additions under Article 20 hereof.
19.8            Definitions.  For purposes of this Article, the following definitions and special rules shall apply:
(a)	“Aggregate Limit” shall mean the greater of (i) or (ii), where:

(i)	equals the sum of:

(A)	one and twenty-five hundredths (1.25) times the greater of the Deferral Percentage or the Contribution Percentage for the Non-Highly Compensated Employees; and

(B)	two (2) percentage points plus the lesser of the Deferral Percentage or the Contribution Percentage for the Non-Highly Compensated Employees; and

(ii)	equals the sum of:

(A)	one and twenty-five hundredths (1.25) times the lesser of the Deferral Percentage or the Contribution Percentage for the Non-Highly Compensated Employees; and

(B)	two (2) percentage points plus the greater of the Deferral Percentage or the Contribution Percentage for the Non-Highly Compensated Employees.

In no event, however, shall the amounts set forth in subparagraphs (i)(B) and (ii)(B) above exceed twice the greater of the Deferral Percentage or the Contribution Percentage for the Non-Highly Compensated Employees.

(b)	“Contribution Percentage” shall mean for a Participant for any Plan Year a fraction:

(i)	the numerator of which shall equal matching contributions made on his behalf; and

(ii)	the denominator of which shall equal his Testing Compensation for such Plan Year;

provided, however, that the Company may elect to take into account additional contributions pursuant to Section 19.4 hereof.  In addition, “Contribution Percentage” shall mean zero percent (0%) for an Employee who is eligible to become a Participant but who is not a Participant.  In addition, matching contributions shall be considered to be made on a Participant’s behalf for a Plan Year if such matching contributions are made as a result of the Participant’s Salary Deferral Contributions, are allocated to the Participant’s Matching Contribution Account during such Plan Year and are paid to this Plan no later than twelve (12) months after the end of such Plan Year.

(c)	“Deferral Percentage” shall mean for a Participant for any Plan Year a fraction:

(i)	the numerator of which shall equal the total of the Salary Deferral Contributions made on his behalf for such Plan Year; and

(ii)	the denominator of which shall equal his Testing Compensation for such Plan Year;

provided, however, that the Company may elect to take into account additional contributions pursuant to Section 19.3 hereof.  In addition, “Deferral Percentage” shall mean zero percent (0%) for an Employee who is eligible to become a Participant but who is not a Participant.  In addition, Salary Deferral Contributions shall be considered to be made on a Participant’s behalf for a Plan Year if such Salary Deferral Contributions are not contingent on participation or performance of services after the end of such Plan

Year, such Salary Deferral Contributions would have been received (but for the deferral election) within two and one-half (2-1/2) months after the end of such Plan Year and are paid to this Plan no later than twelve (12) months after the end of such Plan Year.

(d)
“Top Paid Group” shall mean a group consisting of the top paid twenty percent (20%) of the Employees of a Participating Employer and all Affiliates ranked on the basis of Testing Compensation from a Participating Employer and all Affiliates paid during the Plan Year.  In determining the members of the Top Paid Group, the following Employees shall be excluded:

(i)	Employees who have not completed six (6) months service;

(ii)	Employees who normally work less than seventeen and one-half (17-1/2) hours per week;

(iii)	Employees who normally work during not more than six (6) months during any year;

(iv)	Employees who have not attained age twenty-one (21);

(v)
except to the extent provided in regulations, Employees who are included in a unit of Employees covered by an agreement which the Secretary of Labor finds to be a collective bargaining agreement between Employee representatives and a Participating Employer or any Affiliate; and

(vi)
Employees who are nonresident aliens and who receive no earned income (within the meaning of Section 911(d)(2) of the Code) from a Participating Employer or any Affiliate which constitutes income from sources within the United States (within the meaning of Section 861(a)(3) of the Code).

The Company may elect (in such manner as may be provided by the Secretary of the Treasury or his delegate) to apply subparagraph (i), (ii), (iii), or (iv) by substituting a shorter period of service, smaller number of hours or months, or lower age for the period of service, number of hours or months, or age (as the case may be) than that specified in such subparagraph.

ARTICLE 20

LIMITATION ON ANNUAL ADDITIONS

20.1            Code Section 415 Limitation.  Notwithstanding anything contained in this Plan to the contrary, in no event shall a Participant’s annual additions and annual amount of retirement benefits be greater than the maximum allowable amounts determined in accordance with Section 415 of the Code, taking into account (for periods prior to January 1, 2000) paragraph (e) of said Section 415, Section 1106 of the Tax Reform Act of 1986, Section 235(g) of the Tax Equity and Fiscal Responsibility Act of 1982, Section 2004(d) of ERISA and Sections 611 and 632 of the Economic Growth and Tax Relief Reconciliation Act of 2001, which are, respectively, incorporated herein by reference.
20.2            Adjustment Under Code Section 415.  Adjustment under Section 415 of the Code shall be made in the following order:
(a)	first, annual additions which consist of quarterly employer contributions shall be reduced;

(b)	second, annual additions which consist of matching contributions shall be reduced; and

(c)	third, annual additions which consist of Salary Deferral Contributions shall be reduced.

20.3            Limitation Year and Compensation.  For purposes of calculating the maximum allowable amounts under Section 20.1 hereof, a Participant’s “Limitation Year” shall mean the calendar year and his compensation shall mean his “Testing Compensation” as defined in Article 2 hereof and paid and includible in gross income during the Limitation Year.
20.4            Application of Excess Contributions.  In the event that, after the application of any other provisions of this Plan, there still remain, as a result of an allocation of forfeitures, a reasonable error in estimating a Participant’s Compensation or other limited facts and circumstances which the Commissioner of Internal Revenue finds justify the availability of the rules set forth in this Section, Participating Employer contributions which, if allocated to a Participant, would be in excess of the limits on annual additions set forth in Section 20.1 hereof, such excess shall be used as of the next Allocation Date and any succeeding Allocation Date, as necessary, to reduce the Participating Employer contributions which would otherwise be made for such Participant for the Taxable Years ending on such dates.  In the event such Participant is not an Active Participant on the next Allocation Date, or on any succeeding Allocation Date on which such excess still remains, such excess shall be used as of such Allocation Date and on any succeeding Allocation Date to reduce the Participating Employer contributions for all Participants who are Active Participants.  In the event that Salary Deferral Contributions made by a terminated Participant are used for the benefit of other Participants after the Participant terminates employment, the Company shall make a direct payment to the terminated Participant on whose behalf such Salary Deferral Contributions were made equal to the total of such amounts.
Until any excess described above is used to reduce Participating Employer contributions, it shall be held in a suspense account.  Such suspense account shall not be subject to the valuation procedures described in Sections 7.5 and 7.6 hereof.  Notwithstanding any other provisions of this Plan to the contrary (and specifically Section 24.7 hereof), in the event this Plan is terminated at a time when there are amounts credited to a suspense account pursuant to this Section, such excess shall be returned to the Company.  In the event that amounts representing Salary Deferral Contributions are returned to the Company hereunder, the Company shall make payments to the Participants on whose behalf such Salary Deferral Contributions were made equal to the total of such refunded amounts.

ARTICLE 21

ROLLOVERS AND TRANSFERS INVOLVING

OTHER QUALIFIED RETIREMENT PLANS

21.1            Rollovers and Transfers from Other Tax Qualified Plans.  In the event that:
(a)	any Covered Employee shall have been a Participant under another qualified retirement plan which met the requirements of Section 401(a) of the Code; and

(b)
the custodian or trustee of the assets held pursuant to said plan on behalf of said Covered Employee shall agree to transfer an amount of cash equal to the value of said assets to the Trustee hereunder; and

(c)	the cash to be so transferred shall not be made available to said Covered Employee in the course of the transfer; and

(d)	the Administrator consents to the transfer;

the Trustee hereunder shall accept such transferred cash and hold and administer it pursuant to the terms and provisions of this Plan and this Article.  Notwithstanding the foregoing, in no event shall any cash be transferred from another qualified retirement plan to this Plan if the transfer of such cash would require that the provisions of this Plan governing distributions be amended to comply with the provisions of Section 401(a)(11) of the Code.  Upon the receipt of said cash, the Trustee shall credit such cash to the Rollover Account of the Covered Employee on whose behalf the cash was so transferred.  If necessary, the Administrator shall establish a Rollover Account in order to accomplish the foregoing on behalf of such a Covered Employee.
During the period that a Covered Employee is not a Participant hereunder, he shall have only those rights hereunder as are necessary to effectuate his unique status as solely an Accountholder hereunder and permit the proper administration of this Plan.
21.2            Rollovers and Transfers to Other Tax Qualified Plans.  In the event that:

(a)            any Covered Employee shall terminate his employment and subsequently become a Participant under the qualified retirement plan of another employer, which plan satisfies the requirements of Section 401 of the Code;
(b)	said former Covered Employee shall have Account balances hereunder which have not have been distributed to him and which are distributable to him;

(c)	said former Covered Employee shall apply to the Administrator hereunder for transfer to such other plan of assets held pursuant to this Plan representing his Vested Account Balances;

(d)	the assets to be transferred shall not be made available to said former Covered Employee in the course of the transfer except to the extent permitted by Section 402(a)(5) of the Code; and

(e)	the Administrator shall consent to such transfer;

his Vested Account Balances shall be transferred to the trustee or custodian of such other qualified retirement plan.

ARTICLE 22

SPECIAL PROVISIONS WITH RESPECT TO SHARES

22.1            Voting Rights.  The Trustee shall vote all Shares held in the Accounts of Participants, terminated Participants, Beneficiaries and Alternate Payees as directed by the said Participants, terminated Participants, Beneficiaries and Alternate Payees.  Shares held in Accounts for which no instructions are received shall be voted by the Trustee in its sole discretion.
22.2            Proxy Materials, etc.  In order to implement the voting rights granted in this Article, the Company or the Trustee shall furnish each affected individual with proxy solicitation materials or other notices or an information statement which is distributed to the Company’s shareholders, in general, together with a form requesting confidential instructions as to the manner in which the Shares held in the individual’s Account are to be voted.  All such instructions shall be held in confidence and shall not be divulged to the Participating Employers, the Company, any subsidiary of the Participating Employers or the Company, any officer or Employee thereof or any other person.
22.3            Tender Offer.  Upon commencement of a tender or exchange offer for Shares, the Company or the Trustee shall notify each Participant, terminated Participant, Beneficiary and Alternate Payee for whom an Account is maintained of such tender offer and utilize its best efforts to timely distribute or cause to be distributed to such individual such information as is distributed to shareholders of the Company in connection with such tender or exchange offer, and shall provide a means by which such individual can instruct the Trustee whether or not to tender or exchange the Shares credited to his Accounts.  The Company shall provide the Trustee with a copy of any materials provided to Participants, terminated Participants, Beneficiaries and Alternate Payees.

22.4            Response to Tender Offer.  Each Participant, terminated Participant, Beneficiary and Alternate Payee shall have the right to instruct the Trustee as to the manner in which the Trustee is to respond to the tender or exchange offer with respect to any or all of the Shares allocated to such individual’s Accounts.  The Trustee shall respond to the tender or exchange offer with respect to the Shares as instructed by the Participant, terminated Participant, Beneficiary or Alternate Payee.  All such instructions received by the Trustee shall be held in confidence and shall not be divulged to the Participating Employers, the Company, any subsidiary of the Participating Employers or the Company, any officer or Employee thereof, or any other person.  Shares allocated to a Participant’s, terminated Participant’s, Beneficiary’s or Alternate Payee’s Accounts for which the Trustee has received no instructions from the affected individual shall be tendered or not by the Trustee in its sole discretion.
22.5            Withdrawal of Tendered Shares.  A Participant, terminated Participant, Beneficiary or Alternate Payee who has directed the Trustee to tender or exchange Shares allocated to such individual’s Accounts may, at any time prior to the tender or exchange offer withdrawal date, instruct the Trustee to withdraw, and the Trustee shall withdraw, such Shares from the tender or exchange offer prior to the withdrawal deadline.  The Committee or the Trustee may impose reasonable limits on the number of instructions to tender or exchange or withdraw which a Participant, terminated Participant, Beneficiary or Alternate Payee may give to the Trustee.
22.6            Crediting of Proceeds.  The Trustee shall credit the proceeds received in exchange for tendered or exchanged Shares to the appropriate Accounts of each Participant, terminated Participant, Beneficiary or Alternate Payee who instructed the Trustee to so tender or exchange.  The Trustee shall exercise its best efforts to invest the proceeds, whether cash or securities, from such tender or exchange in conformity with the requirements of Code Section 4975.
22.7            Put Option Rights.  In the event that Shares which are credited to a Stock Bonus Account are distributed to a Participant, former Participant or Beneficiary and such Shares are not Publicly Traded or are subject to a Trading Limitation, the Company shall grant to certain holders of such Shares an option to require the Company to purchase and redeem such Shares.  Such option shall be granted to such Participant, former Participant or Beneficiary or to any donee of such Participant, former Participant or Beneficiary or to any person (including an estate or its distributee) to whom the Shares pass by reason of such Participant’s, former Participant’s or Beneficiary’s death.  Such option shall be exercisable by notice in writing given to the Company prior to the later of:
(a)	fifteen (15) months after the date on which the distribution of such Shares is made by this Plan; and

(b)
sixty (60) days after the holder of such Shares is notified of the Fair Market Value of such Shares computed as of the first day of the first Plan Year commencing more than sixty (60) days after the date of distribution of such Shares.

Such period of exercise shall be extended by a period of time equal to the amount of time during which any distributee of this Plan is unable to exercise the put option provided for herein due to the fact that the Company is prohibited from honoring such put option obligation by applicable law.  If necessary, the Company shall be required to amend its Certificate of Incorporation to reduce its stated capital or to make any other changes necessary to enable distributees to exercise the put option provided for under this Section.  In the event that Shares which are credited to a Stock Bonus Account are Publicly Traded without restriction when distributed but cease to be so traded within the period of exercise described above, the Company shall notify in writing, on or before the tenth (10th) day after the date the Shares cease to be Publicly Traded, any stockholder or stockholders who would have been entitled to exercise the foregoing put option had the Shares not been Publicly Traded when distributed and shall grant to such stockholder or stockholders a put option in accordance with this Section for the remainder of the period of exercise described above.  Such notice shall inform such stockholder or stockholders of the terms of the put option extended to them and, if actually given later than the tenth (10th) day after the date on which the Shares ceased to be Publicly Traded, such notice shall provide that the put option shall be extended beyond the period of exercise by the number of days between such tenth (10th) day and the date on which notice is actually given.  If the foregoing option is not exercised within the exercise period and any extensions thereof, it shall lapse.
22.8            Price to be Paid For Shares.  The price at which Shares shall be purchased by the Company pursuant to Section 22.7 hereof shall be equal to their Fair Market Value.  In the case of a transaction between this Plan and a disqualified person (as defined in Section 4975 of the Code), such price must be determined as of the date of the transaction.  For all other purposes under this Plan, unless expressly stated otherwise, the Fair Market Value of Shares which are credited to a Stock Bonus Account may be determined as of the immediately preceding Allocation Date hereunder.
22.9            Put Option Payment Terms.  In the event any put option provided for pursuant to Section 22.7 hereof is exercised by a Participant, former Participant or Beneficiary who has received a single distribution of Shares pursuant to Section 15.2 hereof, payment by the Company pursuant to the exercise of such option shall be made in substantially equal annual installments over a period of time beginning no later than thirty (30) days after the option is exercised and ending no later than five (5) years thereafter.  The balance outstanding at any time with respect to payment by the Company pursuant to the exercise of such option shall be adequately secured and bear interest at the prime rate determined as of the first day of each quarter of the Plan Year but, in any event, not in excess of the maximum rate permitted by law.  Notwithstanding the foregoing, the Company may, in its discretion, elect to make such payment in a single lump sum payment within thirty (30) days after the date on which the option is exercised.
In the event any put option provided for pursuant to Section 22.7 hereof is exercised by a Participant, former Participant or Beneficiary who is receiving installment distributions of Shares pursuant to Section 15.2 hereof, payment by the Company pursuant to the exercise of such option shall be made within thirty (30) days after the date on which the option is exercised.
22.10                       Put Option Conditions.  The Company’s obligation to pay, in total or in part, the price for any Shares as to which a put option is exercised pursuant to this Article shall be conditioned upon:
(a)	receipt by the Company of appropriate share certificates duly endorsed by the person exercising the put option; and

(b)
receipt of appropriate assurances that the Shares tendered for purchase pursuant to the put option are free and clear of any liens, encumbrances or adverse claims or that such liens, encumbrances or adverse claims will be paid and satisfied forthwith as a part of such purchase transaction.

22.11                       Restriction on Amendment or Termination of Put Option Rights.  Notwithstanding the provisions of Section 18.1 hereof to the contrary, the provisions of this Article with respect to the granting and exercise of put options shall not be amended or terminated in any way which would lessen the rights of a stockholder holding Shares to which the put option relates or would relate.  In addition, until distributed from this Plan, Shares subject to a put pursuant to this Article shall not be subject to a put, call, or other option, or buy-sell or similar arrangement other than the put option described in Section 22.7 hereof.

ARTICLE 23

TOP-HEAVY PROVISIONS

23.1            Special Restrictions.  During any Plan Year that this Plan is Top-Heavy, as determined in accordance with Section 23.2 hereof, the special restrictions contained in Sections 23.3 and 23.4 hereof shall apply.
23.2            Determination of Top-Heavy Status.  This Plan shall be considered to be “Top-Heavy” in any Plan Year if, as of the Determination Date for such Plan Year, all the Aggregation Groups of which this Plan is a member are Top-Heavy Groups.  In the event that in any Plan Year this Plan is a member of an Aggregation Group which is not a Top-Heavy Group, this Plan shall not be considered to be Top-Heavy for such Plan Year.
For purposes of determining the foregoing, the following terms shall be defined as follows:
(a)	“Determination Date” shall mean for the first Plan Year, its last day, and shall mean, for any other Plan Year, the last day of the preceding Plan Year;

(b)	“Key Employee” shall mean a “key employee” as described in Section 416(i) of the Code which is hereby incorporated by reference and who is described for informational purposes herein as:

(i)	for Plan Years beginning prior to January 1, 2002, any Employee, former Employee or Beneficiary who at any time during the Plan Year or the four (4) preceding Plan Years is:

(A)
an officer of a Participating Employer or an Affiliate having Testing Compensation for the Plan Year of determination greater than fifty percent (50%) of the amount specified in Section 415(b)(1)(A) of the Code (plus any increase for cost-of-living after 1997 as determined from time to time pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to Section 415(d) of the Code);

(B)
a one-half of one percent (.5%) actual or constructive owner of a Participating Employer or any Affiliate who owns one of the ten (10) largest interests in the Participating Employer or any Affiliate and who is an Employee of the Participating Employer or an Affiliate having Testing Compensation greater than Thirty Thousand Dollars ($30,000.00) or, if greater, the amount specified in Section 415(c)(1)(A) of the Code (plus any increase for cost-of-living after 1997 as determined from time to time pursuant to regulations issued by the Secretary of the Treasury or his delegate pursuant to Section 415(d) of the Code);

(C)	a five percent (5%) actual or constructive owner of a Participating Employer or any Affiliate; or

(D)
a one percent (1%) actual or constructive owner of a Participating Employer or any Affiliate having Testing Compensation from a Participating Employer and all Affiliates for the Plan Year of determination greater than One Hundred Fifty Thousand Dollars ($150,000.00) (plus any increase for cost-of-living after 1997 as determined from time to time pursuant to regulations issued by the Secretary of the Treasury or his delegate);

provided that any such Employee also performed service for a Participating Employer or an Affiliate during the five (5) Plan Year period ending on the Determination Date; and provided that an amount held for the Beneficiary of a Key Employee who is deceased shall be deemed to be an amount held for a Key Employee; and

(ii)	for Plan Years beginning on or after January 1, 2002, any Employee, former Employee or Beneficiary who at any time during the Plan Year is:

(A)
an officer of a Participating Employer or an Affiliate having Testing Compensation for the Plan Year of determination greater than $130,000.00 (plus any increase for cost-of-living after 2002 as determined from time to time pursuant to regulations issued by the Secretary of the Treasury or his delegate) pursuant to Section 415(d) of the Code);

(B)	a five percent (5%) actual or constructive owner of a Participating Employer or any Affiliate; or

(C)
a one percent (1%) actual or constructive owner of a Participating Employer or any Affiliate having Testing Compensation from a Participating Employer and all Affiliates for the Plan Year of determination greater than One Hundred Fifty Thousand Dollars ($150,000.00);

provided that any such Employee also performed service for a Participating Employer or an Affiliate during the one (1) Plan Year period ending on the Determination Date; and provided that an amount held for the Beneficiary of a Key Employee who is deceased shall be deemed to be an amount held for a Key Employee;

(c)	“Non-Key Employee” shall mean any Employee, former Employee or Beneficiary who is not a Key Employee including any Employee or Beneficiary who was formerly a Key Employee;

(d)
“Permissive Aggregation Group” shall mean the Required Aggregation Group plus one (1) or more other plans to which a Participating Employer or any Affiliate makes contributions which, when considered as a group with the Required Aggregation Group, would continue to comply with Sections 401(a)(4) and 410 of the Code;

(e)
“Required Aggregation Group” shall mean each defined benefit plan and each defined contribution plan of a Participating Employer or any Affiliate in which a Key Employee is a Participant in the Plan Year containing the Determination Date or in any of the four (4) preceding Plan Years and each other defined benefit plan and each other defined contribution plan which, during said Plan Years, enables such plans to meet the requirements of Section 401(a)(4) or 410 of the Code, including for this purpose each defined benefit plan and each defined contribution plan of a Participating Employer or any Affiliate which was terminated during any of said Plan Years;

(f)	“Top-Heavy Group” shall mean any Aggregation Group if the sum, as of the Determination Date, of:

(i)	the aggregate value of the Account balances of Key Employees under all defined contribution plans included in such group; and

(ii)	the present value of the cumulative accrued benefits for Key Employees under all defined benefit plans included in such group;

exceeds sixty percent (60%) of a similar sum determined for all Participants, former Participants and Beneficiaries permitted to be taken into account pursuant to Section 416(g) of the Code, with such values being determined for each plan as of the most recent Valuation Date occurring within the twelve (12) month period ending on the Determination Date and subject to appropriate adjustments under said Section 416(g) and lawful regulations issued thereunder, including the requirement that benefits and Accounts of a Participant be increased by:  (A) for Plan Years beginning before January 1, 2002, the aggregate distributions with respect to such Participant during the five (5) year period ending on the Determination Date; and (B) for Plan Years beginning on or after January 1, 2002, the in-service distributions with respect to such Participant during the five (5) year period ending on the Determination Date and all other distributions with respect to such Participant during the one (1) year period ending on the Determination Date; and

(g)	“Valuation Date” shall mean:

(i)	in the case of a defined contribution plan, a date as of which Account balances are valued; and

(ii)
in the case of a defined benefit plan, a date as of which liabilities and assets are valued for computing plan costs for purposes of determining the plan’s minimum funding requirements under Section 412 of the Code.

In making any of the aforementioned calculations, contributions due but unpaid as of the Determination Date shall be included in determining the value of Account balances.  In addition, the present value of cumulative accrued benefits shall be determined as if they accrued no more rapidly than the slowest rate of accrual permitted under the fractional rule of Section 411(b)(1)(C) of the Code utilizing the actuarial factors and assumptions set forth in the defined benefit plans included in the Aggregation Groups.  Furthermore, for purposes of making the aforementioned calculations with respect to defined benefit plans, proportional subsidies and benefits not relating to retirement benefits, such as pre-retirement death and disability benefits and post retirement medical benefits, are to be disregarded but nonproportional subsidies are to be taken into account.
23.3            Minimum Contribution.  During any Plan Year that this Plan is Top-Heavy, the Participating Employers shall make a minimum contribution to this Plan on behalf of each Non-Key Employee who meets all of the following requirements:
(a)	he is not covered by a collective bargaining agreement;

(b)
he is a Participant on the last day of such Plan Year or was a Participant whose employment terminated on or as of said date, irrespective of whether he has completed one thousand (1,000) Hours for a Participating Employer or an Affiliate during such Plan Year; and

(c)
he is not a Participant in a defined benefit pension plan that provides him with a minimum accrued benefit (regardless of whether such accrued benefit is offset by benefits under this Plan) which satisfies the requirements of Section 416(c)(1) of the Code.

The minimum contribution to be made hereunder for such a Non-Key Employee shall be an amount, which includes employer matching contributions under Section 6.2 and which, when added to the contributions allocable to such Non-Key Employee under all other defined contribution plans of a Participating Employer or any Affiliate shall cause such total contributions to be at least equal to the lesser of:
(i)	three percent (3%) of the Non-Key Employee’s Testing Compensation during the Plan Year; or

(ii)	the largest percentage of Testing Compensation provided to any Key Employee by the contributions of a Participating Employer or any Affiliate for such Plan Year.

In determining the percentage set forth in subparagraph (ii) above, salary reduction amounts which are excluded from the taxable income of a Key Employee under Code Section 402(e)(3) shall be taken into account, but such amounts, together with any related matching contributions, shall not be taken into account with respect to Non-Key Employees in determining compliance with this Section.  Any employer contributions made pursuant to this Section shall be credited to a Participant’s Matching Contribution Account and shall be subject to the applicable vesting schedule set forth in Section 2.67 hereof.  However, employer contributions made pursuant to Section 12.5 hereof shall not be taken into account when determining the employer contributions required under this Section.
23.4            Code Section 415 Limitation.  During any Plan Year ending prior to January 1, 2000 that this Plan is Top-Heavy the limitations on annual additions and annual benefits under Section 415 of the Code, described in Section 20.1 hereof, shall be reduced as described in Section 416(h) of the Code.  The Participating Employers will not make the additional contributions permitted by Section 416(h)(2) of the Code to increase the limits under Section 415(e) of the Code.

ARTICLE 24

MISCELLANEOUS

24.1            Exclusive Benefit.  This Plan has been adopted for the exclusive benefit of the Participants, their spouses and Beneficiaries.  No funds contributed to or held by the Trustee hereunder shall at any time revert to, or be used or enjoyed by the Participating Employers, nor shall any such funds or assets at any time be used other than for the benefit of the Participants, their spouses or Beneficiaries except as provided in Section 24.7 hereof.  Nothing herein contained shall be construed as giving to any Employee or any other person any legal or equitable right against the Participating Employers or the Trustee unless such right shall exist by reason of the express provisions of this Plan or any action taken pursuant thereto.
24.2            Qualified Military Service.  Notwithstanding any provision of this Plan to the contrary, contributions, benefits and service credit with respect to qualified Military Service will be provided in accordance with Section 414(u) of the Code.  In addition, loan repayments will be suspended under Article 11 hereof as permitted under Section 414(u)(4) of the Code.
24.3            Insurance Company.  No insurance company shall be deemed to be a party to this Plan for any purpose, nor shall it be responsible for the validity of this Plan.  No such company shall be required to look into the terms of this Plan or question any action of the Trustee or Administrator hereunder, nor be responsible to see that any action of the Trustee or Administrator is authorized by the terms of this Plan.  Any such insurance company shall be fully discharged from any and all liability for any amount paid to the Trustee or paid in accordance with the direction of the Administrator, or for any change made or action taken by such insurance company upon such direction, and no insurance company shall be obligated to see to the distribution or further application of any moneys so paid by it.  The certificate of the Administrator may be received by any insurance company as conclusive evidence of any of the matters mentioned in this Plan, and each insurance company shall be fully protected in taking or permitting any action on the faith thereof and shall incur no liability or responsibility for doing so.
24.4            Bankruptcy or Insolvency.  In the event a Participating Employer shall at any time be judicially declared bankrupt or insolvent, or in the event of its dissolution, merger or consolidation without any provisions being made for the continuation of this Plan with respect to its employees, the Plan created hereunder shall terminate with respect to such Participating Employer and the Trustee shall make distributions as provided in Section 18.2 hereof.
24.5            Merger, Consolidation or Transfer of Assets and Liabilities.  In the event this Plan shall merge or consolidate with, or transfer any of its assets or liabilities to any other plan, each Participant shall be entitled to receive, if this Plan were terminated immediately thereafter, a benefit which is equal to or greater than the benefit he would have been entitled to receive immediately before the merger, consolidation or transfer if this Plan had then terminated, in accordance with Section 414(l) of the Code and Section 208 of ERISA.
24.6            No Employment Rights Created.  Neither anything contained herein, nor any contribution made hereunder, nor any other acts done in pursuance of this Plan, shall be construed as entitling any Participant to be continued in the employ of a Participating Employer or any Affiliate for any period of time nor as obliging the a Participating Employer or any Affiliate to keep any Participant in its employ for any period of time, nor shall any Employee of a Participating Employer or any Affiliate nor anyone else have any rights whatsoever, legal or equitable, against the Participating Employers or the Trustee as a result of this Plan except those expressly granted to him hereunder.
24.7            Return of Participating Employer Contributions.  No contributions or payments by the Participating Employers to the Trustee of this Plan, nor any income of the Trust

Fund, shall in any event revert or be credited to or be used for the benefit of the Participating Employers, and all such contributions, payments and income shall be used solely and exclusively for the benefit of the Participants and their Beneficiaries under this Plan, except that the Trustee shall return to the Participating Employers upon written request of the Company:
(a)
any contributions made by a Participating Employer by a mistake of fact, provided such contributions are returned to the Participating Employer within one (1) year after the date such contributions were made;

(b)
any contributions made for Plan Years during which this Plan did not initially qualify under Section 401(a) of the Code, provided such contributions are returned to the Participating Employers within one (1) year after the date of denial of qualification, but only if an application for determination was made with the Internal Revenue Service by the time prescribed by law for filing the original sponsor’s tax return for the Taxable Year in which this Plan was adopted, or on such later date as the Secretary of the Treasury may prescribe; and

(c)
any contributions, to the extent that their deduction is disallowed under Section 404 of the Code, provided that such disallowed contributions are returned to the Participating Employers within one (1) year after the disallowance of the deduction.

In the event that amounts representing Salary Deferral Contributions are returned to the Participating Employers pursuant to the provisions of this Section hereof, the Participating Employers shall make payments to the Participants on whose behalf such Salary Deferral Contributions were made equal to the total of such refunded amounts.
24.8            Spousal Consent.  Notwithstanding any provision of this Plan to the contrary, the Administrator, where required by law or where it deems appropriate in its sole discretion, may require spousal consent for any actions taken, elections made, or the exercise of any rights by a married Participant under this Plan.  Any consent by a spouse pursuant to this Section shall be made in accordance with Section 24.9 hereof.

24.9            Form of Spousal Consent.  If any provision of this Plan shall require the consent of the spouse of a Participant, such consent shall be in writing with the signature of the spouse notarized.  Notwithstanding any provision hereof to the contrary, the consent of the spouse shall not be necessary if it is established to the satisfaction of the Administrator that the signature of the spouse cannot be obtained either because the spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by lawful regulations.  Any consent given by a spouse pursuant to this Section shall be effective only with respect to such spouse and shall not be effective with respect to any other spouse of such Participant.
24.10                       Receipts and Releases.  Any payment to any Participant, or Beneficiary, or to his legal representative or spouse, in accordance with the provisions of this Plan, shall to the extent thereof be in full satisfaction of all claims hereunder against the Administrator and the Participating Employers, any of whom may require such Participant, Beneficiary, legal representative or spouse, as a condition precedent to such payment, to execute a receipt and release therefor in such form as shall be determined by the Administrator or the Participating Employer, as the case may be.
24.11                       Savings Clause.  If any provision of this Plan is held invalid or unenforceable, such invalidity or unenforceability shall not affect any other provisions, and this Plan shall be construed and enforced as if such provision had not been included.
24.12                       Compliance with ERISA.  All provisions of this Plan shall be interpreted and administered in accordance with the provisions of ERISA, and Section 401(a) of the Code and any successor section or sections, in a non-discriminatory manner and in a manner which will assure compliance of the Plan’s operation therewith.  Employees and Beneficiaries of

Employees in similar circumstances shall receive uniform, consistent and non-discriminatory treatment hereunder.
24.13                       Impossibility of Performance.  In the event that it becomes impossible for a Participating Employer, the Administrator or the Committee to perform any act under this Plan, that act shall be performed which, in the judgment of the Participating Employer, Administrator or Committee, as the case may be, will most nearly carry out the intent and purpose of this Plan.
24.14                       Singular-Plural.  The singular herein shall include the plural, or vide versa, wherever the context so requires.
24.15                       Gender.  Whenever any pronoun is used herein, it shall be construed to include the masculine pronoun, the feminine pronoun or the neuter pronoun as shall be appropriate.
24.16                       Applicable Law.  This Plan shall be construed under and in accordance with the laws of the State of Ohio and of the United States of America.
24.17                       Retroactive Amendment.  This Plan may be modified and amended retroactively, if necessary, to secure exemption under Section 401(a) of the Code.
24.18                       Applicability of Amendments Generally and to Participants Who Terminated Employment Prior to the Amendment Date or Effective Date.  This restatement is generally effective January 1, 2001, but also reflects certain changes which apply to earlier dates.  Except as otherwise provided herein, the terms and provisions of this restatement, and any other amendments to this Plan, apply with respect to the operation of the Plan and all rights, obligations and transactions hereunder on and after their effective dates.  However, with respect to a Participant who retired, terminated employment or otherwise ceased to be a Covered Employee prior to the effective date of a change to this Plan, or to any person claiming benefits hereunder relating to such a Participant, in general:

(a)
such change shall be applicable to such Participant or person to the extent such change relates to administrative procedures or the powers of the Company or Administrator, or if the Code, ERISA or other relevant law requires such change to apply to such Participants and persons; and

(b)
such change shall be not be applicable to such Participant or person if the change relates to any other items, including but not limited to an increase in the benefit which would be payable to such person, the vesting of such benefit, or the distribution rights or options related thereto.

Notwithstanding the foregoing, where the provisions of this Plan specify the extent to which any such change shall be effective, such provisions shall govern.
24.19                       Elimination of Family Aggregation Rules.  Effective January 1, 1997, the family aggregation rules required by Sections 414(q)(6) and 401(a)(17)(A) of the Code which required certain Participants, the spouses of such Participants, and any lineal descendants who have not attained age nineteen (19) before the close of the Plan Year to be treated as a single Participant for purposes of applying the limitation on Compensation for a Plan Year shall not apply to the Plan.  On and after January 1, 1997, the spouses of such Participants and any lineal descendants (including those descendants who have not attained age nineteen (19) before the close of the Plan Year) will be treated as separate Participants for purposes of applying the limitation on Compensation for a Plan Year.

IN WITNESS WHEREOF, INVACARE CORPORATION. by its appropriate officers duly authorized, has caused this Amendment and Restatement of the Plan to be executed as of the 9th day of October, 2002.

INVACARE CORPORATION

(“Company”)

By  /s/ A. Malachi Mixon, III
____________________________

And  /s/ Gerald B. Blouch
____________________________

AMENDMENT NO. 1
TO
INVACARE RETIREMENT SAVINGS PLAN

This Amendment No. 1 is executed as of the date set forth below by Invacare Corporation (hereinafter referred to as the “Company”);
WITNESSETH:
WHEREAS, effective January 1, 1988, the Company established the Invacare Retirement Savings Plan (previously called the Invacare Corporation Profit Sharing Trust and Plan and hereinafter referred to as the “Plan”); and
WHEREAS, the Company most recently amended and restated the Plan, effective as of January 1, 2001, in order to reflect the merger of the Invacare Corporation Employees’ Stock Bonus Trust and Plan into the Plan, to bring the Plan into compliance with the General Agreement on Tariffs and Trade, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Economic Growth and Tax Relief Reconciliation Act of 2001, and to make certain other desirable changes; and
WHEREAS, the Company reserved the right to amend the Plan pursuant to Section 18.1 thereof; and
WHEREAS, the Company desires to amend the Plan in order to increase the percentage of an Active Participant’s Stock Bonus Account that can be diversified into other investments offered to Participants under the terms of the Plan, to exclude from participation in the Plan certain employees employed at a non-participating Affiliate of the Company, and to clarify the timing of loan applications under the Plan;
NOW, THEREFORE, pursuant to Section 18.1 of the Plan, the Company hereby amends the Plan as follows:

(1)            Effective March 3, 2003, Section 2.36 of the Plan is hereby amended by the deletion of said Section 2.36 in its entirety and the substitution in lieu thereof of a new Section 2.36 to read as follows:
“2.36         Participating Employer.  The words ‘Participating Employer’ shall mean the Company and any Affiliate which is or shall become a Participating Employer in this Plan pursuant to Article 3 hereof.  Notwithstanding anything to the contrary contained herein, Garden City Medical, Inc. shall not be a Participating Employer under the Plan.”

    (2)            Effective July 1, 2003, Section 7.4 of the Plan is hereby amended by the deletion of said Section 7.4 in its entirety and the substitution in lieu thereof of a new Section 7.4 to read as follows:
“7.4            Diversification of Stock Bonus Account.  Each Qualified Participant, by written direction to the Administrator or by such other procedures as shall be established by the Administrator from time to time, may direct the investment of his total Stock Bonus Account in any or all of the Investment Funds established hereunder; provided, however, that any such investment directions shall be made in accordance with such other rules as are established by the Administrator from time to time in its sole discretion, including rules requiring that investment selections be made effective as of specific investment dates and within a certain period of time prior to an investment date.  Any rules established by the Administrator pursuant to this Article 7 relating to Participant direction of investment shall apply to all Qualified Participants in a uniform and nondiscriminatory manner following such Qualified Participant’s election to direct the investment of his Stock Bonus Account.  Each Plan Year, an Active Participant who is not a Qualified Participant may direct the investment of up to the greater of (i) twenty percent (20%) of the number of Shares credited to his Stock Bonus Account as of the last day of the immediately preceding Plan Year; and (ii) Shares having a Fair Market Value of One Hundred Dollars ($100.00) or less.  It is intended that any other Shares remaining credited to the Participant’s Stock Bonus Account continue to be fully invested in the Invacare Segregated Stock Fund.”
(3)            Effective June 1, 2003, paragraph (b) of Section 11.3 of the Plan is hereby amended by the deletion of said paragraph (b) in its entirety and the substitution in lieu thereof of a new paragraph (b) to read as follows:
“(b)
Loan Application Procedure.  A Borrower shall apply for a loan in such manner (including in writing, orally, telephonically, or electronically) as the Administrator may determine.  In the event that a Borrower repays a loan from the Plan in full, such Borrower may not apply for a new loan from the Plan earlier than fourteen (14) days following the date on which the last payment was received on the prior outstanding loan.”

IN WITNESS WHEREOF, the Company, by its duly authorized officers, has executed this Amendment No. 1 this day 3rd of March, 2003.

INVACARE CORPORATION
(“Company”)

By: /s/ Diane J. Davie

And: /s/ Gerald B. Blouch

AMENDMENT NO. 2

TO

INVACARE RETIREMENT SAVINGS PLAN

This Amendment No. 2 is executed as of the date set forth below by Invacare Corporation (hereinafter referred to as the “Company”);

WITNESSETH:

WHEREAS, effective January 1, 1988, the Company established the Invacare Retirement Savings Plan (previously called the Invacare Corporation Profit Sharing Trust and Plan and hereinafter referred to as the “Plan”); and

WHEREAS, the Company most recently amended and restated the Plan, effective as of January 1, 2001, in order to reflect the merger of the Invacare Corporation Employees’ Stock Bonus Trust and Plan into the Plan, to bring the Plan into compliance with the General Agreement on Tariffs and Trade, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Economic Growth and Tax Relief Reconciliation Act of 2001, and to make certain other desirable changes; and

WHEREAS, the Company reserved the right to amend the Plan pursuant to Section 18.1 thereof; and

WHEREAS, the Company desires to amend the Plan in order to exclude from participation in the Plan certain employees employed at a non-participating Affiliate of the Company, and to clarify the timing of loan applications under the Plan;

NOW, THEREFORE, pursuant to Section 18.1 of the Plan, the Company hereby amends the Plan as follows:

(1)            Effective August 19, 2003, Section 2.36 of the Plan is hereby amended by the deletion of said Section 2.36 in its entirety and the substitution in lieu thereof of a new Section 2.36 to read as follows:

“2.36                       Participating Employer.  The words ‘Participating Employer’ shall mean the Company and any Affiliate which is or shall become a Participating Employer in this Plan pursuant to Article 3 hereof.  Notwithstanding anything to the contrary contained herein, Garden City Medical, Inc. and Medbloc Inc. shall not be a Participating Employer under the Plan.”

IN WITNESS WHEREOF, the Company by its duly authorized officers, has executed this Amendment No. 2 this 18th day of August, 2003.

INVACARE CORPORATION
(“Company”)

By: /s/ Diane J. Davie

And:  /s/ Gerald B. Blouch

AMENDMENT NO. 3
TO
INVACARE RETIREMENT SAVINGS PLAN

This Amendment No. 3 is executed as of the date set forth below by Invacare Corporation (the “Company”).
WITNESSETH:
      WHEREAS, effective January 1, 1988, the Company established the Invacare Retirement Savings Plan (f.k.a. the Invacare Corporation Profit Sharing Trust and Plan) (the “Plan”); and
WHEREAS, the Company most recently amended and restated the Plan, effective as of January 1, 2001, in order to reflect the merger of the Invacare Corporation Employees’ Stock Bonus Trust and Plan into the Plan, to bring the Plan into compliance with the General Agreement on Tariffs and Trade, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Economic Growth and Tax Relief Reconciliation Act of 2001, and to make certain other desirable changes, and was further amended on one prior occasion; and
WHEREAS, the Company reserved the right to amend the Plan pursuant to Section 18.1 thereof; and
WHEREAS, the Company desires to amend the Plan in order to bring it into compliance with certain additional provisions of the Economic Growth and Tax Relief Reconciliation Act of 2001 and the final and temporary regulations under Section 401(a)(9) of the Code, to modify the definition of compensation in accordance with IRS Revenue Ruling 2002-27, to update the Plan’s claims procedures for compliance with Department of Labor regulations and other pronouncements, and to make other changes to the Plan that the Company deems necessary and desirable;

NOW, THEREFORE, pursuant to Section 18.1 of the Plan, the Company hereby amends the Plan as follows:
1.            Effective January 1, 2002, Section 2.15 of the Plan is hereby amended by the deletion of the first paragraph of said Section and the substitution of a new first paragraph to read as follows:
“2.15                       Compensation.  The word “Compensation” generally shall mean all remuneration paid in cash to a Participant during a Plan Year for services rendered to a Participating Employer, specifically including but not limited to wages, salaries, commissions, overtime, bonuses, whether discretionary or non-discretionary, incentive pay, vacation pay, severance (salary continuation) pay, holiday pay, and, short-term disability pay.  Compensation shall also be increased for salary reduction amounts which are excluded from the taxable income of the Participant under Sections 125 (including, if applicable, any amounts not available to a Participant in cash in lieu of group heath coverage because the Participant is unable to certify that he or she has other health coverage), 132(f)(4), 402(e)(3) and 402(h) of the Code.”
2.            Effective January 1, 2002, Section 2.30 of the Plan is hereby amended by the deletion of paragraph (i) of subsection (a) of said Section and the substitution of a new paragraph (i) to read as follows:
“(i)
a nonintegrated employer contribution formula of at least ten percent (10%) of a Leased Person’s Compensation, as defined in Section 2.15 hereof, together with amounts contributed on his behalf pursuant to a salary reduction agreement which are excludable from the Leased Person’s gross income pursuant to Code Section 125 (including, if applicable, any amounts not available to a Participant in cash in lieu of group heath coverage because the Participant is unable to certify that he or she has other health coverage), 132(f)(4), 402(e)(3), 402(h) or 403(b);”

3.            Effective January 1, 2002, Section 2.58 of the Plan is hereby amended by the deletion of subsection (b) of said Section and the substitution of a new subsection (b) to read as follows:
“(b)
when used to determine the identity of Highly Compensated Employees, Testing Compensation shall mean Compensation adjusted to include and exclude certain items of remuneration as required by Section 414(q) of the Code, including adding salary reduction amounts which are excluded from the taxable income of the Participant under Sections 125 (including, if applicable, any amounts not available to a Participant in cash in lieu of group heath coverage because the Participant is unable to certify that he or she has other health coverage), 132(f)(4), 402(e)(3), 402(h) and 403(b) of the Code and adjusted to exclude remuneration from a Related Employer which is not a Participating Employer or Affiliate; and”

4.            Effective January 1, 2003, the Plan is hereby amended by the addition of a new Article 15A to read as follows:

“ARTICLE 15A

REQUIRED MINIMUM DISTRIBUTIONS

15A.1                       General Rules.
(a)	Effective Date. The provisions of this Article will apply for purposes of determining required minimum distributions for calendar years beginning with the 2003 calendar year.

(b)
Precedence.  The requirements of this Article will take precedence over any inconsistent provisions of the Plan except that no provision of this Article shall be deemed to require a distribution under the Plan in a form other than a lump sum.

(c)
Requirements of Treasury Regulations Incorporated.  All distributions required under this Article will be determined and made in accordance with the Treasury regulations under Section 401(a)(9) of the Code.

15A.2                       Time and Manner of Distribution.
(a)	Required Beginning Date. The Participant’s entire interest will be distributed, or begin to be distributed, to the Participant no later than the Participant’s required beginning date.

(b)
Death of Participant Before Distributions Begin.  If the Participant dies before distributions begin, the Participant’s entire interest will be distributed, or begin to be distributed, no later than as follows:

(i)
If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, then, except as provided in the adoption agreement, distributions to the surviving spouse will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died, or by December 31 of the calendar year in which the Participant would have attained age 70 1/2, if later.

(ii)
If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, then, except as otherwise provided in the Plan, distributions to the designated Beneficiary will begin by December 31 of the calendar year immediately following the calendar year in which the Participant died.

(iii)
If there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, the Participant’s entire interest will be distributed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iv)
If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary and the surviving spouse dies after the Participant but before distributions to the surviving spouse begin, this Section 15A.2(b), other than Section 15A.2(b)(1), will apply as if the surviving spouse were the Participant.

For purposes of this Section 15A.2(b) and Section  15A.4, unless Section  15A.2(b)(4) applies, distributions are considered to begin on the Participant’s required beginning date.  If Section 15A.2(b)(4) applies, distributions are considered to begin on the date distributions are required to begin to the surviving spouse under Section 15A.2(b)(1).  If distributions under an annuity purchased from an insurance company irrevocably commence to the Participant before the Participant’s required beginning date (or to the Participant’s surviving spouse before the date distributions are required to begin to the surviving spouse under Section 15A.2(b)(1)), the date distributions are considered to begin is the date distributions actually commence.
(c)
Forms of Distribution.  Unless the Participant’s interest is distributed in the form of an annuity purchased from an insurance company or in a single sum on or before the required beginning date, as of the first distribution calendar year distributions will be made in accordance with Sections 15A.3 and 15A.4 of this Article.  If the Participant’s interest is distributed in the form of an annuity purchased from an insurance company, distributions thereunder will be made in accordance with the requirements of Section 401(a)(9) of the Code and the Treasury regulations.

15A.3                       Required Minimum Distributions During Participant’s Lifetime.
(a)
Amount of Required Minimum Distribution For Each Distribution Calendar Year. During the Participant’s lifetime, the minimum amount that will be distributed for each distribution calendar year is the lesser of:

(i)
the quotient obtained by dividing the Participant’s Account balance by the distribution period in the Uniform Lifetime Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s age as of the Participant’s birthday in the distribution calendar year; or

(ii)
if the Participant’s sole designated Beneficiary for the distribution calendar year is the Participant’s spouse, the quotient obtained by dividing the Participant’s Account balance by the number in the Joint and Last Survivor Table set forth in Section 1.401(a)(9)-9 of the Treasury regulations, using the Participant’s and spouse’s attained ages as of the Participant’s and spouse’s birthdays in the distribution calendar year.

(b)
Lifetime Required Minimum Distributions Continue Through Year of Participant’s Death.  Required minimum distributions will be determined under this Section 15A.3 beginning with the first distribution calendar year and up to and including the distribution calendar year that includes the Participant’s date of death

15A.4                       Required Minimum Distributions After Participant’s Death.
(a)	Death On or After Date Distributions Begin.

(i)
Participant Survived by Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the longer of the remaining life expectancy of the Participant or the remaining life expectancy of the Participant’s designated Beneficiary, determined as follows:

(A)	The Participant’s remaining life expectancy is calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(B)
If the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, the remaining life expectancy of the surviving spouse is calculated for each distribution calendar year after the year of the Participant’s death using the surviving spouse’s age as of the spouse’s birthday in that year.  For distribution calendar years after the year of the surviving spouse’s death, the remaining life expectancy of the surviving spouse is calculated using the age of the surviving spouse as of the spouse’s birthday in the calendar year of the spouse’s death, reduced by one for each subsequent calendar year.

(C)
If the Participant’s surviving spouse is not the Participant’s sole designated Beneficiary, the designated Beneficiary’s remaining life expectancy is calculated using the age of the Beneficiary in the year following the year of the Participant’s death, reduced by one for each subsequent year.

(ii)
No Designated Beneficiary.  If the Participant dies on or after the date distributions begin and there is no designated Beneficiary as of September 30 of the year after the year of the Participant’s death, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the Participant’s remaining life expectancy calculated using the age of the Participant in the year of death, reduced by one for each subsequent year.

(b)	Death Before Date Distributions Begin.

(i)
Participant Survived by Designated Beneficiary.  Except as otherwise provided in the Plan, if the Participant dies before the date distributions begin and there is a designated Beneficiary, the minimum amount that will be distributed for each distribution calendar year after the year of the Participant’s death is the quotient obtained by dividing the Participant’s Account balance by the remaining life expectancy of the Participant’s designated Beneficiary, determined as provided in Section 15A.4(a).

(ii)
No Designated Beneficiary.  If the Participant dies before the date distributions begin and there is no designated Beneficiary as of September 30 of the year following the year of the Participant’s death, distribution of the

Participant’s entire interest will be completed by December 31 of the calendar year containing the fifth anniversary of the Participant’s death.

(iii)
Death of Surviving Spouse Before Distributions to Surviving Spouse Are Required to Begin.  If the Participant dies before the date distributions begin, the Participant’s surviving spouse is the Participant’s sole designated Beneficiary, and the surviving spouse dies before distributions are required to begin to the surviving spouse under Section 15A.2(b)(1), this Section 15A.4(b) will apply as if the surviving spouse were the Participant.

15A.5                       Definitions.
(a)
Designated Beneficiary.  The individual who is designated as the Beneficiary under Section 2.10 of the Plan and is the designated Beneficiary under Section 401(a)(9) of the Internal Revenue Code and Section 1.401(a)(9)-1, Q&A-4, of the Treasury regulations.

(b)
Distribution Calendar Year.  A calendar year for which a minimum distribution is required.  For distributions beginning before the Participant’s death, the first distribution calendar year is the calendar year immediately preceding the calendar year which contains the Participant’s required beginning date.  For distributions beginning after the Participant’s death, the first distribution calendar year is the calendar year in which distributions are required to begin under Section  15A.2(b).  The required minimum distribution for the Participant’s first distribution calendar year will be made on or before the Participant’s required beginning date.  The required minimum distribution for other distribution calendar years, including the required minimum distribution for the distribution calendar year in which the Participant’s required beginning date occurs, will be made on or before December 31 of that distribution calendar year.

(c)	Life Expectancy. Life expectancy as computed by use of the Single Life Table in Section 1.401(a)(9)-9 of the Treasury regulations.

(d)
Participant’s Account Balance.  The Account balance as of the last valuation date in the calendar year immediately preceding the distribution calendar year (valuation calendar year) increased by the amount of any contributions made and allocated or forfeitures allocated to the Account balance as of dates in the valuation calendar year after the valuation date and decreased by distributions made in the valuation calendar year after the valuation date.  The Account balance for the valuation calendar year includes any amounts rolled over or transferred to the Plan either in the valuation calendar year or in the distribution calendar year if distributed or transferred in the valuation calendar year.

(e)	Required Beginning Date. The date specified in Section 15.7 of the Plan.”

5.            Effective January 1, 2002, Article 16 of the Plan is hereby amended by the deletion of said Article in its entirety and the substitution of a new Article 16 to read as follows:

“ARTICLE 16

ADMINISTRATION

24.1            The Administrator.  The Board of Directors shall appoint the Administrator which shall be any person(s), corporation or partnership, (including the Company itself) as the Board of Directors shall deem desirable in its sole discretion.  As of the Restatement Date, the Administrator shall be the Company.  The Company, in its capacity as Administrator, shall have the power to delegate to agents or delegates, the right to exercise any powers given to the Administrator hereunder or under law and/or the obligation to carry out any or all of its duties as Administrator.  Any reference contained in the Plan to the Administrator shall be deemed to apply also to an agent or delegate, if the Company shall have delegated such duty or power to the agent or delegate.
The Administrator may be removed or resign upon thirty (30) days’ written notice or such period of notice as is mutually agreeable.  The Company shall notify the Trustee of the identity of the Administrator and of any change therein.
24.2            Powers and Duties of the Administrator.  Except as expressly set forth herein with respect to the duties and responsibilities of the Trustee, the Participating Employers or the Committee, the investment manager or the Company, the Administrator shall administer this Plan and shall have all powers and duties granted or imposed on an “administrator” by ERISA.  The Administrator shall determine any and all questions of fact, resolve all questions of interpretation of this instrument and related documents which may arise under any of the provisions of this Plan as to which no other provision for determination is made hereunder, and exercise all other powers and discretions necessary to be exercised under the terms of this Plan which it is herein given or for which no contrary provision is made.  Subject to the provisions of Section 16.9 hereof, the Administrator’s decision with respect to any matter shall be final and binding upon Participants, former Participants, Beneficiaries, the Trustee and all other parties concerned, and neither the Administrator nor any of its directors, officers or Employees, if applicable, shall be liable in that regard except for gross abuse of the discretion given it and them under the terms of this Plan.  The determinations of the Administrator shall be nondiscriminatory and shall be made in a reasonably uniform and consistent manner with respect to all Participants, former Participants and Beneficiaries in similar circumstances.  The Administrator, from time to time, may designate one or more persons or agents to carry out any or all of its duties hereunder.
24.3            Engagement of Advisors.  The Administrator may engage actuaries, attorneys, accountants, brokers, employee benefit consultants, and other specialists to render advice concerning any responsibility the Administrator has under this Plan.  Such persons may also be advisors to any Participating Employer or Related Employer.  The fees and expenses incurred in engaging such advisors shall be paid as provided in Section 16.11 hereof.
24.4            Establishment of Administrative Committee.  The Board of Directors or the appropriate officers of the Company shall appoint the members of an Administrative Committee which shall consist of two (2) or more members.  The fact that a person is a Participant, a former Participant or a prospective Participant shall not disqualify him from acting as a member of the Committee.  The members of the Committee shall remain in office at the will of the Board of Directors or the Company, and the Board of Directors or the Company, from time to time, may remove any of said members with or without cause.  A member of the Committee may resign upon written notice to the Board of Directors or appropriate officer of the Company.  In case of the death, resignation or removal of any member of the Committee, the remaining members shall act until a successor-member shall be appointed.  Upon request by the Administrator or Trustee, the Company shall notify the Administrator or Trustee, respectively, in writing of the names of the members of the Administrative Committee, of any and all changes in the membership of the Administrative Committee, of the member designated as Chairman and the member designated as Secretary, and of any changes in either office.  Until notified of a change, the Administrator and Trustee shall be protected in assuming that there has been no change in the membership of the Administrative Committee since the last notification was filed with it.  The Administrator and Trustee shall be under no obligation at any time to inquire into the membership of the Committee or its officers.  All communications to the Committee shall be addressed to its Secretary at the address of the Company.
24.5            Operations and Powers of the Committee.  The Committee may act on a matter of day-to-day administration of the Plan by decision of any two (2) or more of its members.  On all matters relating to claims review, the decision of a majority of the members of the Committee shall govern and control, but a meeting need not be called or held to make any decision.  Meetings may be held in person or by electronic means.  In lieu of a meeting, decisions may be made by written consent of a majority of the members.  The Committee shall appoint one of its members to act as its Chairman and another member to act as Secretary.  The terms of office of these members shall be determined by the Committee, and the Secretary and/or Chairman may be removed by the other members of the Committee for any reason which such other members may deem just and proper.  The Secretary shall do all things directed by the Committee.  Although the Committee shall act by decision of a majority of its members as above provided, nevertheless in the absence of written notice to the contrary, every person may deal with the Secretary and consider his acts as having been authorized by the Committee.  Any notice served or demand made on the Secretary shall be deemed to have been served or made upon the Committee.
                       No member of the Committee shall be disqualified from acting on any question because of his interest therein, except that no member of the Committee may act on any claims which such member as brought as a Participant, former Participant or Beneficiary under this Plan. No fee or compensation shall be paid to any member of the Committee for his services as such, but the Committee shall be reimbursed for its expenses from the Trust Fund, unless such expenses are paid by the Participating Employers. The Committee and the Administrator may hire such attorneys, accountants, agents, clerks, recordkeepers and secretaries as they deem desirable in the performance of their functions, and the expense associated with the hiring or retention of any such person or persons shall be paid as provided in Section 16.11 hereof.
In addition to the powers specifically granted to the Committee elsewhere in this Article, the Committee shall have full administrative power to carry out its responsibilities under this Plan.  Without limiting the generality of the foregoing, the Committee shall have full power to determine all administrative matters concerning the handling of appeals including the holding of hearings and all rules attendant thereto, and all of its decisions on such matters shall be final and not appealable.  However, the Committee shall exercise its power with relative uniformity and in a nondiscriminatory manner in conformity with Section 503 of ERISA.
24.6            Claims for Benefits.  Claims for benefits shall be made by application of the Participant, former Participant or Beneficiary (the “claimant”) in such manner as the Administrator shall reasonably prescribe.  Such claim may be made by the claimant or by an authorized representative described in and subject to the rules contained in Section 16.7 hereof.

The Administrator shall process each such claim and determine entitlement to benefits within ninety (90) days of its receipt of a completed application for benefits unless special circumstances require an extension of time for processing the claim.  If such special circumstances exist, the Administrator may obtain a ninety (90) day extension of the time for processing the claim by providing the claimant written notice of the extension within the initial ninety (90) day period.  The extension notice must include an explanation of the special circumstances and the date by which the Administrator expects to render a final decision.
The Administrator shall notify a claimant in writing, delivered in person or mailed by first class mail to such claimant’s last known address, if any part of a claim for benefits under this has been denied, setting forth in such notice:
(a)	the specific reason for the denial;

(b)	a specific reference to pertinent provisions of the Plan or related documents upon which the denial is based;

(c)
a description of any additional material or information deemed necessary by the Administrator for such claimant to perfect his claim, and an explanation of why such material or information is necessary; and

(d)
an explanation of the claim review procedure under the Plan, including applicable time limits and the claimant’s right to bring a civil action under Section 502(a) of ERISA following an adverse benefit determination on appeal.

Such notice shall set forth the above information in a manner calculated to be understood by such claimant.  If the notice referred to above is not furnished and if the claim has not been granted within the time specified above for determination of such claim, the claim shall be deemed denied and shall be subject to review as set forth below.  The interpretations, determinations, and decisions of the Administrator shall be final and binding upon all persons with respect to any right, benefit and privilege hereunder, subject to the review procedures hereinafter set forth.

24.7            Authorized Representative.  The claimant may designate any authorized representative to act on his behalf in pursuing a benefit claim or appeal of an adverse benefit determination.  The Administrator and Committee may demand reasonable evidence that the representative has been duly authorized by the claimant, including evidence as to the scope of the representation and whether notices due the claimant under these claims procedures are to be given to the claimant, the representative or both.  Depending on the extent of authorization given to the representative hereunder, references to the claimant in these claims procedures may be deemed to refer to or include the authorized representative.
24.8            Request for Review of a Denial of a Claim for Benefits.  Any claimant whose claim for benefits has been denied or deemed denied, in whole or in part, by the Administrator, shall have sixty (60) days from the date the claim is deemed denied, or sixty (60) days from receipt of the notice denying the claim, as the case may be, in which to request a review by written application delivered to the Committee.  Such written application must specify the relief requested and the reason such claimant believes the denial should be reversed.
24.9            Review Procedure.  The Committee is hereby authorized to review the facts and relevant documents, including this Plan, to interpret this Plan and other relevant documents and to render a decision on the appeal of the claimant.  Such review may be made by written briefs submitted by the claimant and the Administrator or at a hearing, or by both, as shall be deemed necessary by the Committee.  If no hearing is to be held, the claimant and the Administrator shall have thirty (30) days following the filing of the request for review to submit written comments, documents, records and other information relating to the claim.  During this period, the claimant shall be provided, on request and free of charge, reasonable access to, and copies of, all documentation, records, and other information relevant to the claimant’s claim for benefits.  Whether a document, record or other information is relevant to a claim for benefits shall be determined pursuant to Section 503 of ERISA.  The claimant and the Administrator may submit additional comments, etc., after the close of the thirty (30) day period only at the request or with the consent of the Committee.
Alternatively, upon receipt of a request for review, the Committee may schedule a hearing to be held (subject to reasonable scheduling conflicts) not more than forty-five (45) days from the receipt of such request.  The date and time of such hearing shall be designated by the Committee upon not less than fifteen (15) days’ notice to the claimant and the Administrator unless both of them accept shorter notice.  The notice shall specify that such claimant must indicate in writing, at least five (5) days in advance of the time established for such hearing, his intention to appear at the appointed time and place, or the hearing will automatically be canceled.  The reply shall specify any other persons who will accompany him to the hearing, or appear in his place, or such other persons will not be admitted to the hearing.  The Committee may limit attendance at the hearing.  The Committee shall make every effort to schedule the hearing on a day and at a time which is convenient to both the claimant and the Administrator.  The hearing will be scheduled at the Company’s headquarters unless the Committee determines that another location would be more appropriate.  The claimant shall be provided, on request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits in preparation for the hearing.  Whether a document, record or other information is relevant to a claim for benefits shall be determined pursuant to Section 503 of ERISA.  The claimant and the Administrator may submit written comments, documents, records and other information relating to the claim prior to or at the hearing.  The claimant and the Administrator may submit additional comments, etc., after the hearing only at the request or with the consent of the Committee.

24.10                       Decision upon Review of Denial of Claim for Benefits.  After the review has been completed, the Committee shall render a decision in writing, a copy of which shall be sent to both the claimant and the Administrator.  In making its decision, the Committee shall have full power, authority, and discretion to determine any and all questions of fact, resolve all questions of interpretation of this instrument or related documents which may arise under any of the provisions of this Plan or such documents as to which no other provision for determination is made hereunder, and exercise all other powers and discretions necessary to be exercised under the terms of this Plan or related documents which it is herein given or for which no contrary provision is made and to determine the right to benefits of, and the amount of benefits, if any, payable to, any person in accordance with the provisions of this Plan.  Further, in making its decision, the Committee shall take into account all comments, documents, records, and other information submitted by the claimant relating to the claim, without regard to whether such information was submitted or considered in the initial benefit determination.  Subject to extension by agreement of the claimant and the Administrator or where due to delay beyond the control of the Administrator or the Committee, the Committee shall render a decision on the claim review not more than sixty (60) days after the receipt of the claimant’s request for review, unless a hearing is scheduled, in which case the sixty (60) day period shall be extended to thirty (30) days after the date scheduled for the hearing.  If special circumstances exist, the Committee may obtain a sixty (60) day extension by providing the claimant written notice of the extension within the initial sixty (60) day period (if there is no hearing) or within the initial thirty (30) day period following a hearing.  The extension notice must include an explanation of the special circumstances and the date by which the Committee expects to render a final decision.  Such decision shall be written in a manner calculated to be understood by the claimant, and shall:
(a)	set forth the specific reason or reasons for any adverse determination;

(b)	contain specific references to the provisions of the Plan and/or related documents on which the benefit determination was based; and

(c)
contain a statement that the claimant is entitled to receive, upon request and free of charge, reasonable access to, and copies of, all documents, records, and other information relevant to the claimant’s claim for benefits.  Whether a document, record or other information is relevant to a claim for benefits shall be determined pursuant to Section 503 of ERISA.

The decision on review shall be furnished to the claimant within the appropriate time described above.  If the decision on review is not furnished within such time, the claim shall be deemed denied on review at the end of such period.  There shall be no further appeal from a decision rendered by the Committee.  The decision of the Committee shall be final and binding in all respects on the Administrator, the Participating Employers, the Trustee, the claimant and all other persons.
24.11                       Payment of Costs and Expenses.  The expenses of administration of this Plan incurred by the Committee, the Administrator or the Trustee shall be paid in any one of the following manners as determined by the Company in its sole discretion:
(a)	out of the Trust Fund;

(b)	out of individual Participants’ Accounts, if such fees directly relate to such Participants Account activities;

(c)	out of the annual contributions of the Participating Employers, if any; or

(d)	directly by the Participating Employers.

The costs and expenses of administration of the Plan shall include, without limitation, (i) Trustee’s fees as such may from time to time be agreed upon between the Company and the Trustee, (ii) the costs of processing contributions, investments, accounts, loans, distributions and claims, including the cost of any equipment or other property used in connection therewith, (iii) the cost of preparing, distributing and filing any governmental submissions, filings, reports or returns with respect to the Plan and any summary plan descriptions and other notices, reports, election forms or Account statements, (iv) the costs of any amendments necessary or desirable to maintain the Plan in compliance with any applicable laws or to reflect Plan operation, (v) the cost of any attorneys, accountants, actuaries, agents, clerks, secretaries, or third-party administrators or service providers hired or utilized by the Plan or by the Administrator or Committee in connection with the performance of their functions hereunder, or by the Company in connection with the administration of the Plan, and (vi) any other costs and expenses relating to plan administration.
24.12                       Exhaustion of Review Procedures; Statute of Limitations.  The interpretations, determinations and decisions of the Administrator and the Committee shall, except to the extent provided in Section 16.9 hereof, be final and binding upon all persons with respect to any right, benefit and privilege hereunder.  Except as otherwise provided in ERISA, the review procedures of said Section 16.9 shall be the sole and exclusive remedy and shall be in lieu of all actions at law, in equity, pursuant to arbitration or otherwise.  In any event, a Participant, former Participant or Beneficiary must exhaust the review procedures of Section 16.9 hereof prior to the commencement of any such action.  For claims incurred on or after the Restatement Date, no legal action may be commenced against the Plan, the Administrator or the Committee more than one hundred eighty (180) days after the Committee’s final decision has been rendered, in accordance with Section 16.9, with respect to all or any portion of the claim.
24.13                       Delegated Duties and Responsibilities.  The Participating Employers, Administrator, Committee, Board of Directors, Trustee and their respective officers, members, Employees and agents shall have no duty or responsibility under this Plan other than the duties and responsibilities expressly assigned to them herein or delegated to them pursuant hereto or the Trust Agreement.  None of them shall have any duty or responsibility with respect to the duties or responsibilities assigned or delegated to another of them.  In no event shall the Participating Employers, Administrator, Committee, Board of Directors or their respective officers, members, Employees and agents be deemed to have any duty or responsibility with respect to the holding, safekeeping, investment, reinvestment and administration of the Trust Fund.
24.14                       Limitation of Liability and Indemnification.  Except as otherwise provided in ERISA, the Administrator, Committee, Board of Directors, and their respective officers and members shall incur no personal liability of any nature whatsoever in connection with any act done or omitted to be done in the administration of this Plan.  The Participating Employers shall indemnify, defend, and hold harmless the Administrator, Committee, Board of Directors, and their respective officers, Employees, members and agents, for all acts taken or omitted in carrying out their responsibilities under the terms of this Plan or other responsibilities imposed upon such persons by ERISA.  This indemnification for all acts or omissions is intentionally broad, but shall not provide indemnification for embezzlement or diversion of Trust funds for the benefit of any such persons, nor shall it provide indemnification for excise taxes imposed under Section 4975 of the Code.  The Participating Employers shall indemnify such persons for expenses of defending an action by a Participant, former Participant, Beneficiary, government entity, or other persons, including all legal fees and other costs of such defense.  The Participating Employers will also reimburse such a person for any monetary recovery in a successful action against such person in any federal or state court or arbitration.  In addition, if the claim is settled out of court with the concurrence of the Company, the Participating Employers shall indemnify such person for any monetary liability under said settlement.”

IN WITNESS WHEREOF, Invacare Corporation, by its proper officer, has caused this Amendment No. 3 to be executed as of the 30th day of December, 2003.
INVACARE CORPORATION

By: /s/ Diane J. Davie

AMENDMENT NO. 4
TO
INVACARE RETIREMENT SAVINGS PLAN

This Amendment No. 4 is executed as of the date set forth below by Invacare Corporation (the “Company”).
WITNESSETH:
WHEREAS, the Company maintains the Invacare Retirement Savings Plan (the “Plan”) to provide retirement benefits for certain employees of Participating Companies; and
WHEREAS, the Company most recently amended and restated the Plan, effective January 1, 2001, in order to bring the Plan into compliance with the General Agreement on Tariffs and Trade, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Economic Growth and Tax Relief Reconciliation Act of 2001 and to reflect the merger of the Invacare Corporation Employees’ Stock Bonus Trust and Plan into the Plan; and
WHEREAS, pursuant to Section 18.1 of the Plan, the Company has retained the right to make amendments thereto; and
WHEREAS, the Company desires to amend the Plan in order to permit participants to make catch-up contributions to the Plan in accordance with Section 414(u) of the Code, to increase the maximum salary deferral contributions that can be made to the Plan by employees, and to revise the investment provisions of the Plan to expand the group of participants subject to trading restrictions in the Invacare Stock Fund;
NOW, THEREFORE, pursuant to Section 18.1 of the Plan, the Company hereby amends the Plan, effective as of April 1, 2004, as follows:

1.            Section 5.1 of Article 5 of the Plan is hereby amended by the deletion of said Section 5.1 in its entirety and the substitution in lieu thereof of a new Section 5.1 to read as follows:
“5.1            Election and Amount of Salary Deferral Contributions.  Pursuant to uniform rules and procedures prescribed by the Administrator, an Active Participant may elect that a portion of his unpaid Compensation for a Plan Year be paid by a Participating Employer to the Trustee hereunder as a Salary Deferral Contribution and be treated as a contribution by the Participating Employer.  An Active Participant who does not elect to make Salary Deferral Contributions pursuant to the preceding sentence shall be deemed to have elected to contribute zero percent (0%).  Any election by a Participant to contribute more than zero percent (0%) of his unpaid Compensation pursuant to this Section shall be expressed in one percent (1%) increments of his Compensation for a payroll period.  The Administrator may, from time to time, establish maximum percentage limits on the amount of Salary Deferral Contributions that Participants can make under this Plan and may establish maximum percentage limits which apply solely to Highly Compensated Employees.  Until changed by the Administrator pursuant to this Section, the maximum percentage of an Active Participant’s Compensation (minus any salary reduction amounts which are excluded from the taxable income of the Participant under Section 125 of the Code) for a payroll period that is subject to election pursuant to this Section shall be fifty percent (50%).
Pursuant to uniform rules and procedures prescribed by the Administrator, an Active Participant who is eligible to make Salary Deferral Contributions under this Plan and who has attained or will attain age fifty (50) before the close of the Plan Year may make additional catch-up Salary Deferral Contributions in accordance with, and subject to the limitations of, Section 414(v) of the Code.  Any such catch-up Salary Deferral

Contributions shall be credited to the Active Participant’s Salary Deferral Account.  The Participating Employers shall make matching contributions to the Plan on behalf of each Active Participant for whom catch-up Salary Deferral Contributions are made to the Plan pursuant to this Section 5.1, at the time and at the rate set forth in said Section 6.2 with respect to regular Salary Deferral Contributions.  Catch-up Salary Deferral Contributions shall not be taken into account for purposes of the provisions of this Plan implementing the required limitations of Sections 402(g) and 415 of the Code.  This Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 410(b) or 416 of the Code, as applicable, by reason of the making of such catch-up Salary Deferral Contributions.”
2.            Section 7.10 of Article 7 of the Plan is hereby amended by the deletion of said Section 7.1 in its entirety and the substitution in lieu thereof of a new Section 7.10 to read as follows:
“7.10                       Restrictions on Insider Trading.  Notwithstanding the foregoing provisions of this Article 7, the Administrator in its sole discretion shall have the authority to place such restrictions upon the investment directions into and out of the Invacare Stock Fund of any person subject to the Company’s Insider Trading Policy (as such Policy may be in effect from time to time hereafter).  As of the date hereof, such restrictions include the following:  Participants subject to the Insider Trading Policy may trade in Company stock under the Plan only during the period beginning after the second full trading day following the Company’s widespread public release of quarterly or year-end earnings, as applicable, and ending at the close of trading on the date that is three weeks (21 days) before the end of the next fiscal quarter, unless pursuant to the procedures of the Insider Trading Policy, a blackout window has been imposed during the normal trading window.

In addition, even during a trading window as described in the preceding sentence, any Participant who is in possession of material, nonpublic information concerning the Company may not submit an investment direction relating to the Invacare Stock Fund until after the second full trading day following the Company’s widespread release of such information.”
IN WITNESS WHEREOF, Invacare Corporation, by its proper officer, has caused this Amendment No. 4 to be executed as of the 6th day of April, 2004.

INVACARE CORPORATION

By: /s/ Gregory C. Thompson

AMENDMENT NO. 5
TO
INVACARE RETIREMENT SAVINGS PLAN

This Amendment No. 5 is executed as of the date set forth below by Invacare Corporation (the “Company”).
WITNESSETH:
      WHEREAS, effective January 1, 1988, the Company established the Invacare Retirement Savings Plan (f.k.a. the Invacare Corporation Profit Sharing Trust and Plan) (the “Plan”); and
WHEREAS, the Company most recently amended and restated the Plan, effective as of January 1, 2001, in order to reflect the merger of the Invacare Corporation Employees’ Stock Bonus Trust and Plan into the Plan, to bring the Plan into compliance with the General Agreement on Tariffs and Trade, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Economic Growth and Tax Relief Reconciliation Act of 2001, and to make certain other desirable changes, and the Plan was further amended on four prior occasions; and
WHEREAS, the Company reserved the right to amend the Plan pursuant to Section 18.1 thereof; and
WHEREAS, the Company desires to amend the Plan in order to reduce the mandatory cash-out threshold from Five Thousand Dollars ($5,000.00) to One Thousand Dollars ($1,000.00);
NOW, THEREFORE, pursuant to Section 18.1 of the Plan, effective March 28, 2005, Section 15.6 of the Plan is hereby amended by the deletion of said Section 15.6 in its entirety and the substitution in lieu thereof of a new Section 15.6 to read as follows:

“15.6 Cash-Out of Small Account Balances.  In the event that the value of a retired, terminated or deceased Participant’s distributable Account balances does not exceed One Thousand Dollars ($1,000.00) at the time of distribution, or at any time thereafter, the Administrator shall direct the Trustee to distribute such distributable Account balances in a single lump sum payment without the consent of the Participant, his spouse or his Beneficiary; provided, however, that the Trustee shall not make any such single lump sum payment after the date a Participant’s distribution has commenced unless the Participant and his spouse, if any, or in the case of a payment to the surviving spouse of a deceased Participant, the spouse, consent to the single lump sum payment in writing and provided further that any such lump sum payment shall be made in accordance with the provisions of Section 15.11 hereof.  Unless such a Participant or Beneficiary elects to receive a distribution which includes whole Shares, the Trustee shall sell any Shares or other assets credited to his distributable Accounts as of the date distribution is to be made and distribute the amount of his distributable Account balances in a single lump sum payment of cash.  Any such single lump sum payment shall be in full settlement of such Participant’s, spouse’s or Beneficiary’s rights under this Plan.”
IN WITNESS WHEREOF, Invacare Corporation, by its proper officer, has caused this Amendment No. 5 to be executed as of the 5th day of April, 2005.
INVACARE CORPORATION

By: /s/ Joseph Usaj

AMENDMENT NO. 6
TO
INVACARE RETIREMENT SAVINGS PLAN

This Amendment No. 6 is executed as of the date set forth below by Invacare Corporation (hereinafter referred to as the “Company”);
WITNESSETH:
WHEREAS, effective January 1, 1988, the Company established the Invacare Retirement Savings Plan (previously called the Invacare Corporation Profit Sharing Trust and Plan and hereinafter referred to as the “Plan”); and
WHEREAS, the Company most recently amended and restated the Plan, effective as of January 1, 2001, in order to reflect the merger of the Invacare Corporation Employees’ Stock Bonus Trust and Plan into the Plan, to bring the Plan into compliance with the General Agreement on Tariffs and Trade, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Economic Growth and Tax Reconciliation Act of 2001, and to make certain other desirable changes; and
WHEREAS, the Company reserved the right to amend the Plan pursuant to Section 18.1 thereof; and
WHEREAS, the Company desires to amend the Plan in order to add certain Affiliates as Participating Employers under the Plan, to include automatic enrollment procedures in the Plan, to provide for discretionary profit sharing contributions, to modify the loan default provisions of the Plan, to increase the percentage of the Stock Bonus Account which may be diversified by Participants on an annual basis, to adopt new Supplemental Agreements relating to certain Participants employed by MedBloc Inc. and Champion Manufacturing Inc. and to make certain other desired changes;

NOW, THEREFORE, pursuant to Section 18.1 of the Plan, the Company hereby amends the Plan, effective as of the dates herein provided, as follows:
1.            Effective as of January 1, 2006, Section 2.2 of the Plan is hereby amended by the deletion of the cross reference to “Section 4.4” and the substitution of “Section 4.5” in lieu thereof.
2.            Effective as of March 1, 2004, Section 2.36 of the Plan is hereby amended by the deletion of said Section 2.36 in its entirety and the substitution in lieu thereof of a new Section 2.36 to read as follows:
“2.36                       Participating Employer.  The words ‘Participating Employer’ shall mean the Company and any Affiliate which is or shall become a Participating Employer in this Plan pursuant to Article 3 hereof.  Except as otherwise specifically provided in Section 3.1 hereof, Garden City Medical, Inc., Medbloc Inc. and Freedom Designs, Inc. shall not be Participating Employers under the Plan.”
3.            Effective as of July 19, 2004, Section 2.36 of the Plan is hereby amended by the deletion of said Section 2.36 in its entirety and the substitution in lieu thereof of a new Section 2.36 to read as follows:
“2.36                       Participating Employer.  The words ‘Participating Employer’ shall mean the Company and any Affiliate which is or shall become a Participating Employer in this Plan pursuant to Article 3 hereof.  Except as otherwise specifically provided in Section 3.1 hereof, Garden City Medical, Inc., Medbloc Inc., Freedom Designs, Inc., and Premier Designs shall not be Participating Employers under the Plan.”
4.            Effective as of October 15, 2004, Section 2.36 of the Plan is hereby amended by the deletion of said Section 2.36 in its entirety and the substitution in lieu thereof of a new Section 2.36 to read as follows:

“2.36                       Participating Employer.  The words ‘Participating Employer’ shall mean the Company and any Affiliate which is or shall become a Participating Employer in this Plan pursuant to Article 3 hereof.  Except as otherwise specifically provided in Section 3.1 hereof, Garden City Medical, Inc., Medbloc Inc., Freedom Designs, Inc., Premier Designs and Champion Manufacturing Inc. shall not be Participating Employers under the Plan.”
5.            Effective as of June 7, 2005, Section 2.36 of the Plan is hereby amended by the deletion of said Section 2.36 in its entirety and the substitution in lieu thereof of a new Section 2.36 to read as follows:
“2.36                       Participating Employer.  The words ‘Participating Employer’ shall mean the Company and any Affiliate which is or shall become a Participating Employer in this Plan pursuant to Article 3 hereof.  Except as otherwise specifically provided in Section 3.1 hereof, Garden City Medical, Inc., Medbloc Inc., Freedom Designs, Inc., Premier Designs, Champion Manufacturing Inc. and Altimate Medical, Inc. shall not be Participating Employers under the Plan.”
6.            Effective as of January 1, 2006, Section 3.1 of the Plan is hereby amended by the deletion of said Section 3.1 in its entirety and the substitution in lieu thereof of a new Section 3.1 to read as follows:
“3.1            Designation of Participating Employers.  An Affiliate of the Company shall become a Participating Employer under this Plan by resolution of the Board of Directors of the Company and the ratification of the Board of Directors of the Affiliate.  By becoming a Participating Employer under this Plan, an Affiliate of the Company is deemed to approve this Plan in the form which is in effect as of its Adoption Date.  The Participating Employers as of January 1, 2006 are as follows:

PARTICIPATING EMPLOYER	ADOPTION DATE
Invacare Corporation	1-Jan-88
Professional Medical Imports, Inc.	30-Jun-99
Champion Manufacturing Inc.	1-Jan-06
Medbloc Inc.	1-Jan-06
Pinnacle Medsources Inc.	January 1, 2006”

7.            Effective as of January 1, 2006, Article 4 of the Plan is hereby amended by deletion of Sections 4.2, 4.3, 4.4 and 4.5 and the substitution in lieu thereof of new Sections 4.2, 4.3, 4.4, 4.5 and 4.6 to read as follows:
“4.2            Eligibility and Participation.  Every other Employee who is a Covered Employee shall automatically become a Participant in this Plan on the Enrollment Date coinciding with or next following his Date of Hire.  Every Covered Employee who meets such eligibility requirements may elect to make Salary Deferral Contributions as of any date coinciding with or next following his Enrollment Date.  An eligible Covered Employee who elects to make Salary Deferral Contributions shall agree, by such means (including writing, telephonically, or electronically) as the Administrator may determine to defer certain of his unpaid Compensation pursuant to Section 5.1 hereof and to have such amounts contributed to the Plan on his behalf as Salary Deferral Contributions.  An eligible Covered Employee may also become a Participant by virtue of a deemed election pursuant to Section 4.3.  A Participant may increase or decrease the amount of his Salary Deferral Contributions in accordance with the provisions of Article 5 hereof.
4.3            Automatic Participation; Election Not To Participate.In the event that an eligible Covered Employee fails to make an affirmative election in accordance with Section 4.2, he shall be deemed to have elected to have Salary Deferral Contributions made on his behalf in the amount of three percent (3%) of his Compensation.  Such contributions shall commence as soon as administratively practicable but not earlier than sixty (60) days following his Date of Hire.

An eligible Covered Employee who is automatically enrolled in the Plan pursuant to this Section 4.3 may decline to make Salary Deferral Contributions under the Plan by so electing in such manner (including writing, orally, telephonically, or electronically) as the Administrator may determine.  Such an eligible Covered Employee may later elect to make Salary Deferral Contributions to the Plan in accordance with the provisions of Section 4.2 and Article 5 hereof.  An Employee who declines to make Salary Deferral Contributions pursuant to this Section shall not be eligible to receive an allocation of any matching contribution made to the Plan by a Participating Employer, but shall receive an allocation of Participating Employer quarterly contributions and/or profit sharing contributions, provided he is otherwise eligible to receive such an allocation pursuant to Article 6 hereof.
4.4            Rehired Employees.  In the event that a former Employee is rehired, he shall become an Active Participant on the Enrollment Date coincident with or next following his date of reemployment if he is a Covered Employee on such Enrollment Date.  A former Employee who becomes an Active Participant on or after January 1, 2006 shall be subject to the deemed election provisions set forth in Section 4.3 above.
4.5            Employees on Leave of Absence.  A Covered Employee who would be eligible to participate in this Plan, except that he is on an authorized unpaid Leave of Absence on his Enrollment Date, shall be enrolled pursuant to Section 4.3 above on the date on which he ceases to be on the unpaid Leave of Absence, assuming he is then a Covered Employee.
4.6            Cessation of Covered Employee Status.  In the event that a Participant ceases to be a Covered Employee but continues in the employ of a Participating Employer, he will continue to be a Participant in this Plan and accrue Service until his date of Termination of Employment, but any distribution payable to such Participant under this Plan shall be computed on the basis of his Account balances on the date he ceased to be a Covered Employee, plus any investment gains or losses thereon.”
8.            Effective January 1, 2006, Section 5.1 of the Plan is hereby amended by the deletion of the first paragraph of said Section 5.1 and the substitution in lieu thereof of a new first paragraph to read as follows:
“5.1            Election and Amount of Salary Deferral Contributions.  Pursuant to uniform rules and procedures prescribed by the Administrator, an Active Participant may elect that a portion of his unpaid Compensation for a Plan Year be paid by a Participating Employer to the Trustee hereunder as a Salary Deferral Contribution and be treated as a contribution by the Participating Employer.  An Active Participant who does not elect to make Salary Deferral Contributions pursuant to the preceding sentence shall be deemed to have elected to contribute three percent (3%) of his Compensation.  Any election by a Participant to contribute more than zero percent (0%) of his unpaid Compensation pursuant to this Section shall be expressed in one percent (1%) increments of his Compensation for a payroll period.  The Administrator may, from time to time, establish maximum percentage limits on the amount of Salary Deferral Contributions that Participants can make under this Plan and may establish maximum percentage limits which apply solely to Highly Compensated Employees.  Until changed by the Administrator pursuant to this Section, the maximum percentage of an Active Participant’s Compensation (minus any salary reduction amounts which are excluded from the taxable income of the Participant under Section 125 of the Code) for a payroll period that is subject to election pursuant to this Section shall be fifty percent (50%).”
9.            Effective as of January 1, 2006, Section 5.2 of the Plan is hereby amended by the deletion of the first paragraph of said Section 5.2 and the substitution in lieu thereof of a new paragraph to read as follows:
“5.2            Election Procedures.  A Participant’s election pursuant to Section 5.1 hereof shall be made in such form (including writing, orally, telephonically or electronically) as is required by the Administrator and shall include deemed elections made pursuant to Section 4.3.  Any such election shall become effective at such time as the Administrator shall permit and shall be conditioned upon:
(a)	his right to defer the imposition of federal income tax on such contributions until a subsequent distribution of such amount under this Plan; and

(b)
the Participating Employer’s right to deduct such amounts for federal income tax purposes after taking into account any contributions made by the Participating Employer under any profit sharing, pension and stock bonus plans maintained by the Company or the Participating Employer which meet the requirements of Section 401(a) of the Code.

Any such election shall be deemed a continuing election and shall remain in effect until it is revoked or amended by the Participant in writing, or by such other procedures as shall be established by the Administrator from time to time, or the Participant ceases to be an Active Participant.  A Participant may revoke or amend his election at such times as the Administrator shall permit.  A Participant shall revoke or amend his election by providing such notice to the Administrator as the Administrator, in its sole discretion, shall require.”
10.            Effective as of January 1, 2006, Section 6.1 of the Plan is hereby amended by the deletion of said Section 6.1 and the substitution in lieu thereof of a new Section 6.1 to read as follows:
“6.1            Quarterly Employer Contributions.  For each calendar quarter ending after January 1, 2006 (“Allocation Dates”), a Participating Employer may make a discretionary profit sharing contribution to this Plan in cash or other property on behalf of each Active

Participant employed by such Participating Employer who has completed six (6) months of Service.  For purposes of this Section, an Active Participant shall be deemed to have completed six (6) months of Service if he is in the employ of a Participating Employer at any time six (6) months after his Date of Hire.  The amount of the Participating Employer’s quarterly contributions, if any, shall be determined by the Participating Company in its sole discretion.  Such contribution may be made on or prior to each such Allocation Date as the Participating Company shall determine.  A Participating Employer’s contribution for any Allocation Date shall be credited to the Employer Contribution Accounts of each Active Participant who:
(a)            is employed by the Participating Employer on such Allocation Date; or
(b)	is on a Leave of Absence under the Family and Medical Leave Act of 1993 on such Allocation Date; or

(c)	is not employed on such Allocation Date due to a retirement, Total and Permanent Disability or death which occurred during the calendar year quarter for which such contribution is made, in the same proportion that each such Participant’s Compensation for the calendar year quarter to which the contribution relates bears to the total Compensation of all such Participants employed by such Participating Employer for such calendar year quarter.”
11.            Effective as of January 1, 2006, Article 6 of the Plan is hereby amended by the deletion of Section 6.3 in its entirety and the substitution in lieu thereof of new Sections 6.3 and 6.4 to read as follows:
“6.3            Profit Sharing Contributions.  For each Plan Year, a Participating Employer may, not later than the last day upon which it may make a contribution under this Plan and secure under the Code a deduction of such contribution in the computation of its Federal income taxes for the Plan Year for which such payment is made, make a contribution in cash or other property.  The amount of each such contribution shall be approved, ratified or confirmed by the Board of Directors of the Participating Employer.
A Participating Employer’s contribution made pursuant to this Section 6.3 shall be allocated among the Employer Contribution Accounts of:
(a)	each Participant employed by the Participating Employer who was an Active Participant on the Allocation Date coinciding with the last day of the Plan Year; and

(b)	each Participant employed by the Participating Employer who ceased to be an Active Participant on the Allocation Date coinciding with the last day of the Plan Year; and

(c)	each Participant employed by the Participating Employer who retired after having attained his Normal Retirement Date or died or became disabled, during the Plan Year for which the allocation is made.

Except as set forth in subsection (c) above, the Employer Contribution Accounts of Participants whose employment terminated prior to such Allocation Date shall not be allocated any portion of said contribution.
The Employer Contribution Account of each Participant eligible to receive an allocation of a contribution made pursuant to this Section 6.3 hereof shall be credited with that portion of the Participating Employer’s contribution for such Plan Year which bears the same relationship to the Participating Employer’s contribution as such Participant’s Compensation during such Plan Year bears to the total Compensation of all Participants employed the Participating Employer during such Plan Year.
6.4            Vesting of Participating Employer Contributions.  Any Shares or amounts credited to a Participant’s Employer Contribution Account and Matching Contributions pursuant to Sections 6.1, 6.2 and 6.3 hereof shall be subject to the vesting schedule set forth in Section 2.67 hereof.”
12.            Effective January 1, 2006, Section 7.3 of the Plan is hereby amended by the deletion of the second to last sentence of said Section 7.3 and the substitution in lieu thereof of a new sentence to read as follows:
“In the event that a Participant, former Participant or Beneficiary does not direct the investment of any portion of such Account Balances, such undirected portion of such Account balances shall be invested in the appropriate Fidelity Freedom Fund based upon the age of the Participant, former Participant or Beneficiary.”
13.            Effective January 1, 2006, Section 7.4 of the Plan is hereby amended by the deletion of said Section 7.4 in its entirety and the substitution in lieu thereof of a new Section 7.4 to read as follows:
“7.4            Diversification of Stock Bonus Account.  Each Qualified Participant, by written direction to the Administrator or by such other procedures as shall be established by the Administrator from time to time, may direct the investment of his total Stock Bonus Account in any or all of the Investment Funds established hereunder; provided, however, that any such investment directions shall be made in accordance with such other rules as are established by the Administrator from time to time in its sole discretion, including rules requiring that investment selections be made effective as of specific investment dates and within a certain period of time prior to an investment date.  Any rules established by the Administrator pursuant to this Article 7 relating to Participant direction of investment shall apply to all Qualified Participants in a uniform and nondiscriminatory manner following such Qualified Participant’s election to direct the investment of his Stock Bonus Account.  Each Plan Year, an Active Participant who is not a Qualified Participant may direct the investment of up to the greater of:  (i) fifty percent (50%) of the number of  Shares credited to his Stock Bonus Account as of the last day of the immediately preceding Plan Year; and (ii) Shares having a Fair Market Value of One Hundred Dollars ($100.00) or less. It is intended that any other Shares remaining credited to the Participant’s Stock Bonus Account continue to be fully invested in the Invacare Segregated Stock Fund.”
14.            Effective September 27, 2005, Section 11.4 of the Plan is hereby amended by the deletion of subsection (b) of said Section 11.4 and the substitution in lieu thereof of a new subsection (b) to read as follows:
“(b)
Loan Term and Repayment Schedule.  The term of any loan shall be arrived at by mutual agreement between the Borrower and the Administrator but shall not be less than one (1) year and shall not exceed five (5) years; provided, however, that if the proceeds of such loan are to be used to acquire any dwelling which within a reasonable time is to be used as the Borrower’s principal residence, such loan may be for a term of up to fifteen (15) years.  Subject to the conditions set forth in the immediately preceding sentence, the terms of the loan shall extend for any number of whole months as so agreed by the Borrower and the Administrator.

All loans shall provide for the substantially level amortization of the loan, with payments no less frequently than quarterly, over the term of the loan; provided, however, that the loan shall permit (unless the Administrator otherwise determines) a grace period for up to one (1) year from such repayments while a Borrower is on a leave of absence without pay, provided that such grace period shall not extend the due date of the loan beyond the maximum time period set forth above.  In the event that the Borrower does not make loan payments while on a leave of absence, the term of his loan may be extended by the length of such leave of absence prior to reamortization of the loan; provided, however, that for a general purpose loan, such extension shall not extend the term of the loan beyond a five (5) year term measured from the date of the original loan, or for a home loan, a fifteen (15) year term measured from the date of the original loan.

If a Borrower is on a military leave, loan repayments will be suspended under this Plan, as permitted under Section 414(u)(4) of the Code.

The Administrator may make such additional, nondiscriminatory rules regarding loan repayments as it deems necessary, including early repayments and any restrictions relating thereto.”

15.            Effective May 15, 2005, Section 11.4 of the Plan is hereby further amended by the deletion of subsection (f) of said Section 11.4 and the substitution in lieu thereof of a new subsection (f) to read as follows:

“(f)            Default.  A Borrower shall be in default thirty (30) days after his last payment:

(i)	if he fails to make any payment of principal or interest sufficient to meet the substantially level quarterly amortization requirement in paragraph (b) above;

(ii)	if he fails to make a required payment after a permitted one (1) year grace period as provided for in paragraph (b) above;

(iii)	if he fails to repay in full the entire outstanding balance of the principal and interest accrued on such loan within the term of the loan, as it may be extended as provided in paragraph (b) above; or

(iv)
if he fails to repay in full the entire outstanding balance of the principal and interest accrued on such loan after his Termination of Employment, unless he remains a Party in Interest or receives salary continuation payments from a Participating Employer after such Termination of Employment. If a terminated Participant receives salary continuation payments from a Participating Employer following his Termination of Employment, he shall be in default if he fails to repay in full the entire outstanding balance of the principal and interest accrued on such loan by the earlier of the date on which he receives a distribution of his Accounts from the Plan or sixty (60) days after his salary continuation payments from the Participating Employer cease.

In the event of default by a Borrower, his loan shall be accelerated, and:

(A)
if his collateral security in this Plan is adequate to cover all or part of the outstanding principal and interest, and if distribution of such amount would not, in the opinion of the Administrator, put at risk the tax qualified status of the Plan or the Salary Deferral Contribution portion thereof, the Trustee shall take such steps as it deems appropriate to offset the loan balance against his Vested Interest or otherwise execute upon such Plan collateral; and

(B)
if his collateral security described in paragraph (f)(iv) is not adequate to cover all of the outstanding principal and interest, or if execution upon such collateral would, in the opinion of the Administrator, put at risk the tax qualified status of the Plan or the Salary Deferral Contribution portion thereof, the Trustee shall commence appropriate collection actions against the Borrower to recover the amounts owed.

Expenses of collection, including legal fees, if any, of any loan in default shall be borne by the Borrower or his Accounts.

In the event of default, a Borrower shall not be permitted to request another loan from the Plan until the original, outstanding loan is repaid in full.”
16.            Effective January 1, 2006, Article 17 of the Plan is hereby amended by the addition at the end of said Article 17 of a new Section 17.9 to read as follows:
“17.9                       Costs Associated With Review of Domestic Relations Orders.  The Company reserves the right to charge the appropriate Participant and Alternate Payee the reasonable costs of reviewing a Domestic Relations Order for the purpose of determining whether such Order constitutes a Qualified Domestic Order.  Such charges may include, but are not limited to, reasonable attorney’s fees that are incurred by the Plan for such purpose.  Any such charges shall be divided equally between the Participant and the Alternate Payee and shall be debited to the Accounts maintained on behalf of such individuals under the Plan.”

IN WITNESS WHEREOF, the Company, by its duly authorized officers, has executed this Amendment No. 6 this 3rd day of January, 2006.
INVACARE CORPORATION
(“Company”)

By:	/s/ Joseph Usaj
Joseph Usaj

And:	/s/ Gregory C. Thompson
Gregory C. Thompson

INVACARE RETIREMENT SAVINGS PLAN

SUPPLEMENTAL AGREEMENT I
RELATING TO CERTAIN PARTICIPANTS
WHO ARE EMPLOYEES OF MEDBLOC INC.

This Supplemental Agreement I to the Invacare Retirement Savings Plan (the "Plan") relating only to certain Participants as set forth herein, is effective as of January 1, 2006.
SECTION I-A
DEFINITIONS
I.A.1.  Definitions.  The following terms, when used herein, unless their context clearly indicates otherwise, shall have the following respective meanings:
(a)	The word “MedBloc” shall mean MedBloc Inc.

(b)	The words “MedBloc Employee” shall mean an Employee who is employed by MedBloc and is a Covered Employee as provided in Section 2.16 of the Plan.

(c)	The words “Supplement I Participant” shall mean any individual who was employed by MedBloc as of December 31, 2005 and who becomes a Participant.

SECTION I-B
SERVICE AND VESTING
I.B.1.                       Service.  A MedBloc Employee’s Service shall be the sum of his Service under Section 2.50 of the Plan for the period after December 31, 2005, plus his Service with MedBloc prior to August 18, 2003.
I.B.2.                       Vesting.  Each Supplement I Participant shall be one hundred percent (100%) vested in the amounts credited to his Matching Contribution Account under the Plan.  Any amounts credited to the Matching Contribution Account and the Employer Contribution

Account of a MedBloc Employee who is hired on and after January 1, 2006, shall be subject to the vesting schedule set forth in Section 2.67 of the Plan.
SECTION I-C
ELIGIBILITY AND PARTICIPATION
I.C.1. Election To Participate; Automatic Participation.  A MedBloc Employee who is eligible as of January 1, 2006 to participate in the Plan pursuant to Section 4.2 thereof, shall be provided written notification of the Plan’s enrollment provisions and shall have the option to elect to make Salary Reduction Contributions to the Plan or to decline to make Salary Reduction Contributions to the Plan at such time and in such manner (including in writing, orally, telephonically or electronically) as the Administrator may determine.  In the event that such an employee fails to elect not to participate, the automatic contribution provisions of Section 4.3 of the Plan shall not be applied to such employee.  Salary Reduction Contributions shall commence as soon as practicable following the Administrator’s receipt of a Participant’s election to contribute.
SECTION I - D
EMPLOYER MATCHING CONTRIBUTIONS
I.D.1                       Matching Contributions.  For each payroll period ending after January 1, 2006, MedBloc shall make matching contributions to this Plan on behalf of each MedBloc Employee on whose behalf Salary Deferral Contributions are made with respect to such payroll period.  Matching contributions made on behalf of a MedBloc Participant with respect to a particular payroll period shall be equal to 100% of Salary Deferral Amounts up to three percent (3%) of Compensation.  No matching contributions will be made on deferrals in excess of three percent (3%) of a MedBloc Employee’s Compensation.
Any matching contributions made on and after January 1, 2006 shall be in the form of cash and shall be credited to the Matching Contribution Accounts of such Participants as of the date such contributions are received by the Trustee.

INVACARE RETIREMENT SAVINGS PLAN

SUPPLEMENTAL AGREEMENT II
RELATING TO CERTAIN PARTICIPANTS
WHO ARE EMPLOYEES OF CHAMPION MANUFACTURING INC.

This Supplemental Agreement II to the Invacare Retirement Savings Plan (the "Plan") relating only to certain Participants as set forth herein, is effective as of January 1, 2006.
SECTION 1I-A
DEFINITIONS
II.A.1.  Definitions.  The following terms, when used herein, unless their context clearly indicates otherwise, shall have the following respective meanings:
(a)	The word “Champion” shall mean Champion Manufacturing Inc.

(b)	The words “Champion Employee” shall mean an Employee who is employed by Champion and is a Covered Employee as provided in Section 2.16 of the Plan.

(c)	The words “Supplement II Participant” shall mean any individual who was employed by Champion as of December 31, 2005 and who becomes a Participant.

SECTION II-B
SERVICE AND VESTING
II.B.1.                       Service.  A Champion Employee’s Service shall be the sum of his Service under Section 2.50 of the Plan for the period after December 31, 2005, plus his Service with Champion prior to October 15, 2004.
II.B.2.                       Vesting.  Each Supplement II Participant shall be one hundred percent (100%) vested in the amounts credited to his Matching Contribution Account under the Plan.  Any amounts credited to the Matching Contribution Account and the Employer Contribution

Account of a Champion Employee who is hired on and after January 1, 2006, shall be subject to the vesting schedule set forth in Section 2.67 of the Plan.
SECTION II-C
ELIGIBILITY AND PARTICIPATION
II.C.1. Election To Participate; Automatic Participation.  A Champion Employee who is eligible as of January 1, 2006 to participate in the Plan pursuant to Section 4.2 thereof and who is participating in the Champion Manufacturing Inc. 401(k) Plan & Trust (“Champion Plan”) as of December 31, 2005 shall have Salary Reduction Contributions made to the Plan in accordance with the contribution election in effect as of that date under the Champion Plan.  Each other Champion Employee shall be provided written notification of the Plan’s enrollment provisions and shall have the option to elect to make Salary Reduction Contributions to the Plan or to decline to make Salary Reduction Contributions to the Plan at such time and in such manner (including in writing, orally, telephonically or electronically) as the Administrator may determine.  In the event that such an employee fails to elect not to participate, the automatic contribution provisions of Section 4.3 of the Plan shall not be applied to such employee.  Salary Reduction Contributions shall commence as soon as practicable following the Administrator’s receipt of a Participant’s election to contribute.
SECTION II - D
EMPLOYER MATCHING CONTRIBUTIONS
II.D.1                       Matching Contributions.  For each payroll period ending after January 1, 2006, Champion shall make matching contributions to this Plan on behalf of each Champion Employee on whose behalf Salary Deferral Contributions are made with respect to such payroll period.  Matching contributions made on behalf of a Champion Participant with respect to a particular payroll period shall be equal to 100% of Salary Deferral Amounts on the first three percent (3%) of Compensation which the Participant contributes to the Plan and 50% of the next two percent (2%) of Compensation which the Participant contributes to the Plan.  No matching contributions will be made on deferrals in excess of five percent (5%) of a Champion Employee’s Compensation.
Any matching contributions made on and after January 1, 2006 shall be in the form of cash and shall be credited to the Matching Contribution Accounts of such Participants as of the date such contributions are received by the Trustee.

AMENDMENT NO. 7
TO
INVACARE RETIREMENT SAVINGS PLAN

This Amendment No. 7 is executed as of the date set forth below by Invacare Corporation (hereinafter referred to as the “Company”);
WITNESSETH:
WHEREAS, effective January 1, 1988, the Company established the Invacare Retirement Savings Plan (previously called the Invacare Corporation Profit Sharing Trust and Plan and hereinafter referred to as the “Plan”); and
WHEREAS, the Company most recently amended and restated the Plan, effective as of January 1, 2001, in order to reflect the merger of the Invacare Corporation Employees’ Stock Bonus Trust and Plan into the Plan, to bring the Plan into compliance with the General Agreement on Tariffs and Trade, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Economic Growth and Tax Reconciliation Act of 2001, and to make certain other desirable changes; and
WHEREAS, the Company reserved the right to amend the Plan pursuant to Section 18.1 thereof; and
WHEREAS, the Company desires to amend the Plan in order to eliminate the restriction on diversification of the Participants’ stock bonus accounts;
NOW, THEREFORE, pursuant to Section 18.1 of the Plan, the Company hereby amends the Plan, effective as of January 1, 2007, as follows:
1.            Section 7.4 of the Plan is hereby amended by the deletion of said Section 7.4 in its entirety and the substitution in lieu thereof of a new Section 7.4 to read as follows:

“7.4            Diversification of Stock Bonus Account.  Each Participant and Beneficiary, by written direction to the Administrator or by such other procedures as shall be established by the Administrator from time to time, may direct the investment of all or a portion of his Stock Bonus Account in any or all of the Investment Funds established hereunder.  Any such investment direction shall not be subject to restrictions or conditions which are not imposed on the other Investment Funds under the Plan, except as may be provided under rules established by the Administrator consistent with Code Section 401(a)(35), including restrictions or conditions imposed by reason of securities laws.  Any rules established by the Administrator pursuant to this Article 7 relating to Participant direction of investment shall apply to all Participants and Beneficiaries in a uniform and nondiscriminatory manner.  It is intended that any Shares remaining credited to the Participant’s or Beneficiary’s Stock Bonus Account shall continue to be fully invested in the Invacare Segregated Stock Fund.”

IN WITNESS WHEREOF, the Company, by its duly authorized officers, has executed this Amendment No. 7 this 13th day of November, 2006.
INVACARE CORPORATION
(“Company”)

By:	/s/ Joseph Usaj
Joseph Usaj

And:	/s/ Gregory C. Thompson
Gregory C. Thompson

AMENDMENT NO. 8
TO
INVACARE RETIREMENT SAVINGS PLAN

This Amendment No. 8 is executed as of the date set forth below by Invacare Corporation (hereinafter referred to as the “Company”);
WITNESSETH:
WHEREAS, effective January 1, 1988, the Company established the Invacare Retirement Savings Plan (previously called the Invacare Corporation Profit Sharing Trust and Plan and hereinafter referred to as the “Plan”); and
WHEREAS, the Company most recently amended and restated the Plan, effective as of January 1, 2001, in order to reflect the merger of the Invacare Corporation Employees’ Stock Bonus Trust and Plan into the Plan, to bring the Plan into compliance with the General Agreement on Tariffs and Trade, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Economic Growth and Tax Reconciliation Act of 2001, and to make certain other desirable changes; and
WHEREAS, the Company reserved the right to amend the Plan pursuant to Section 18.1 thereof; and
WHEREAS, the Company has amended the Plan from time to time since the amendment and restatement; and
WHEREAS, the Company desires to further amend the Plan in order to add Freedom Designs, Inc. and Altimate Medical, Inc. as Participating Employers under the Plan, to adopt new Supplemental Agreements relating to certain Participants employed by such Participating Employers and to make certain other desired changes;
NOW, THEREFORE, pursuant to Section 18.1 of the Plan, the Company hereby amends the Plan, effective as of the dates herein provided, as follows:
1.            Effective as of August 1, 2006, Section 3.1 of the Plan is hereby amended by the deletion of said Section 3.1 in its entirety and the substitution in lieu thereof of a new Section 3.1 to read as follows:
“3.1            Designation of Participating Employers.  An Affiliate of the Company shall become a Participating Employer under this Plan by resolution of the Board of Directors of the Company and the ratification of the Board of Directors of the Affiliate.  By becoming a Participating Employer under this Plan, an Affiliate of the Company is deemed to approve this Plan in the form which is in effect as of its Adoption Date.  The Participating Employers as of January 1, 2006 are as follows:

PARTICIPATING EMPLOYER	ADOPTION DATE
Invacare Corporation	January 1, 1988
Professional Medical Imports, Inc.	June 30, 1999
Champion Manufacturing Inc.	January 1, 2006
MedBloc Inc.	January 1, 2006
Pinnacle Medsources Inc.	January 1, 2006
Freedom Designs, Inc.	January 1, 2006
Altimate Medical, Inc.	January 1, 2007"

2.            Effective January 1, 2006, Supplemental Agreements I and II of the Plan are hereby amended by the deletion of said Supplemental Agreements I and II in their entirety and the substitution in lieu thereof of new Supplemental Agreements I and II in the form attached hereto.
3.            Effective August 1, 2006, the Plan is hereby amended by the addition at the end thereof of a new Supplemental Agreement III in the form attached hereto.
4.            Effective January 1, 2007, the Plan is hereby amended by the addition at the end thereof of a new Supplemental Agreement IV in the form attached hereto.

IN WITNESS WHEREOF, the Company, by its duly authorized officers, has executed this Amendment No. 8 this 28th day of December, 2006.
INVACARE CORPORATION
(“Company”)

By:	/s/ Joseph Usaj
Joseph Usaj

And:	/s/ Gregory C. Thompson
Gregory C. Thompson

INVACARE RETIREMENT SAVINGS PLAN

SUPPLEMENTAL AGREEMENT I
RELATING TO CERTAIN PARTICIPANTS
WHO ARE EMPLOYEES OF MEDBLOC INC.

This Supplemental Agreement I to the Invacare Retirement Savings Plan (the "Plan") relating only to certain Participants as set forth herein, is effective as of January 1, 2006.

SECTION I-A
DEFINITIONS
I.A.1.  Definitions.  The following terms, when used herein, unless their context clearly indicates otherwise, shall have the following respective meanings:
(a)	The word “MedBloc” shall mean MedBloc Inc.

(b)	The words “MedBloc Employee” shall mean an Employee who is employed by MedBloc and is a Covered Employee as provided in Section 2.16 of the Plan.

(c)	The words “Supplement I Participant” shall mean any individual who was employed by MedBloc as of December 31, 2005 and who becomes a Participant.

SECTION I-B
SERVICE AND VESTING
I.B.1.                       Service.  A MedBloc Employee’s Service shall be his Service as determined under Section 2.50 of the Plan including periods of employment with MedBloc prior to August 18, 2003, the date MedBloc became an Affiliate; provided however, in no event shall his Service as of January 1, 2006 be less than his years of vesting service under the MedBloc Plan as of December 31, 2005.
I.B.2.                       Vesting.  Each Supplement I Participant shall be one hundred percent (100%) vested in the amounts credited to his Matching Contribution Account under the Plan.  Any amounts credited to the Matching Contribution Account and the Employer Contribution Account of a MedBloc Employee who is hired on and after January 1, 2006, shall be subject to the vesting schedule set forth in Section 2.67 of the Plan.

SECTION I-C
ELIGIBILITY AND PARTICIPATION
I.C.1. Election To Participate; Automatic Participation.  A MedBloc Employee who is eligible as of January 1, 2006 to participate in the Plan pursuant to Section 4.2 thereof, shall be provided written notification of the Plan’s enrollment provisions and shall have the option to elect to make Salary Deferral Contributions to the Plan or to decline to make Salary Deferral Contributions to the Plan at such time and in such manner (including in writing, orally, telephonically or electronically) as the Administrator may determine.  Salary Deferral Contributions shall commence as soon as practicable following the Administrator’s receipt of a Participant’s election to contribute.  In the event that such an employee fails to elect not to participate, the automatic contribution provisions of Section 4.3 of the Plan shall be applied to such employee.

SECTION I - D
EMPLOYER MATCHING CONTRIBUTIONS
I.D.1                       Matching Contributions.  For each payroll period ending after January 1, 2006, MedBloc shall make matching contributions to this Plan on behalf of each MedBloc Employee on whose behalf Salary Deferral Contributions are made with respect to such payroll period.  Matching contributions made on behalf of a MedBloc Participant with respect to a particular payroll period shall be equal to 100% of Salary Deferral Contributions up to three percent (3%) of Compensation.  No matching contributions will be made on deferrals in excess of three percent (3%) of such MedBloc Employee’s Compensation.
Any matching contributions made on and after January 1, 2006 shall be in the form of cash and shall be credited to the Matching Contribution Accounts of such Participants as of the date such contributions are received by the Trustee.

INVACARE RETIREMENT SAVINGS PLAN

SUPPLEMENTAL AGREEMENT II
RELATING TO CERTAIN PARTICIPANTS
WHO ARE EMPLOYEES OF CHAMPION MANUFACTURING INC.

This Supplemental Agreement II to the Invacare Retirement Savings Plan (the "Plan") relating only to certain Participants as set forth herein, is effective as of January 1, 2006.

SECTION II-A
DEFINITIONS
II.A.1.  Definitions.  The following terms, when used herein, unless their context clearly indicates otherwise, shall have the following respective meanings:
(a)	The word “Champion” shall mean Champion Manufacturing Inc.

(b)	The words “Champion Employee” shall mean an Employee who is employed by Champion and is a Covered Employee as provided in Section 2.16 of the Plan.

(c)	The words “Supplement II Participant” shall mean any individual who was employed by Champion as of December 31, 2005 and who becomes a Participant.

SECTION II-B
SERVICE AND VESTING
II.B.1.                       Service.  A Champion Employee’s Service shall be his Service as determined under Section 2.50 of the Plan including periods of employment with Champion prior to October 15, 2004, the date Champion became an Affiliate; provided however, in no event shall his Service as of the January 1, 2006 be less than his years of vesting service under the Champion Plan as of December 31, 2005.
II.B.2.                       Vesting.  Each Supplement II Participant shall be one hundred percent (100%) vested in the amounts credited to his Matching Contribution Account under the Plan.  Any amounts credited to the Matching Contribution Account and the Employer Contribution Account of a Champion Employee who is hired on and after January 1, 2006, shall be subject to the vesting schedule set forth in Section 2.67 of the Plan.

SECTION II-C
ELIGIBILITY AND PARTICIPATION
II.C.1. Election To Participate; Automatic Participation.  A Champion Employee who is eligible as of January 1, 2006 to participate in the Plan pursuant to Section 4.2 thereof and who is participating in the Champion Manufacturing Inc. 401(k) Plan & Trust (“Champion Plan”) as of December 31, 2005 shall have Salary Deferral Contributions made to the Plan in accordance with the contribution election in effect as of that date under the Champion Plan.  Each other Champion Employee who is eligible as of January 1, 2006 to participate in the Plan shall be provided written notification of the Plan’s enrollment provisions and shall have the option either to elect to make Salary Deferral Contributions to the Plan or to decline to make Salary Deferral Contributions to the Plan at such time and in such manner (including in writing, orally, telephonically or electronically) as the Administrator may determine.  Salary Deferral Contributions shall commence as soon as practicable following the Administrator’s receipt of a Participant’s election to contribute.  In the event that such Champion Employee fails to make either such election effective as of January 1, 2006, the automatic participation and contribution provisions of Section 4.3 of the Plan shall not be applied to such Champion Employee.  After January 1, 2006, the automatic participation and contribution provisions of Section 4.3 of the Plan shall be applied to Champion Employees.

SECTION II - D
EMPLOYER MATCHING CONTRIBUTIONS
II.D.1                       Matching Contributions.  For each payroll period ending after January 1, 2006, Champion shall make matching contributions to this Plan on behalf of each Champion Employee on whose behalf Salary Deferral Contributions are made with respect to such payroll period.  Matching contributions made on behalf of a Champion Participant with respect to a particular payroll period shall be equal to 100% of Salary Deferral Contributions on the first three percent (3%) of Compensation which the Participant contributes to the Plan and 50% of the next two percent (2%) of Compensation which the Participant contributes to the Plan.  No matching contributions will be made on deferrals in excess of five percent (5%) of a Champion Employee’s Compensation.
Any matching contributions made on and after January 1, 2006 shall be in the form of cash and shall be credited to the Matching Contribution Accounts of such Participants as of the date such contributions are received by the Trustee.

INVACARE RETIREMENT SAVINGS PLAN

SUPPLEMENTAL AGREEMENT III
RELATING TO CERTAIN PARTICIPANTS
WHO ARE EMPLOYEES OF FREEDOM DESIGNS, INC.

This Supplemental Agreement III to the Invacare Retirement Savings Plan (the "Plan") relating only to certain Participants as set forth herein, is effective as of August 1, 2006.

SECTION III-A
DEFINITIONS
III.A.1.  Definitions.  The following terms, when used herein, unless their context clearly indicates otherwise, shall have the following respective meanings:
(a)	The word “Freedom” shall mean Freedom Designs, Inc.

(b)	The words “Freedom Employee” shall mean an Employee who is employed by Freedom and becomes a Covered Employee as provided in Section 2.16 of the Plan.

(c)	The words “Freedom Plan” shall mean the Freedom Designs, Inc. 410 (k) Plan as in effect on July 31, 2006.

(d)	The words “Merger Date” shall mean August 1, 2006, the date the Freedom Plan merged into the Plan.

(e)	The words “Supplement III Participant” shall mean any individual who was a participant in the Freedom Plan, was employed by Freedom as of July 31, 2006 and who becomes a Participant.

SECTION III-B
SERVICE AND VESTING
III.B.1.  Service.  A Freedom Employee’s Service under the Plan shall be his Service as determined under Section 2.50 of the Plan including periods of employment with Freedom prior to the date Freedom became an Affiliate; provided however, in no event shall his Service as of the Merger Date be less than his Years of Vesting Service under Section 5.06 of the Freedom Plan immediately prior to the Merger Date.

III.B.2.  Vesting.  As of the Merger Date, each Supplement III Participant, who has at least one Hour on or after the Merger Date and prior to his Termination of Employment, shall have his Vested Percentage determined in accordance with Section 2.67 of the Plan, based on his Service as determined in accordance with Section III.B.1 hereof.  In the event that a Supplement III Participant, does not work at least one Hour on or after the Merger Date and prior to his Termination of Employment, such Supplement III Participant shall have his Vesting determined in accordance with Article V of the Freedom Plan.

SECTION III -C
ELIGIBILITY AND PARTICIPATION
III.C.1. Election To Participate; Automatic Participation.  A Freedom Employee who is eligible as of the Merger Date, to participate in the Plan shall be provided written notification of the Plan’s enrollment provisions and shall have the option either to elect to make Salary Deferral Contributions to the Plan or to decline to make Salary Deferral Contributions to the Plan at such time and in such manner (including in writing, orally, telephonically or electronically) as the Administrator may determine.  Salary Deferral Contributions shall commence as soon as practicable following the Administrator’s receipt of a Participant’s election to contribute.  In the event that a Freedom Employee fails to complete an election, the automatic participation and contribution provisions of Section 4.3 of the Plan shall be applied to such Freedom Employee.

SECTION III - D
EMPLOYER MATCHING CONTRIBUTIONS
III.D.1                       Matching Contributions.  For each payroll period ending on or after the Merger Date, Freedom shall make matching contributions to the Plan in accordance with Section 6.2 of the Plan.
Any matching contributions made on and after August 1, 2006 shall be in the form of cash and shall be credited to the Matching Contribution Accounts of such Participants as of the date such contributions are received by the Trustee.

INVACARE RETIREMENT SAVINGS PLAN

SUPPLEMENTAL AGREEMENT IV
RELATING TO CERTAIN PARTICIPANTS
WHO ARE EMPLOYEES OF ALTIMATE MEDICAL, INC.

This Supplemental Agreement IV to the Invacare Retirement Savings Plan (the "Plan") relating only to certain Participants as set forth herein, is effective as of January 1, 2007.

SECTION IV-A
DEFINITIONS
IV.A.1.  Definitions.  The following terms, when used herein, unless their context clearly indicates otherwise, shall have the following respective meanings:
(a)	The word “Altimate” shall mean Altimate Medical, Inc.

(b)	The words “Altimate Employee” shall mean an Employee who is employed by Altimate and is a Covered Employee as provided in Section 2.16 of the Plan.

(c)	The words “Altimate Plan” shall mean the Altimate Medical, Inc. Profit Sharing Plan as in effect on December 31, 2006.

(d)	The words “Merger Date” shall mean January 1, 2007, the date the Altimate Plan merged into the Plan.

(e)
The words “Supplement IV Participant” shall mean any individual who was a participant in the Altimate Plan, was employed by Altimate as of December 31, 2006, and who becomes a Participant under the Plan.

SECTION IV-B
SERVICE AND VESTING
IV.B.1.                       Service.  An Altimate Employee’s Service under the Plan shall be his Service as determined under Section 2.50 of the Plan including periods of employment with Altimate prior to the date Altimate became an Affiliate; provided however, in no event shall his Service as of the Merger Date be less than his Years of Vesting Service under Section 2.69 of the Altimate Plan immediately prior to the Merger Date.
IV.B.2.                       Vesting.  As of the Merger Date, each Supplement IV Participant, who has at least one Hour on or after the Merger Date and prior to his Termination of Employment, shall have his Vested Percentage determined in accordance with Section 2.67 of the Plan, based on his Service as determined in accordance with Section IV.B.1 hereof.  In the event that a Supplement IV Participant, does not work at least one Hour on or after the Merger Date and prior to his Termination of Employment, such Supplement IV Participant shall have his Vesting determined in accordance with Section 6 of the Altimate Plan.

SECTION IV-C
ELIGIBILITY AND PARTICIPATION
IV.C.1. Election To Participate; Automatic Participation.  An Altimate Employee who is eligible as of the Merger Date, to participate in the Plan shall be provided written notification of the Plan’s enrollment provisions and shall have the option either to elect to make Salary Deferral Contributions to the Plan or to decline to make Salary Deferral Contributions to the Plan at such time and in such manner (including in writing, orally, telephonically or electronically) as the Administrator may determine.  Salary Deferral Contributions shall commence as soon as practicable following the Administrator’s receipt of a Participant’s election to contribute.  In the event that an Altimate Employee fails to complete an election, the automatic participation and contribution provisions of Section 4.3 of the Plan shall be applied to such Altimate Employee

SECTION IV - D
EMPLOYER MATCHING CONTRIBUTIONS
IV.D.1.  Matching Contributions.  Notwithstanding anything contained in the Plan to the contrary, for each payroll period ending after the Merger Date, Altimate shall make matching contributions to the Plan with respect to such payroll period in accordance with this Section IV.D.1 on behalf of its Active Participants who meet the requirements set forth in Section 6.2 of the Plan.  Matching contributions made on behalf of each such Altimate Participant with respect to a particular payroll period shall be equal to 100% of the Salary Deferral Contributions on the first three percent (3%) of Compensation which such Altimate Participant contributes to the Plan.  No matching contributions will be made on deferrals in excess of three percent (3%) of such Altimate Participant’s Compensation.
Any matching contributions made on and after January 1, 2007 shall be in the form of cash and shall be credited to the Matching Contribution Accounts of such Participants as of the date such contributions are received by the Trustee.

SECTION IV - E
NORMAL RETIREMENT DATE
IV.E.1  Normal Retirement Date.  Notwithstanding anything contained in the Plan to the contrary, with respect to any Supplement IV Participant, the words “Normal Retirement Date” for purposes of the Plan shall mean the date on which such Supplement IV Participant attains age sixty-five (65).

AMENDMENT NO. 9
TO
INVACARE RETIREMENT SAVINGS PLAN

This Amendment No. 9 is executed as of the date set forth below by Invacare Corporation (hereinafter referred to as the “Company”);
WITNESSETH:
WHEREAS, effective January 1, 1988, the Company established the Invacare Retirement Savings Plan (previously called the Invacare Corporation Profit Sharing Trust and Plan and hereinafter referred to as the “Plan”); and
WHEREAS, the Company most recently amended and restated the Plan, effective as of January 1, 2001, in order to reflect the merger of the Invacare Corporation Employees’ Stock Bonus Trust and Plan into the Plan, to bring the Plan into compliance with the General Agreement on Tariffs and Trade, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Economic Growth and Tax Reconciliation Act of 2001, and to make certain other desirable changes; and
WHEREAS, the Company reserved the right to amend the Plan pursuant to Section 18.1 thereof; and
WHEREAS, the Company desires to amend the Plan in order to modify the loan procedures to provide a uniform event of default requiring repayment in full at termination of employment, to retroactively amend the Plan to reflect the early inclusion of Freedom Employees in the 401(m) portion of the Plan as provided under the Employee Plans Compliance Resolution System in Section 4.05(2) of Revenue Procedure 2006-27, and to waive the service requirement for Altimate Employees to participate in the 401(m) portion of the Plan;
NOW, THEREFORE, pursuant to Section 18.1 of the Plan, the Company hereby amends the Plan, effective as of the dates herein provided, as follows:

1.            Effective as of January 1, 2007, Section 2.37 of the Plan is hereby amended by the deletion of said Section 2.37 and the substitution in lieu thereof of a new Section 2.37 to read as follows:
“2.37                       [Reserved]”
2.            Effective as of January 1, 2007, Section 11.1 of the Plan is hereby amended by the deletion of the first sentence of said Section 11.1 and the substitution in lieu thereof of a new sentence to read as follows:
“An Employee who is an Active Participant (“Borrower”) may request a loan from the Plan.”
3.            Effective as of January 1, 2007, Section 11.4 of the Plan is hereby amended by the deletion of subsection (d) of said Section 11.4 and the substitution in lieu thereof of a new subsection (d) to read as follows:
“(d)
Repayment Procedures.  Except for early repayments of the outstanding balance, (i) repayment of any loan made to an Active Employee shall be by payroll deduction, (ii) repayment of any loan made to an Active Employee who prior to January 1, 2007 had a Termination of Employment and was eligible for severance payments shall be by payroll deduction from said severance payments, and (iii) repayment of any other loan amount otherwise due on account of a Termination of Employment or other event of default shall be made as determined by the Administrator and communicated to such Borrower.  Repayments of any loan shall be credited to the Accounts of the Borrower pro rata.  Loan repayments shall be directed back into the active Investment Fund based upon the Participant’s future contribution election percentages.”

4.            Effective as of January 1, 2007, Section 11.4 of the Plan is hereby further amended by the deletion of subsection (f) of said Section 11.4 and the substitution in lieu thereof of a new subsection (f) to read as follows:
“(f)	Default. A Borrower shall be in default thirty (30) days after his last payment:

(i)	if he fails to make any payment of principal or interest sufficient to meet the substantially level quarterly amortization requirement in paragraph (b) above;

(ii)	if he fails to make a required payment after a permitted one (1) year grace period as provided for in paragraph (b) above;

(iii)	if he fails to repay in full the entire outstanding balance of the principal and interest accrued on such loan within the term of the loan, as it may be extended as provided in paragraph (b) above; or

(iv)
if he fails to repay in full the entire outstanding balance of the principal and interest accrued on such loan after his Termination of Employment (unless, prior to January 1, 2007 he had a Termination of Employment and was eligible for severance payments from a Participating Employer after such Termination of Employment, in which case he shall be in default if he fails to repay in full the entire outstanding balance of the principal and interest accrued on such loan by the earlier of the date on which he receives a distribution of his Accounts from the Plan or sixty (60) days after his salary continuation payments from the Participating Employer cease).

In the event of default by a Borrower, his loan shall be accelerated, and:

(A)
if his collateral security in this Plan is adequate to cover all or part of the outstanding principal and interest, and if distribution of such amount would not, in the opinion of the Administrator, put at risk the tax qualified status of the Plan or the Salary Deferral Contribution portion thereof, the Trustee shall take such steps as it deems appropriate to offset the loan balance against his Vested Interest or otherwise execute upon such Plan collateral; and

(B)
if his collateral security described in paragraph (f)(iv) is not adequate to cover all of the outstanding principal and interest, or if execution upon such collateral would, in the opinion of the Administrator, put at risk the tax qualified status of the Plan or the Salary Deferral Contribution portion thereof, the Trustee shall commence appropriate collection actions against the Borrower to recover the amounts owed.

Expenses of collection, including legal fees, if any, of any loan in default shall be borne by the Borrower or his Accounts.

In the event of default, a Borrower shall not be permitted to request another loan from the Plan until the original, outstanding loan is repaid in full.”

5.            Effective as of August 1, 2006, Supplemental Agreement III of the Plan is hereby amended by the deletion of Section III.D.1 of said Supplemental Agreement III and the substitution in lieu thereof of a new Section III.D.1 to read as follows:

“III.D.1.                       Matching Contributions.  For each payroll period ending on or after the Merger Date, Freedom shall make matching contributions to the Plan on behalf of each Freedom Employee on whose behalf Salary Deferral Contributions are made with respect to such payroll period.  Matching contributions made on behalf of a Freedom Participant with respect to a particular payroll period shall be in the amount specified in Section 6.2 of the Plan.
Any matching contributions made on and after August 1, 2006 shall be in the form of cash and shall be credited to the Matching Contribution Accounts of such Participants as of the date such contributions are received by the Trustee.”

6.            Effective as of January 1, 2007, Supplemental Agreement IV of the Plan is hereby amended by the deletion of Section IV.D.1. of said Supplemental Agreement IV and the substitution in lieu thereof of a new Section IV.D.1. to read as follows:

“IV.D.1.                       Matching Contributions.  Notwithstanding anything contained in the Plan to the contrary, for each payroll period ending on or after the Merger Date, Altimate shall make matching contributions to this Plan on behalf of each Altimate Employee on whose behalf Salary Deferral Contributions are made with respect to such payroll period.  Matching contributions made on behalf of each such Altimate Participant with respect to a particular payroll period shall be equal to 100% of the Salary Deferral Contributions on the first three percent (3%) of Compensation which such Altimate Participant contributes to the Plan.  No matching contributions will be made on deferrals in excess of three percent (3%) of such Altimate Participant’s Compensation.

Any matching contributions made on and after January 1, 2007 shall be in the form of cash and shall be credited to the Matching Contribution Accounts of such Participants as of the date such contributions are received by the Trustee.”

IN WITNESS WHEREOF, the Company, by its duly authorized officers, has executed this Amendment No. 9 this 19th day of January, 2007.
INVACARE CORPORATION
(“Company”)

By:	/s/ Joseph Usaj
Joseph Usaj

And:	/s/ Gerald B. Blouch
Gerald B. Blouch

AMENDMENT NO. 10
TO
INVACARE RETIREMENT SAVINGS PLAN

This Amendment No. 10 is executed as of the date set forth below by Invacare Corporation (hereinafter referred to as the “Company”);
WITNESSETH:
WHEREAS, effective January 1, 1988, the Company established the Invacare Retirement Savings Plan (previously called the Invacare Corporation Profit Sharing Trust and Plan and hereinafter referred to as the “Plan”); and
WHEREAS, the Company most recently amended and restated the Plan, effective as of January 1, 2001, in order to reflect the merger of the Invacare Corporation Employees’ Stock Bonus Trust and Plan into the Plan, to bring the Plan into compliance with the General Agreement on Tariffs and Trade, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Economic Growth and Tax Reconciliation Act of 2001, and to make certain other desirable changes; and
WHEREAS, the Company reserved the right to amend the Plan pursuant to Section 18.1 thereof; and
WHEREAS, the Company has amended the Plan from time to time since the amendment and restatement; and
WHEREAS, the Company desires to further amend the Plan in order to bring the Plan into compliance with final Treasury regulations under Code Sections 401(k) and 401(m) which became generally effective January 1, 2006, and to make certain other desired changes;
NOW, THEREFORE, pursuant to Section 18.1 of the Plan, the Company hereby amends the Plan, effective as of the dates herein provided, as follows:

1.            Effective as of January 1, 2006, Section 2.50 of the Plan is hereby amended by the deletion of the fourth paragraph therein and the substitution in lieu thereof of a new fourth paragraph to read as follows:
“The ‘Service’ of an Employee who shall be reemployed by a Participating Employer or any Affiliate following a Termination of Employment shall not include the length of any of his periods of Service rendered prior to the date of said Termination of Employment if all of the following apply:
(i)	he had not made Salary Deferral Contributions, and had a Vested Percentage equal to Zero Percent (0%), under this Plan (and the Prior Plans) on such date of Termination of Employment; and

(ii)	he shall have incurred five (5) consecutive One Year Periods of Severance; and

(iii)	his period of Service immediately prior to such Termination of Employment shall have been less than or equal to his Period of Severance after the last day of such period of Service.”

2.            Effective as of January 1, 2006, Section 2.57 of the Plan is hereby amended by the addition at the end thereof of a new sentence to read as follows:
“An Employee shall not incur a Termination of Employment on account of a change in status from a common law employee to a Leased Person, unless the Leased Person is not considered an Employee under Section 2.30.”
3.            Effective as of January 1, 2001, Section 2.66 of the Plan is hereby amended by the deletion of the term “Elective Accounts” where it appears in subparagraph (a) of said Section 2.66 and the substitution in lieu thereof of the term “Salary Deferral Accounts”.
4.            Effective as of January 1, 2007, Section 3.1 of the Plan is hereby amended by the deletion of said Section 3.1 in its entirety and the substitution in lieu thereof of a new Section 3.1 to read as follows:

“3.1            Designation of Participating Employers.  An Affiliate of the Company shall become a Participating Employer under this Plan by resolution of the Board of Directors of the Company and the ratification of the Board of Directors of the Affiliate.  By becoming a Participating Employer under this Plan, an Affiliate of the Company is deemed to approve this Plan in the form which is in effect as of its Adoption Date.  The Participating Employers as of January 1, 2007 are as follows:

PARTICIPATING EMPLOYER	ADOPTION DATE
Invacare Corporation	January 1, 1988
Champion Manufacturing Inc.	January 1, 2006
MedBloc Inc.	January 1, 2006
Pinnacle Medsources Inc.	January 1, 2006
Freedom Designs, Inc.	August 1, 2006
Altimate Medical, Inc.	January 1, 2007"

5.            Effective as of January 1, 2006, of Section 4.3 of the Plan is hereby amended by the addition, at the end of the first paragraph thereof, of a new sentence to read as follows:
“Prior to the commencement date of such automatic Salary Deferral Contributions, the Administrator shall provide notice to the Covered Employee of his right to have a different percentage (including zero percent (0%)) of his Compensation contributed as a Salary Deferral Contribution and, after providing such notice, shall grant the Covered Employee a reasonable period of time before the commencement date of the automatic Salary Deferral Contribution to elect to instead receive cash in lieu of all or a portion of the automatic Salary Deferral Contribution.”
6.            Effective as of January 1, 2006, of Section 5.2 of the Plan is hereby amended by the addition at the end thereof of a new paragraph to read as follows:
            “In any event the Administrator shall provide a Participant with the effective opportunity to make or change a Salary Deferral Contribution at least once during each Plan Year.”

7.            Effective January 1, 2006, Section 5.3 of the Plan is hereby amended by the addition at the end thereof of a new paragraph to read as follows:
“No Salary Deferral Contributions shall be contributed to the Plan prior to the Participant’s election to make such contributions, or before the Participant actually performs the services upon which the Salary Deferral Contribution is based (or before the Compensation is currently available, if earlier).  Notwithstanding the preceding rules, Salary Deferral Contributions may be contributed prior to such events if such contributions are made in order to accommodate bona fide administrative considerations and are not contributed early with a principal purpose of accelerating deductions.”
8.            Effective January 1, 2006, Section 5.5 of the Plan is hereby amended by the addition at the end thereof of a new last sentence to read as follows:
“This Plan shall not be treated as failing to satisfy the provisions of the Plan implementing the requirements of Section 401(k)(3), 401(k)(11), 401(k)(12), 401(m), 410(b) or 416 of the Code, as applicable, by reason of the making of such catch-up Salary Deferral Contributions.”
9.            Effective January 1, 2006, Section 6.2 of the Trust and Plan is hereby amended by the addition at the end thereof of a new paragraph to read as follows:
“No matching contributions shall be contributed to the Plan prior to the Participant’s election to make the underlying Salary Deferral Contribution or before the Participant actually performs the services upon which the Salary Deferral Contribution is based (or before the Compensation is currently available, if earlier).  Notwithstanding the preceding rules, matching contributions may be contributed prior to such events if such contributions are made in order to accommodate bona fide administrative considerations and are not paid early with a principal purpose of accelerating deductions.”

10.            Effective January 1, 2006, Section 10.2 of the Trust and Plan is hereby amended by the deletion of said Section and the substitution in lieu thereof of a new Section 10.2 to read as follows:
“10.2                       Immediate and Heavy Financial Need.  A distribution will be made on account of an immediate and heavy financial need of the Participant only if the distribution is on account of:
(a)	the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(b)	purchase (excluding mortgage payments) of a principal residence for the Participant;

(c)
expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed seven and one-half percent (7.5%) of the Participant’s adjusted gross income); or

(d)
payment of tuition, related educational fees and room and board expenses for up to the next twelve (12) months of post-secondary education for the Participant, his or her spouse, children, or dependents (as defined in Code Section 152 without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B)).”

11.            Effective as of January 1, 2006, Section 12.3 of the Plan is hereby amended by the deletion of said Section and the substitution in lieu thereof of a new Section 12.3 to read as follows:
“12.3                       Forfeitures.  If a terminated Participant’s Vested Percentage is one hundred percent (100%) on his date of Termination of Employment, his Accounts shall thereafter be held, administered and distributed in accordance with Articles 8 and 15 hereof.  If his Vested Percentage is less than one hundred percent (100%), his Accounts shall continue to be administered in accordance with the provisions of Articles 8 and 15 hereof until the earliest to occur of any of the following events:

(d)	he receives a distribution of his entire Vested Interest;

(e)	he has a five (5) year Period of Severance;

(f)	he dies; or

(g)	he is rehired by a Participating Employer or an Affiliate.

If the earliest to occur of said events is either the date of complete distribution of his Vested Interest, or his having had a five (5) year Period of Severance, or his death, the excess of:
(i)	his Account balances; over

(ii)	his Vested Interest;

shall be forfeited as of such date and shall be debited to his Matching Contribution Account, Profit Sharing Account, Employer Contribution Account, and Stock Bonus Account, respectively.  The balances remaining credited to such Accounts after said forfeiture shall thereafter be held, administered and distributed in accordance with Articles 8 and 15 hereof.  If a Participant terminates employment at a time when his Vested Percentage is zero (0) and such Participant made no Salary Deferral Contributions to the Plan, such terminated Participant shall be deemed to have received a lump sum distribution from his Matching Contribution Account, Profit Sharing Account, Employer Contribution Account, and his Stock Bonus Account in such zero (0) amount in full discharge of this Plan’s liability with respect to such Accounts and his Matching Contribution, Profit Sharing, Employer Contribution, and Stock Bonus Account balances, if any, shall be forfeited pursuant to this Section.  Such distribution and forfeiture shall be deemed to have occurred on the date of Termination of Employment of such Participant.
If the earliest of said events shall be the terminated Participant’s rehire by a Participating Employer or an Affiliate, this Article shall not apply to him until a subsequent Termination of Employment described in Section 12.1 hereof.”

12.            Effective as of January 1, 2001, Section 12.5 of the Plan is hereby amended by the deletion of the first paragraph of said Section and the substitution in lieu thereof of a new first paragraph to read as follows:
“If a terminated Participant in this Plan or the Stock Bonus Plan shall be rehired by a Participating Employer or any Affiliate, he shall immediately be reinstated as a Participant in this Plan for purposes of this Section.  If a terminated Participant shall be rehired by a Participating Employer or any Affiliate at a time when his Period of Severance is five (5) or more years, no portion of his Matching Contribution Account balance, Profit Sharing Account balance, Employer Contribution Account balance, or Stock Bonus Account balance under this Plan or the Stock Bonus Plan which was forfeited and debited pursuant to the provision of this Plan or any provisions of the Stock Bonus Plan shall be recredited to his Matching Contribution Account, Profit Sharing Account, Employer Contribution Account, and Stock Bonus Account unless the Participant’s periods of Service rendered prior to the date of his Termination of Employment are included in his Service pursuant to Section 2.50 of the Plan.  If a terminated Participant’s periods of Service to the date of his Termination of Employment are so included, or if a Participant shall be rehired by a Participating Employer or any Affiliate at a time when his Period of Severance is less than five (5) years, the portion of his Matching Contribution Account balance, Profit Sharing Account balance, Employer Contribution Account balance or Stock Bonus Account balance under this Plan or the Stock Bonus Plan which was forfeited and debited pursuant to the provisions of this Plan or the Stock Bonus Plan shall be recredited to his Matching Contribution Account, Profit Sharing Account, Employer Contribution Account, and Stock Bonus Account.”
13.            Effective January 1, 2006, Section 19.1 of the Trust and Plan is hereby amended by the deletion of the last paragraph including subparagraphs (i) through (iii) thereof and the substitution thereof of a new last paragraph to read as follows:

“In addition, for purposes of this Article, the following rules and procedures shall apply to the extent and in the manner provided pursuant to regulations under Code Section 401(k) or Code Section 401(m):

(iii)
For purposes of determining the Deferral Percentage and the Contribution Percentage of a Highly Compensated Employee, all before-tax contributions, after-tax contributions and matching contributions, as applicable, allocated during a given Plan Year of this Plan to the accounts of any Highly Compensated Employee under all plans maintained by the Participating Employers or any Affiliate that are subject to Section 401(k) or 401(m) of the Code (other than those that may not be permissively aggregated) shall be determined as if such contribution amounts were made under a single plan or arrangement. (For Plan Years beginning before 2006, the before-tax contributions, after-tax contributions and matching contributions, as applicable, allocated during the respective plan years of all such plans and arrangements ending with or within the same calendar year were treated as provided under a single plan or arrangement for purposes of determining the Deferral Percentage and the Contribution Percentage of a Highly Compensated Employee.) However, and notwithstanding the foregoing, certain plans and arrangements (or portions of plans and arrangements) shall be treated as separate for purposes of testing if mandatorily disaggregated pursuant to regulations under Code Sections 401(k), 401(m), 401(a)(4), or 410(b).

(iv)
If this Plan and one or more other plans are aggregated for purposes of testing under Code Sections 401(a)(4), 401(k), 401(m) or 410(b) (other than Section 410(b)(2)(A)(ii)) of the Code), the actual Deferral Percentage test and the actual Contribution Percentage test (and any corrections related thereto) shall be determined as if such plans were a single plan. Plans may be aggregated in order to satisfy Code Section 401(k) (or Code Section 401(m)) only if they have the same plan year and use the same method for satisfying the actual Deferral Percentage test (or the actual Contribution Percentage test, respectively). If any portions of this Plan are treated as mandatorily disaggregated for purposes of Sections 401(a)(4) or 410(b), the actual Deferral Percentage test and the actual Contribution Percentage test (and any corrections related thereto) shall be determined as if such portions of the Plan constituted plans separate plans.

(v)
In the event of a plan coverage change as defined in Treasury Regulations Sections 1.401(k)-2(c)(4) or 1.401(m)-2(c)(4), then, to the extent required, adjustments to the average Deferral Percentage and the average Contribution Percentage of non-Highly Compensated Employees for the prior year shall be made in accordance with the regulations.

(vi)
Except as otherwise provided herein, the Administrator may use any testing methodology permitted under the Code and regulations to apply the actual Deferral Percentage test and the actual Contribution Percentage test, including without limitation the special testing procedures under Code Sections 401(k)(3)(F) and 401(m)(5)(C) and Treasury Regulations Sections 1.401(k)-2(a)(1)(iii) and 1.401(m)-2(a)(1)(iii) for plans permitting participation earlier than required under Code Section 410(a)(1)(A).”

IN WITNESS WHEREOF, the Company, by its duly authorized officers, has executed this Amendment No. 10 this 17th day of September, 2007.
INVACARE CORPORATION
(“Company”)

By:	/s/ Joseph Usaj
Joseph Usaj

And:	/s/ Gerald B. Blouch
Gerald B. Blouch

AMENDMENT NO. 11
TO
INVACARE RETIREMENT SAVINGS PLAN

This Amendment No. 11 is executed as of the date set forth below by Invacare Corporation (hereinafter referred to as the “Company”);
WITNESSETH:
WHEREAS, effective January 1, 1988, the Company established the Invacare Retirement Savings Plan (previously called the Invacare Corporation Profit Sharing Trust and Plan and hereinafter referred to as the “Plan”); and
WHEREAS, the Company most recently amended and restated the Plan, effective as of January 1, 2001, in order to reflect the merger of the Invacare Corporation Employees’ Stock Bonus Trust and Plan into the Plan, to bring the Plan into compliance with the General Agreement on Tariffs and Trade, the Uniformed Services Employment and Reemployment Rights Act of 1994, the Small Business Job Protection Act of 1996, the Taxpayer Relief Act of 1997, and the Economic Growth and Tax Reconciliation Act of 2001, and to make certain other desirable changes; and
WHEREAS, the Company reserved the right to amend the Plan pursuant to Section 18.1 thereof; and
WHEREAS, the Company has amended the Plan from time to time since the amendment and restatement; and
WHEREAS, the Company desires to further amend the Plan in order to add Roadrunner Mobility, Inc. as a Participating Employer, to provide for past service recognition for its employees, to delegate to the proper officers of the Company certain authority to designate Affiliates as Participating Employers, to permit the non-spouse beneficiary of a deceased participant to make a rollover of distributable amounts, and to make certain other changes to the Plan that it deems necessary or appropriate;

NOW, THEREFORE, pursuant to Section 18.1 of the Plan, the Company hereby amends the Plan, effective as of the dates set forth below, as follows:
1.            Effective December 1, 2007, Section 2.23 of the Plan is hereby amended by the deletion of said Section 2.23 in its entirety and the substitution in lieu thereof of a new Section 2 23 to read as follows:
“2.23                       Enrollment Date. The words ‘Enrollment Date’ shall mean for purposes of Article 4  hereof, the first day of any payroll period.”
2.            Effective January 1, 2008, Section 3.1 of the Plan is hereby amended by the deletion of said Section 3.1 in its entirety and the substitution in lieu thereof of a new Section 3.1 to read as follows:
“3.1            Designation of Participating Employers.  An Affiliate of the Company shall become a Participating Employer under this Plan by resolution of the Board of Directors of the Company and/or, where such authority has been delegated to the proper officers of the Company, by a writing executed by the Company by its proper officers, and the ratification of the Board of Directors of the Affiliate.  By becoming a Participating Employer under this Plan, an Affiliate of the Company is deemed to approve this Plan in the form which is in effect as of its Adoption Date.  The Participating Employers as of January 1, 2008 are as follows:
PARTICIPATING EMPLOYER	ADOPTION DATE
Invacare Corporation	January 1, 1988
Champion Manufacturing Inc.	January 1, 2006
MedBloc Inc.	January 1, 2006
Pinnacle Medsources Inc.	January 1, 2006
Freedom Designs, Inc.	August 1, 2006
Altimate Medical, Inc.	January 1, 2007
Roadrunner Mobility, Inc.	December 1, 2007"

3.            Effective December 1, 2007, the first two sentences of Section 4.2 are hereby amended to read as follows:

“Every other Employee who is a Covered Employee shall automatically become a Participant in this Plan on the Enrollment Date next following his Date of Hire.  Every Covered Employee who meets such eligibility requirements may elect to make Salary Deferral Contributions as of any Enrollment Date following his Date of Hire.”

4.            Effective December 1, 2007, the first paragraph of Section 4.3 is hereby amended to read as follows:

“In the event that an eligible Covered Employee fails to make an affirmative election in accordance with Section 4.2, he shall be deemed to have elected to have Salary Deferral Contributions made on his behalf in the amount of three percent (3%) of his Compensation.  Such contribution shall commence as soon as administratively practicable, but not earlier than the Enrollment Date that occurs at least sixty (60) days following his Date of Hire.”

5.            Effective December 1, 2007, the first sentence of Section 4.4 is hereby amended to read as follows:

“In the event that a former Employee is rehired, he shall become an Active Participant on his Date of Hire, and shall be subject to the deemed election provisions set forth in Section 4.3 above.”

6.            Effective December 1, 2007, Section 10.2 of the Trust and Plan is hereby amended by the deletion of said Section and the substitution in lieu thereof of a new Section 10.2 to read as follows:

“10.2                       Immediate and Heavy Financial Need.  A distribution will be made on account of an immediate and heavy financial need of the Participant only if the distribution is on account of:
(a)	the need to prevent the eviction of the Participant from his principal residence or foreclosure on the mortgage of the Participant’s principal residence;

(b)	purchase (excluding mortgage payments) of a principal residence for the Participant;

(c)
expenses for (or necessary to obtain) medical care that would be deductible under Code Section 213(d) (determined without regard to whether the expenses exceed seven and one-half percent (7.5%) of the Participant’s adjusted gross income);

(d)
payment of tuition, related educational fees and room and board expenses for up to the next twelve (12) months of post-secondary education for the Participant, his or her spouse, children, or dependents (as defined in Code Section 152 without regard to Sections 152(b)(1), (b)(2) and (d)(1)(B));

(e)	payment of funeral or burial expenses for the Participant’s deceased spouse, parent, child or dependent (as defined in Code Section 152 without regard to Section 152(d)(1)(B)); or

(f)
payment of expenses to repair damage to the Participant’s principal residence that would qualify for a casualty loss deduction under Code Section 165 (determined without regard to whether the loss exceeds ten percent (10%) of the Participant’s adjusted gross income).”

7.            Effective December 1, 2007, the next to the last sentence of Section 7.3 is hereby amended to read as follows:
“In the event that a Participant, former Participant or Beneficiary does not direct the investment of any portion of such Account Balances, such undirected portion of such Account Balances shall be invested in such Investment Fund as the Company has designated.  It is generally intended that any such Investment Fund should be a ‘qualified default investment fund’ within the meaning of regulations issued under Section 404(c)(5) of ERISA, but the Company shall have authority to designate an Investment Fund other than a ‘qualified default investment fund’ if it determines that is appropriate.”
8.            Effective December 1, 2007, Section 14.8 is herby amended by the deletion of such Section in its entirety and the substitution in lieu thereof of a new Section 14.8 to read as follows:
“14.8                       Designation of Beneficiary.  In lieu of having the benefits payable pursuant to this Article payable to a Beneficiary determined in accordance with the provisions of Section 14.7, a Participant who is not described in Section 14.5 hereof may designate a Beneficiary or Beneficiaries to receive such benefits.  Any such designation shall be made by such methods as prescribed by the Administrator, which may include an electronic designation made in accordance with Treasury regulations relating to electronic notices and Participant elections.   Notwithstanding the foregoing, no designation of a Beneficiary or Beneficiaries by a married Participant under this Section 14.8 shall be valid unless:
(h)	the Participant’s surviving spouse has consented to such designation and acknowledged the effect of any such designation, and the surviving spouse’s consent is witnessed by a notary public; or

(i)
it is established to the satisfaction of the Administrator that the consent of such spouse cannot be obtained because such spouse cannot be located or because of such other circumstances as the Secretary of the Treasury may prescribe by lawful regulations; or

(j)	it is established to the satisfaction of the Administrator that the Participant has no surviving spouse.

Any consent given by a surviving spouse pursuant to this Section shall be effective only with respect to such spouse and shall not be effective with respect to any other spouse of such Participant.  In addition, any designations under this Section 14.8 shall be deemed to be automatically revoked in the event a Participant remarries.”
9.            Effective December 1, 2007, Subsection (c) of Section 15.11 is herby amended by the deletion of such Subsection in its entirety and the substitution in lieu thereof of a new Subsection (c) to read as follows:
“(c)	‘Distributee’ shall mean:

(i)	an Employee or former Employee; and

(ii)
an Employee’s or a former Employee’s surviving spouse or other Beneficiary and an Employee’s or former Employee’s spouse or former spouse who is the Alternate Payee under a Qualified Domestic Relations Order, as defined in Section 2.43 hereof, without regard to the interest of the spouse or former spouse.”

10.            Effective January 1, 2008, the Plan is hereby further amended by the addition at the end thereof of a new Supplemental Agreement V in the form attached hereto.
IN WITNESS WHEREOF, the Company, by its duly authorized officers, has executed this Amendment No. 11 this 14th day of December, 2007.
INVACARE CORPORATION
(“Company”)

By:	/s/ Joseph Usaj
Joseph Usaj

And:	/s/ Gregory C. Thompson
Gregory C. Thompson

INVACARE RETIREMENT SAVINGS PLAN

SUPPLEMENTAL AGREEMENT V
RELATING TO CERTAIN PARTICIPANTS
WHO ARE EMPLOYEES OF ROADRUNNER MOBILITY, INC.

This Supplemental Agreement V to the Invacare Retirement Savings Plan (the “Plan”) relating only to certain Participants as set forth herein, is effective as of January 1, 2008.
SECTION I-A
DEFINITIONS

V.A.1.                       Definitions.  The following terms, when used herein, unless their context clearly indicates otherwise, shall have the following respective meanings:
(a)	The word “Roadrunner” shall mean Roadrunner Mobility, Inc.

(b)	The words “Roadrunner Employee” shall mean an Employee who was employed by Roadrunner as of the date Roadrunner became an Affiliate, and is a Covered Employee as provided in Section 2.16 of the Plan.

SECTION I-B
SERVICE

V.B.1.                       Service.  A Roadrunner Employee’s Service shall be his Service as determined under Section 2.50 of the Plan including periods of employment with Roadrunner prior to the date Roadrunner became an Affiliate.
SECTION I-C
ELIGIBILITY AND PARTICIPATION
I.C.1. Election To Participate; Automatic Participation.  A Roadrunner Employee who becomes a Covered Employee on January 1,  2008, shall be provided written notification of the Plan’s enrollment procedures and shall have the option to elect to make Salary Deferral Contributions to the Plan or to decline to make Salary Deferral Contributions to the Plan at such time and in such manner (including in writing, orally, telephonically or electronically) as the Administrator may determine.  Salary Deferral Contributions shall commence as soon as practicable following the Administrator’s receipt of a Participant’s election to contribute.  In the event that such an employee fails to elect not to participate, the automatic contribution provisions of Section 4.3 of the Plan shall be applied to such employee as if his Date of Hire is the date Roadrunner became an Affiliate.